EXHIBIT 10.3
                                                                    ------------



                                U.S. $113,000,000

                         SENIOR SECURED CREDIT AGREEMENT

                            DATED AS OF JULY 31, 2002

                                      AMONG

                     MERISTAR H & R OPERATING COMPANY, L.P.

                                AS THE BORROWER,
                                ----------------

                                SOCIETE GENERALE

                            AS ADMINISTRATIVE AGENT,
                            ------------------------

                         SG COWEN SECURITIES CORPORATION

                     AS JOINT LEAD ARRANGER AND BOOK RUNNER,
                     ---------------------------------------

                            SALOMON SMITH BARNEY INC.

         AS JOINT LEAD ARRANGER, BOOK RUNNER, AND CO-SYNDICATION AGENT,
         --------------------------------------------------------------

                              LEHMAN BROTHERS, INC.

         AS JOINT LEAD ARRANGER, BOOK RUNNER, AND CO-SYNDICATION AGENT,
         --------------------------------------------------------------

                         CREDIT LYONNAIS NEW YORK BRANCH

                             AS DOCUMENTATION AGENT,
                             -----------------------

                                       AND

                                 VARIOUS LENDERS

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I       DEFINITIONS AND ACCOUNTING TERMS...............................1

     Section 1.01     Certain Defined Terms....................................1

     Section 1.02     Computation of Time Periods.............................37

     Section 1.03     Accounting Terms; Changes in GAAP.......................37

     Section 1.04     Classes and Types of Advances...........................38

     Section 1.05     Miscellaneous...........................................38

ARTICLE II      THE ADVANCES AND THE LETTERS OF CREDIT........................38

     Section 2.01     The Advances............................................38

     Section 2.02     Method of Borrowing.....................................42

     Section 2.03     Fees....................................................47

     Section 2.04     Reduction of the Revolving Commitments..................47

     Section 2.05     Repayment of Advances on Maturity Date; Extension.......48

     Section 2.06     Interest, Late Payment Fee..............................49

     Section 2.07     Prepayments.............................................50

     Section 2.08     Breakage Costs..........................................52

     Section 2.09     Increased Costs.........................................53

     Section 2.10     Payments and Computations...............................55

     Section 2.11     Taxes...................................................57

     Section 2.12     Illegality..............................................59

     Section 2.13     Letters of Credit.......................................60

     Section 2.14     Determination of Leverage Ratio and Senior
                      Leverage Ratio..........................................62

     Section 2.15     Lender Replacement......................................63

     Section 2.16     Sharing of Payments, Etc................................64

ARTICLE III     CONDITIONS OF LENDING.........................................64

     Section 3.01     Conditions Precedent to the Initial Advance.............64

     Section 3.02     Conditions Precedent for Each Borrowing or
                      Letter of Credit........................................67

     Section 3.03     Conditions as Covenants.................................68

ARTICLE IV      REPRESENTATIONS AND WARRANTIES................................68

     Section 4.01     Existence; Qualification; Partners; Subsidiaries........68

     Section 4.02     Partnership and Corporate Power.........................69


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

     Section 4.03     Authorization and Approvals.............................70

     Section 4.04     Enforceable Obligations.................................70

     Section 4.05     Financial Statements....................................70

     Section 4.06     True and Complete Disclosure............................70

     Section 4.07     Litigation..............................................71

     Section 4.08     Use of Proceeds and Letters of Credit...................71

     Section 4.09     Investment Company Act..................................72

     Section 4.10     Taxes...................................................72

     Section 4.11     Pension Plans...........................................72

     Section 4.12     Insurance...............................................73

     Section 4.13     No Burdensome Restrictions; No Defaults.................73

     Section 4.14     Environmental Condition.................................73

     Section 4.15     Legal Requirements, Zoning..............................74

     Section 4.16     Existing Indebtedness and Interest Rate
                      Agreements; Solvency....................................74

     Section 4.17     Leasing Arrangements....................................75

     Section 4.18     Management Agreements...................................75

     Section 4.19     Intercompany Agreement..................................75

     Section 4.20     Franchise Agreements....................................75

     Section 4.21     Owned Hospitality Properties............................76

     Section 4.22     Approved Inter-Company Indebtedness.....................76

     Section 4.23     Insurance Business......................................76

     Section 4.24     Permitted Housing Business Leasing......................79

ARTICLE V       AFFIRMATIVE COVENANTS.........................................79

     Section 5.01     Compliance with Laws....................................79

     Section 5.02     Preservation of Existence; Separateness, Etc............79

     Section 5.03     Payment of Taxes, Etc...................................80

     Section 5.04     Visitation Rights; Lender Meeting.......................81

     Section 5.05     Reporting Requirements..................................81

     Section 5.06     Maintenance of Property.................................84

     Section 5.07     Insurance...............................................85


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

     Section 5.08     Use of Proceeds and Letters of Credit...................85

     Section 5.09     Collateral; Releases....................................85

     Section 5.10     New Subsidiaries........................................86

     Section 5.11     Insurance Business......................................86

     Section 5.12     Interest Rate Agreements................................87

ARTICLE VI      NEGATIVE COVENANTS............................................87

     Section 6.01     Liens, Etc..............................................87

     Section 6.02     Indebtedness............................................88

     Section 6.03     Agreements Restricting Distributions From Subsidiaries..89

     Section 6.04     Restricted Payments.....................................89

     Section 6.05     Fundamental Changes; Asset Dispositions.................90

     Section 6.06     Investments and other Property..........................91

     Section 6.07     Affiliate Transactions..................................92

     Section 6.08     Sale or Discount of Receivables.........................92

     Section 6.09     Material Documents......................................92

     Section 6.10     No Further Negative Pledges.............................92

ARTICLE VII     FINANCIAL COVENANTS...........................................94

     Section 7.01     Interest Coverage Ratio.................................94

     Section 7.02     Senior Interest Coverage Ratio..........................94

     Section 7.03     Leverage Ratio..........................................95

     Section 7.04     Senior Leverage Ratio...................................96

     Section 7.05     Maintenance of Net Worth................................96

ARTICLE VIII    EVENTS OF DEFAULT; REMEDIES.................................. 96

     Section 8.01     Events of Default...................................... 96

     Section 8.02     Optional Acceleration of Maturity; Other Actions.......100

     Section 8.03     Automatic Acceleration of Maturity.....................100

     Section 8.04     Cash Collateral Account................................100

     Section 8.05     Non-exclusivity of Remedies. ..........................101

     Section 8.06     Right of Set-off.......................................101

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

ARTICLE IX      AGENCY AND ISSUING BANK PROVISIONS...........................102

     Section 9.01     Authorization and Action...............................102

     Section 9.02     Administrative Agent's Reliance, Etc...................102

     Section 9.03     Each Agent and Its Affiliates..........................103

     Section 9.04     Lender Credit Decision.................................103

     Section 9.05     Indemnification........................................103

     Section 9.06     Successor Agent, the Alternate Currency Swing
                      Line Lender and Issuing Banks..........................104

     Section 9.07     Joint Lead Arrangers, Book Runners, Co-Syndication
                      Agents and Documentation Agent.........................105

ARTICLE X       MISCELLANEOUS................................................105

     Section 10.01    Amendments, Etc........................................105

     Section 10.02    Notices, Etc...........................................107

     Section 10.03    No Waiver; Remedies....................................107

     Section 10.04    Costs and Expenses.....................................107

     Section 10.05    Binding Effect.........................................108

     Section 10.06    Lender Assignments and Participations..................108

     Section 10.07    Indemnification........................................112

     Section 10.08    Execution in Counterparts..............................112

     Section 10.09    Survival of Representations, Indemnifications, etc.....112

     Section 10.10    Severability...........................................112

     Section 10.11    Usury Not Intended.....................................112

     Section 10.12    GOVERNING LAW..........................................113

     Section 10.13    CONSENT TO JURISDICTION; SERVICE OF PROCESS;
                      JURY TRIAL.............................................113

     Section 10.14    Knowledge of Borrower..................................115

     Section 10.15    Lenders Not in Control.................................115

     Section 10.16    Headings Descriptive...................................115

     Section 10.17    Time is of the Essence.................................115

     Section 10.18    Lender Interest Rate Agreements........................116

     Section 10.19    Judgment Currency......................................116

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                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE

     Section 10.20    No Consequential Damages...............................116

EXHIBITS:

Exhibit A-1   -   Form of Dollar Revolving Note
Exhibit A-2   -   Form of Term Note
Exhibit A-3   -   Form of Euro Note
Exhibit A-4   -   Form of Pound Note
Exhibit B     -   Form of Adjustment Report
Exhibit C     -   Form of Assignment and Acceptance
Exhibit D     -   Form of Compliance Certificate
Exhibit E     -   Form of Environmental Indemnity
Exhibit F     -   Form of Guaranty
Exhibit G     -   Form of Notice of Borrowing
Exhibit H     -   Form of Notice of Conversion or Continuation
Exhibit I     -   Form of Security Agreement


SCHEDULES:

Schedule 1.01(a)  -   Commitments
Schedule 1.01(b)  -   Approved Inter-Company Indebtedness
Schedule 1.01(c)  -   Non-Pledged Ownership Interests
Schedule 1.01(d)  -   Existing Owned Hospitality Property Investments
Schedule 1.01(e)  -   Existing Management Agreements
Schedule 1.01(f)  -   Existing Participating Leases
Schedule 1.01(g)  -   Guarantors
Schedule 1.01(h)  -   Pre-Existing Designated Senior Indebtedness
Schedule 1.01(i)  -   Specified Acquirer
Schedule 4.01     -   Subsidiaries
Schedule 4.07     -   Litigation
Schedule 4.14     -   Environmental Condition
Schedule 4.15     -   Legal Requirements; Zoning; Utilities; Access
Schedule 4.16     -   Existing Indebtedness and Interest Rate Agreements
Schedule 4.21     -   Owned Hospitality Properties
Schedule 4.23(a)  -   Insurance Companies, Insurance Licenses and Deposited
                      Securities
Schedule 4.23(e)  -   Insurance Contracts and Reinsurance Contracts
Schedule 4.24     -   Permitted Housing Business Leasing
Schedule 5.07     -   Required Insurance Coverage

                         SENIOR SECURED CREDIT AGREEMENT

THIS SENIOR SECURED CREDIT AGREEMENT (this "AGREEMENT"), dated as of July 31, 2002 (the "CLOSING DATE"), is among MERISTAR H & R OPERATING COMPANY, L.P., a Delaware limited partnership, as the Borrower; SOCIETE GENERALE, as the Administrative Agent, the Issuing Bank and the Alternate Currency Swing Line Lender; SG COWEN SECURITIES CORPORATION, as Joint Lead Arranger and Book Runner; SALOMON SMITH BARNEY INC., as Joint Lead Arranger, Book Runner and Co-Syndication Agent; LEHMAN BROTHERS, INC., as Joint Lead Arranger, Book Runner and Co-Syndication Agent; CREDIT LYONNAIS NEW YORK BRANCH, as Documentation Agent; and the Lenders (as defined below).

                             PRELIMINARY STATEMENTS:

         WHEREAS, the Borrower desires that the Lenders extend certain credit facilities, the proceeds of which will be used for the purposes set forth in
Section 4.08;

         WHEREAS, the Lenders have agreed to extend such credit facilities as more specifically described in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals and the provisions contained in this Agreement, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                        DEFINITIONS AND ACCOUNTING TERMS

         Section 1.01 CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "ACCEPTABLE LIEN" means a Lien which (a) exists in favor of the Administrative Agent for its benefit and the ratable benefit of the Lenders and the Alternate Currency Swing Line Lender, (b) secures the Obligations and (c) is perfected and enforceable against all Persons in preference to any rights of any Person in the property encumbered thereby and superior to all other Liens except for Permitted Encumbrances; PROVIDED that the Lien on any Ownership Interests in an Unconsolidated Entity may be subordinate to the Liens securing any Indebtedness of such Unconsolidated Entity.

         "ACCESSION AGREEMENT" means an Accession Agreement in the form attached respectively to the Guaranty, Environmental Indemnity and Security Agreement as Annex 1 thereto, which agreement causes the Person executing and delivering the same to the Administrative Agent to become a party, respectively, to the Guaranty, Environmental Indemnity and Security Agreement.

          "ADDITIONAL DESIGNATED SENIOR INDEBTEDNESS" means, for the Parent and its Subsidiaries, Senior Indebtedness of the Parent and its Subsidiaries (a) which is set forth in clause (c) of the definition of Permitted Other Indebtedness and is otherwise permitted by the provisions of this


                                       -1

Agreement, (b) which is incurred after the Closing Date, (c) for which the gross proceeds are equal to or greater than $90,000,000 but do not exceed $175,000,000, (d) which is not subject to financial covenants or non-financial covenants or terms which are materially more onerous than the terms of the Credit Documents, (e) which does not have a maturity date before the Maturity Date, as the Revolving Maturity Date may be extended, (f) which does not prohibit the Parent or any of the Parent's Subsidiaries from granting Liens on any of such Person's assets to secure the Obligations or any other Senior Indebtedness except as may be expressly permitted by the provisions of Section 6.10, and (g) for which the Net Cash Proceeds are used to repay the Obligations to the extent required by and in accordance with the terms of this Agreement.

         "ADJUSTED BASE RATE" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Prime Rate in effect on such day and
(b) the Federal Funds Rate in effect on such day plus one-half of one percent (.50%).

         "ADJUSTED BASE RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(a).

         "ADJUSTED EBITDA" means, for any Person or Hospitality Property, as applicable, for any Rolling Period, the EBITDA of such Person or Hospitality Property, as applicable, for such Rolling Period PLUS non-cash employee compensation up to $2,000,000 per Fiscal Year in the aggregate commencing with the 2002 Fiscal Year, and other non-cash items of such Person or Hospitality Property, as applicable, for such Rolling Period; PROVIDED that for any Hospitality Property the aggregate FF&E Reserves for such Rolling Period in respect of such Hospitality Property shall be subtracted from such Hospitality Property's EBITDA in determining such Hospitality Property's Adjusted EBITDA; PROVIDED FURTHER that if the Parent or any of its Subsidiaries during such Rolling Period or in the period from the end of such Rolling Period to the Status Reset Date which occurs in the Fiscal Quarter following such Rolling Period either (a) sells, disposes of or terminates any Permitted Property Agreements or (b) sells or disposes of any Investments or Non-Replaced Property with an Investment Amount in excess of $1,000,000, the EBITDA arising from such Permitted Property Agreement, Investment, or Non-Replaced Property, as applicable, for the applicable Rolling Period shall be excluded from the calculation of Adjusted EBITDA; and PROVIDED FURTHER if the Parent or any of its Subsidiaries during such Rolling Period or in the period from the end of such Rolling Period to the Status Reset Date which occurs in the Fiscal Quarter following such Rolling Period either (a) purchases or acquires any Permitted Property Agreements or (b) purchases or acquires any Investments or Non-Replaced Property with an Investment Amount in excess of $1,000,000, the EBITDA arising from such Permitted Property Agreement, Investment, or Non-Replaced Property, as applicable, for the applicable Rolling Period on a pro forma basis shall be included in the calculation of Adjusted EBITDA; and PROVIDED FURTHER that the Adjusted EBITDA for the Parent and its Subsidiaries for the Rolling Periods ending on the dates set forth in the following chart will for purposes of the financial covenants contained in Article VII be increased by the applicable amount set forth next to the ending date of each such Rolling Period:

    ENDING DATE OF ROLLING PERIOD              ADJUSTED EBITDA ADJUSTMENT
    ------------------------------             --------------------------
        June 30, 2002                                $5,000,000
        September 30, 2002                           $5,000,000
        December 31, 2002                            $3,750,000
        March 31, 2003                               $2,500,000
        June 30, 2003                                $1,250,000


         "ADJUSTED NET WORTH" means, for the Parent as of any date, the sum of
(a) the Parent's Net Worth on such date PLUS (b) the minority interest reflected as a liability on the Parent's balance sheet on such date determined in accordance with GAAP (excluding that portion of the minority interest attributable to Ownership Interests in any Subsidiary of the Borrower which is not a Guarantor).

         "ADJUSTMENT EVENT" has the meaning set forth in Section 2.14(a).

         "ADJUSTMENT REPORT" means a certificate of the Borrower in substantially the form of the attached Exhibit B.

         "ADMINISTRATIVE AGENT" means Societe Generale in its capacity as Administrative Agent for the Lenders pursuant to Article IX and any successor Administrative Agent appointed pursuant to Section 9.06.

         "ADMINISTRATIVE AGENT FEE LETTER" means the letter agreement dated as of May 1, 2002, among the Borrower, the Parent, IHC and Societe Generale, Southwest Agency, as amended.

         "ADVANCE" means a Revolving Advance or a Term Advance.

         "AFFECTED LENDER" has the meaning set forth in Section 2.15(a).

         "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract or otherwise.

         "AGREEMENT" has the meaning given such term in the initial paragraph of this agreement.

         "ALTERNATE CURRENCY" shall mean each of Euros and Pounds.

         "ALTERNATE CURRENCY SWING LINE ADVANCE" means any advance by the Alternate Currency Swing Line Lender to the Borrower pursuant to the Alternate Currency Swing Line Lender's Alternate Currency Swing Line Commitment, and refers to a Eurocurrency Rate Advance or a Pound Rate Advance.

         "ALTERNATE CURRENCY SWING LINE COMMITMENT" means the obligation of the Alternate Currency Swing Line Lender to make Alternate Currency Swing Line Advances up to a maximum principal amount of $5,000,000 Dollar Equivalent at any time outstanding.

         "ALTERNATE CURRENCY SWING LINE LENDER" means Societe Generale or any other Lender as a successor Alternate Currency Swing Line Lender.

         "APPLICABLE CURRENCY" shall mean (a) with respect to any Alternate Currency Swing Line Advances, the respective Alternate Currency in which the respective Advances or related amounts are denominated and (b) with respect to any other Obligations, Dollars.

         "APPLICABLE FIXED RATE" means, (a) with respect to Eurocurrency Rate Advances, the Eurocurrency Rate, (b) with respect to Eurodollar Rate Advances, the Eurodollar Rate, and (c) with respect to Pound Rate Advances, the Pound Rate.

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender, (a) in the case of an Adjusted Base Rate Advance, such Lender's Domestic Lending Office, (b) in the case of all Eurodollar Rate Advances, such Lender's Eurodollar Lending Office, (c) in the case of all Alternate Currency Swing Line Advances, the Alternate Currency Swing Line Lender's office as such Lender may from time to time specify to the Borrower and the Administrative Agent for each type of Alternate Currency Swing Line Advance, and (d) in the case of any other notice or request under the Credit Documents, the office of such Lender specified as its "Credit Contact" in the questionnaire such Lender provided to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "APPLICABLE MANDATORY COST" means (a) for any Lender lending from an Applicable Lending Office in a Participating Member State the percentage notified by that Lender to the Administrative Agent as the cost of complying with the minimum reserve requirements of the European Central Bank, (b) for any Lender lending from an Applicable Lending Office in the United Kingdom the percentage calculated by the Administrative Agent as follows:

                                A X 0.01  per cent. per annum
                                --------
                                  300

         Where:

         "A" is the rate of charge payable by such Lender to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, ignoring any minimum fee required pursuant to the Fees Regulations) and expressed in pounds per (pound)1,000,000 of the Fee Base of such Lender.

         "APPLICABLE MARGIN" means, (a) with respect to any Class of Advance at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for such Type of Advance, (b) with respect to the letter of credit fee payable under Section 2.03(b) at any date, the applicable percentage per annum set forth below based upon the Status then in effect under the column for Revolving Advances which are Fixed Rate Advances, and (c) with respect to the commitment fee payable under Section 2.03(a) at any date, .50% percent per annum.

                             Adjusted
                             Base Rate    Fixed Rate
                             ADVANCES      ADVANCES
                             --------      --------
              Level I          1.00%        3.00%
              Status
              Level II         1.50%        3.50%
              Status
              Level III        2.00%        4.00%
              Status
              Level IV         2.50%        4.50%
              Status


         "APPRAISAL" means an appraisal prepared by an M.A.I. appraiser approved by the Administrative Agent which appraisal is acceptable to the Administrative Agent and done in

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conformity with the following standards: Uniform Standards of Professional
Appraisal Practice, the requirements of the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute, the appraisal guidelines set forth by the office of the Comptroller of the Currency and the Federal Reserve Board.

         "APPROVED FUND" means any fund that invests in commercial loans which is advised or managed by an investment advisor which has total assets under management in excess of $250,000,000.

         "APPROVED INTER-COMPANY INDEBTEDNESS" means the Indebtedness described on Schedule 1.01(b), which Indebtedness (a) may not exceed $50,000,000 without the approval of the Administrative Agent and may not exceed $52,500,000 without the approval of the Required Lenders, (b) is unsecured, (c) is subordinated to the Obligations in a manner acceptable to the Administrative Agent, and (d) is Collateral.

         "APPROVED INTER-COMPANY INDEBTEDNESS LOAN DOCUMENTS" means the documents described on Schedule 1.01(b), together with any additional promissory notes evidencing Approved Inter-Company Indebtedness.

         "APPROVED MANAGEMENT AGREEMENT" means a management agreement by and between a Person, as owner, and Borrower or Borrower's Subsidiary or Unconsolidated Entity, as manager, in substantially the form of an Existing Management Agreement, a form which does not include materially adverse provisions which are not customary for management agreements of Hospitality Properties or such other form as is approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld).

         "APPROVED PARTICIPATING LEASE" means a lease (except for a Ground Lease) by and between a Person, as lessor, and Borrower or Borrower's Subsidiary, as lessee, in substantially the form of an Existing Participating Lease, a form which does not include materially adverse provisions which are not customary for participating leases of Hospitality Properties or such other form as is approved by the Administrative Agent in writing (which approval shall not be unreasonably withheld).

         "ASSET DISPOSITION" means any conveyance, exchange, transfer, or assignment of any Investment or Non-Replaced Property by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor.

         "ASSIGNMENT AND ACCEPTANCE" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit C.

         "ASSIGNMENT OF LEASES" means an assignment of leases, rents and security deposits executed by the Borrower or any Guarantor to secure the Obligations, each in form reasonably approved by the Administrative Agent with such modifications as may be necessary and appropriate in the opinion of counsel to the Administrative Agent to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Administrative Agent, as the same may be amended or terminated in accordance with its terms.


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


         "BEVERAGE ENTITY" means any Subsidiary or Unconsolidated Entity of the Parent for which substantially all of such Person's Property is directly related to the sale of beverages at a Hospitality Property, and "BEVERAGE ENTITIES" means all such Persons.

         "BORROWER" means MeriStar H & R Operating Company, L.P., a Delaware limited partnership.

         "BORROWING" means a borrowing consisting of simultaneous Advances of the same Type (a) made by each Lender pursuant to Section 2.01(a) or 2.01(b),
(b) made by the Alternate Currency Swing Line Lender pursuant to Section 2.01(d), or (c) Converted by each Lender or the Alternate Currency Swing Line Lender, as applicable, to Advances of a different Type pursuant to Section 2.02(b).

         "BUSINESS DAY" means (a) with respect to Adjusted Base Rate Advances, a day of the year on which banks are not required or authorized to close in Dallas, Texas or New York, New York, and (b) with respect to Eurodollar Rate Advances or Pound Rate Advances, a day of the year on which banks are not required or authorized to close in Dallas, Texas , New York, New York, or London, England, and (c) with respect to Eurocurrency Rate Advances, a day of the year on which banks are not required or authorized to close in Paris, France and which is also a TARGET Day.

         "CAPITAL EXPENDITURE" means any payment made directly or indirectly for the purpose of acquiring or constructing fixed assets, real property, improvements, equipment, or other personal property, or for replacements or substitutions therefore or additions thereto, which in accordance with GAAP would be capitalized in the fixed asset accounts of such Person making such expenditure, including, without limitation, amounts paid or payable for such purpose under any conditional sale or other title retention agreement or under any Capital Lease, but excluding repairs or maintenance of any Hospitality Property in the normal and ordinary course of business in keeping with the past practices of the Borrower, IHC or the Parent.

         "CAPITAL LEASE" means, for any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

         "CAPITALIZATION EVENT" means any sale or issuance by the Parent or any of its Subsidiaries of equity securities except for the issuance of the Borrower's limited partnership interests in accordance with the provisions of
Section 6.05.

         "CAPITALIZED LEASE OBLIGATIONS" means, as to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capitalized Leases, as determined on a consolidated basis in conformity with GAAP.

         "CASH COLLATERAL ACCOUNT" means a special cash collateral account containing cash deposited pursuant to the terms of this Agreement to be maintained at the Administrative Agent's office in accordance with Section 8.04.


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


         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

         "CHANGE IN CONTROL" means for any Person a change in ownership or control of such Person effected through either of the following transactions:

                  (a) any Person or related group of Persons (other than such Person or an Affiliate of such Person) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of (i) securities possessing more than fifty percent (50%) of the total combined voting power of such Person's outstanding securities, or (ii) with respect to the Parent or the Borrower after the date which is 18 months following the Closing Date, securities (excluding securities held by CGLH Partners I LP and CGLH Partners II LP as of the Closing Date and any transferee of such securities) possessing more than thirty five percent (35%) of the total combined voting power of such Person's outstanding securities; or

                  (b) excluding with respect to the Parent those changes to the Parent's Board of Directors that occur as part of the consummation of the Merger, there is a change in the composition of such Person's Board of Directors over a period of thirty-six (36) consecutive months (or less) such that a majority of Board members (rounded up to the nearest whole number) ceases, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         "CLASS" has the meaning set forth in Section 1.04.

         "CLOSING DATE" has the meaning given such term in the initial paragraph of this agreement.

         "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute.

         "CO-LEAD ARRANGER FEE LETTER" means the letter agreement dated as of May 1, 2002, among the Borrower, the Parent, IHC, SG Cowen, and Citibank, as amended.

         "COLLATERAL" means all of the Parent's and its Subsidiaries' interests in the following, whether owned on or acquired after the Closing Date: (a) the Ownership Interests of all existing Subsidiaries and Unconsolidated Entities of the Parent and the Borrower and any future Material Subsidiary or Material Unconsolidated Entity except for the Ownership Interests in Beverage Entities (the Ownership Interests required to be Collateral pursuant to this definition being referred to herein as the "OWNERSHIP INTERESTS COLLATERAL"), (b) the rights to receive payments for its account (including the right to receive termination payments) under all Permitted Property Agreements, including without limitation those Permitted Property Agreements to which

Interstate Hotels, LLC and its Subsidiaries are a party, (c) Owned Hospitality Properties, (d) the Approved Inter-Company Indebtedness and the Approved Inter-Company Indebtedness Loan Documents, (e) any other collateral described in the Security Agreement or other Security Documents; PROVIDED that the pledge of such Property is not prohibited by the terms of (i) Permitted Property Agreements, joint venture agreements, organizational documents and other contractual arrangements to which the Borrower or a Subsidiary is a party and which are in effect on the Closing Date, in each case as approved by the Administrative Agent; (ii) with respect to any Ownership Interests in or Property of a Permitted Other Subsidiary, the loan documentation for any Permitted Other Indebtedness incurred by such Permitted Other Subsidiary; and
(iii) with respect to any Ownership Interests in an Unconsolidated Entity, the loan documentation for Indebtedness incurred by such Unconsolidated Entity or joint venture agreements or other contractual arrangements for such Unconsolidated Entity. The Ownership Interests which cannot be pledged as of the date of this Agreement are those certain Ownership Interests designated in
Schedule 1.01(c) as Non-Pledgable.

         "COMMITMENT" means, (a) as to any Lender, its Revolving Commitment and its Term Commitment, and (b) as to the Alternate Currency Swing Line Lender, its Alternate Currency Swing Line Commitment.

         "COMPLIANCE CERTIFICATE" means a certificate of the Borrower in substantially the form of the attached Exhibit D.

         "CONSOLIDATED" refers, with respect to any Person, to the consolidation of the accounts of such Person with such Person's Subsidiaries in accordance with GAAP.

         "CONTROL PERCENTAGE" means, with respect to any Person, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person.

         "CONTROLLED GROUP" means all members of the controlled group of corporations and all trades (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414 of the Code.

         "CONVERT", "CONVERSION", and "CONVERTED" each refers to a conversion of Advances of one Type into Advances of another Type pursuant to Section 2.02(b).

         "CREDIT DOCUMENTS" means this Agreement, the Notes, the Guaranties, the Environmental Indemnities, the Security Documents, the Fee Letter, the Co-Lead Arranger Fee Letter, the Administrative Agent Fee Letter, and each other agreement, instrument or document executed by the Borrower or any of its Subsidiaries at any time in connection with this Agreement.

         "DEFAULT" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "DEFAULTING LENDER" means any Lender which has wrongfully refused or failed to make available its portion of any Borrowing or to fund its portion of any unreimbursed payment under

Section 9.05, or notified in writing the Borrower or the Administrative Agent that such Lender does not intend to comply with its obligations under this Agreement.

         "DESIGNATED LENDERS" means the Administrative Agent, Citibank and
Lehman.

         "DESIGNATED REDEMPTION INDEBTEDNESS" means Indebtedness in the amount of approximately $1,310,000 in the form of Mandatorily Redeemable Stock consisting of 392,157 Preferred Units in the Borrower held by CapStar Management Company, LLC which are redeemable at the option of the Unit holder pursuant to the partnership agreement of Borrower on or after April 1, 2004 for, at the option of the holder, cash in the amount of $3.34 per unit or the equivalent in common stock of the Parent; PROVIDED that without the written consent of the Required Lenders the Parent and the Borrower will not modify the documentation creating or evidencing the "Designated Redemption Indebtedness" in any manner which would increase the amount of such Indebtedness or accelerate the time at which such Person is obligated to repay such Indebtedness.

         "DISSOLVING SUBSIDIARY" means a direct or indirect non-Material Subsidiary of the Parent and/or the Borrower which the Parent or the Borrower intends to dissolve within thirty (30) days of the Closing Date and which is in fact dissolved within thirty (30) days of the Closing Date.

         "DOLLAR EQUIVALENT" means the equivalent in another currency of an amount in Dollars to be determined by reference to the rate of exchange quoted by Societe Generale at 10:00 a.m. (New York City time) on the date of determination, for the spot purchase in the foreign exchange market of such amount of Dollars with such other currency; PROVIDED that the Dollar Equivalent of any amounts outstanding in a currency other than Dollars shall (a) for purposes of Sections 2.01(d)(ii) and (iii), be the amount of Dollars that the Administrative Agent determines, based upon the actual exchange rates which the Administrative Agent believes can be obtained on the date of conversion pursuant to Section 2.01(d)(ii) and (iii), would be required to be paid in Dollars to purchase such amount of other currency and (b) for purposes of determining compliance with Sections 2.01(b), 2.01(d)(i), 2.07 and 2.13(a), with respect to any Alternate Currency Swing Line Advance be revalued based upon the then current rate of exchange as provided above at the end of any Interest Period applicable to such Advance, PROVIDED that, at any time during a calendar quarter, if the exchange rate for an Alternate Currency has changed by 10% or more from the exchange rate on the last Business Day of the preceding quarter, then at the discretion of the Administrative Agent or at the request of the Required Lenders, the Dollar Equivalent shall be reset based upon the then current exchange rates as determined by Societe Generale as provided above, which rates shall remain in effect until the last Business Day of such calendar quarter or such earlier date, if any, as the rate is reset pursuant to this proviso. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any Alternate Currency Swing Line Advances in its sole discretion.

         "DOLLAR REVOLVING ADVANCE" means any advance by a Lender to the Borrower in Dollars pursuant to such Lender's Revolving Commitment or a continuation of an existing Dollar Revolving Advance, and refers to an Adjusted Base Rate Advance or a Eurodollar Rate Advance.

         "DOLLAR REVOLVING NOTE" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit A-1, evidencing Indebtedness of the Borrower to such Lender resulting from Dollar Revolving Advances from such Lender, and "DOLLAR REVOLVING NOTES" means all of such promissory notes.

         "DOLLARS" and "$" means lawful money of the United States of America.

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Operations Contact" for Adjusted Base Rate Advances in the questionnaire such Lender provided to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EBITDA" means for any Person or Hospitality Property, as applicable, for any period for which such amount is being determined, an amount equal to (a) the Net Income for such Person or Hospitality Property, as applicable, for such period PLUS (b) to the extent deducted in determining Net Income, Interest Expense, income taxes, depreciation, and amortization, as determined on a Consolidated basis in accordance with GAAP PLUS (c) to the extent deducted in determining Net Income, deductions for minority interest attributable to the Ownership Interests in the Borrower not owned (directly or indirectly) by the Parent.

         "EFFECTIVE DATE" means the date all of the conditions precedent set forth in Section 3.01 have been satisfied.

         "ELIGIBLE ASSIGNEE" means any of the following approved by those Persons who have approval rights pursuant to the provisions of Section 10.06, which approval will not be unreasonably withheld: (a) a commercial bank organized under the laws of the United States, or any State thereof, and having primary capital of not less than $250,000,000 (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development and having primary capital (or its equivalent) of not less than $250,000,000 (or its Dollar Equivalent), (c) an investment bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000, (d) an insurance company, finance company or financial institution (whether a corporation, partnership, trust or other Person) organized under the laws of the United States, or any state thereof, and having total assets in excess of $5,000,000,000, (e) with respect to Term Advances only, any Approved Fund, (f) with respect to Term Advances only, any "accredited investor" (as defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder) which has total assets in excess of $100,000,000, (g) a Lender, and (h) an Affiliate of the respective assigning Lender, without approval of any Person except as set forth in Section 10.06, but otherwise meeting the eligibility requirements of (a), (b), (c), (d), (e) or (f) above.

         "ENGINEERING REPORT" means with respect to any Owned Hospitality Property, an engineering report which (a) is prepared for the Lenders and the Administrative Agent by a Person reasonably satisfactory to the Administrative Agent, (b) is prepared in accordance with a scope of services reasonably satisfactory to the Administrative Agent, (c) is prepared within three (3) months of the date of acquisition of such Owned Hospitality Property, and (d) reflects no material concerns pertaining to the physical condition of the Owned Hospitality Property, including without limitation the structural, electrical, plumbing, mechanical and other essential components of the Owned Hospitality Property.

         "ENVIRONMENT" or "ENVIRONMENTAL" shall have the respective meanings set forth in 42 U.S.C.ss. 9601(8), as amended.

         "ENVIRONMENTAL CLAIM" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

         "ENVIRONMENTAL INDEMNITY" means one or more environmental indemnity agreements dated of even date herewith in substantially the form of the attached Exhibit E executed or to be executed by the Borrower, the Parent and all Guarantors, and any future environmental indemnities executed in connection with any Hospitality Property, as any of such environmental indemnities may be amended hereafter in accordance with the terms of such agreements.

         "ENVIRONMENTAL LAW" means all Legal Requirements arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, medical, infectious, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, medical, infectious, or toxic substances, materials or wastes.

         "ENVIRONMENTAL PERMIT" means any permit, license, order, approval or other authorization under Environmental Law.

         "ENVIRONMENTAL REPORT" means with respect to any Owned Hospitality Property, an environmental report which (a) is prepared for the Lenders and the Administrative Agent by a Person reasonably satisfactory to the Administrative Agent, (b) is prepared in accordance with a scope of services reasonably satisfactory to the Administrative Agent, (c) is prepared within three (3) months of the date of acquisition of such Owned Hospitality Property, and (d) certifies to the Administrative Agent and the Lenders that the Owned Hospitality Property and the soil and the groundwater thereunder do not contain Hazardous Substances except for Permitted Hazardous Substances.

         "EQUITY INNS" means Equity Inns, Inc.

         "EQUITY INNS LETTER" means a comfort letter and estoppel certificate executed by Equity Inns for the benefit of the Administrative Agent and the Lenders, and acknowledged by the Borrower, pertaining to the Permitted Property Agreements entered into between Equity Inns and Equity Inns' Subsidiaries and the Parent and the Parent's Subsidiaries, in form and substance acceptable to the Administrative Agent.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "EURO" and/or "?" means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of Economic and Monetary Union.

         "EURO NOTE" means a promissory note of the Borrower payable to the order of the Alternate Currency Swing Line Lender, in substantially the form of the attached Exhibit A-3, evidencing indebtedness of the Borrower to the Alternate Currency Swing Line Lender resulting from Eurocurrency Rate Advances.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

         "EUROCURRENCY RATE" means, for the Interest Period for each Eurocurrency Rate Advance comprising part of the same Borrowing, the interest rate per annum set forth on Telerate Page 248 as the Euro Interbank Offered Rate, or such other page or pages as may replace such pages on Telerate for purposes of displaying such rate, at or about 11:00 a.m. (Brussels time) two Business Days before the first day of such Interest Period in an amount substantially equal to Societe Generale's Eurocurrency Rate Advance comprising part of such Borrowing, and for a period equal to such Interest Period; provided, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "EUROCURRENCY RATE ADVANCE" shall have the meaning provided in Section 2.01(d).

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office or offices of such Lender specified as its "Operations Contact" for each type of Fixed Rate Advance in the questionnaire such Lender provided to the Administrative Agent, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent for each type of Fixed Rate Advance.

         "EURODOLLAR RATE" means, for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to the rate per annum at which deposits in Dollars are offered to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period as shown on the display designated "British Banker's Association Interest Settlement Rates" on Telerate at Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for purposes of displaying such rate, in an amount substantially equal to Societe Generale's Eurodollar Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period; PROVIDED, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "EURODOLLAR RATE ADVANCE" means an Advance which bears interest as provided in Section 2.06(b).

         "EVENT OF DEFAULT" has the meaning set forth in Section 8.01.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934,15 U.S.C., as amended, and the rules and regulations promulgated thereunder.

         "EXISTING MANAGEMENT AGREEMENTS" means the management agreements listed on Schedule 1.01(e).

         "EXISTING OWNED HOSPITALITY PROPERTY INVESTMENTS" means the Owned Hospitality Property Investments set forth on Schedule 1.01(d) and other Owned Hospitality Property Investments in which the Borrower's direct or indirect ownership in such Owned Hospitality Property Investment is equal to or less than twenty percent (20%) of the total ownership in such Owned Hospitality Property Investment.

         "EXISTING PARTICIPATING LEASES" means the participating leases set forth on Schedule 1.01(f).

         "EXPIRATION DATE" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

         "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

         "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any of its successors.

         "FEE LETTER" means the letter agreement dated as of May 1, 2002, among the Borrower, the Parent, IHC, and the Lenders, as amended.

         "FEES REGULATIONS" means the Banking Supervision (Fees) Regulations 1999 of the United Kingdom or such other law or regulation as may be in force from time to time in respect of the payment of fees for banking supervision.

         "FEE BASE" has the meaning given to it in, and will be calculated in accordance with, the Fees Regulations.

         "FELCOR" means FelCor Lodging Limited Partnership.

         "FF&E RESERVE" means, for any Hospitality Property for any period, a reserve equal to four percent (4%) of gross revenues from such Hospitality Property for such period, excluding, however, from such calculation for such Hospitality Property the gross revenues generated by the office, retail and garage portions of such Hospitality Property.

         "FINANCIAL STATEMENTS" means the respective financial statements of MHRI and its Subsidiaries and IHC and its Subsidiaries dated as of March 31, 2002.

         "FINANCING STATEMENT" means any Uniform Commercial Code - Financing Statement - Form UCC-1 to be executed (if necessary or desirable) and delivered by the Parent or any of its Subsidiaries in connection with perfecting the security interest assigned by any Security Document, and any extension, renewal, or amendment thereof.

         "FISCAL QUARTER" means each of the three-month periods ending on March 31, June 30, September 30 and December 31.

         "FISCAL YEAR" means the twelve-month period ending on December 31.

         "FIXED RATE ADVANCE" means any Eurodollar Rate Advance or Alternate Currency Swing Line Advance.

         "FIXED RATE RESERVE PERCENTAGE" shall mean, on any day, that percentage (expressed as a decimal fraction) which is in effect on such date, as provided by the Federal Reserve System for determining the maximum reserve requirements generally applicable to financial institutions regulated by the Federal Reserve Board comparable in size and type to the Administrative Agent (including, without limitation, basic, supplemental, marginal and emergency reserves) under Regulation D with respect to Eurocurrency Liabilities, or under any similar or successor regulation with respect to Eurocurrency Liabilities or Eurocurrency funding (or other category of liabilities which includes deposits by reference to which the interest rate on a Fixed Rate Advance is determined or any category or extensions of credit which includes loans by a non-United States office of the Administrative Agent to United States residents). Each determination by the Administrative Agent of the Fixed Rate Reserve Percentage, shall, in the absence of manifest error, be conclusive and binding upon the Borrower.

         "FUND," "TRUST FUND," or "SUPERFUND" means the Hazardous Substance Response Trust Fund, established pursuant to 42 U.S.C. ss. 9631 (1988) and the Post-closure Liability Trust Fund, established pursuant to 42 U.S.C. ss. 9641
(1988), which statutory provisions have been amended or repealed by the Superfund Amendments and Reauthorization Act of 1986, and the "Fund," "Trust Fund," or "Superfund" that are now maintained pursuant to 42 U.S.C. ss. 9507.

         "FUNDING DATE" shall have the meaning provided in Section 2.01(c)(ii).

         "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of Section 1.03.

         "GOVERNMENTAL AUTHORITY" means any foreign governmental authority, the United States of America, any state of the United States of America and any subdivision of any of the foregoing, and any agency, department, commission, board, authority or instrumentality, bureau or court having jurisdiction over any Lender, the Parent, the Borrower, any Subsidiaries of the Borrower or the Parent or any of their respective Properties.

         "GOVERNMENTAL PROCEEDINGS" means any action or proceedings by or before any Governmental Authority, including, without limitation, the promulgation, enactment or entry of any Legal Requirement.

         "GROUND LEASE" means a lease by and between a Person, as lessor, and Borrower or Borrower's Subsidiary, as lessee, where the term of such lease is in excess of twenty (20) years.

         "GUARANTOR" means each of the Parent, each Subsidiary of the Parent (except the Permitted Other Subsidiaries, the Beverage Entities, the Dissolving Subsidiaries, Flagstone Hospitality Management LLC, and certain other non-Material Subsidiaries which are prohibited from acting as a Guarantor because of joint venture agreements, organizational documents and other contractual arrangements to which such non-Material Subsidiary is a party and which are in effect on the Closing Date, in each case as approved by the Administrative Agent) existing as of the Closing Date, and any future Material Subsidiary, and "GUARANTORS" means all of such Persons. The Guarantors on the Closing Date are identified on Schedule 1.01(g).

         "GUARANTY" means one or more Guaranty and Contribution Agreements in substantially the form of the attached Exhibit F executed by the Guarantors, evidencing the joint and several guaranty by the signatories thereto of the obligations of Borrower in respect of the Credit Documents, and any future guaranty and contribution agreement executed to secure Advances, as any of such agreements may be amended hereafter in accordance with the terms of such agreements.

         "HAZARDOUS SUBSTANCE" or "HAZARDOUS MATERIAL" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radio nuclides, radioactive materials, and medical and infectious waste.

         "HAZARDOUS WASTE" means the substances regulated as such pursuant to any Environmental Law.

         "HOSPITALITY MANAGEMENT BUSINESS" shall mean the management, operation or leasing as lessee of any Hospitality Property, including timeshare sales and brokerage, and the operation of any Permitted Housing Business.

         "HOSPITALITY PROPERTY" shall mean a full service or limited service hotel or resort, a condominium or timeshare resort, an extended stay property, or a conference center, and other facilities incidental to, or in support of such property, including without limitation, restaurants and other food-service facilities, golf facilities or other entertainment facilities or club, conference or meeting facilities and Intellectual Property related thereto; PROVIDED that such property shall NOT include any casino or other gaming property (even if only a part of a Hospitality Property) or senior living property.

         "IHC" means Interstate Hotels Corporation, as such corporation existed pre-Merger.

         "IMPROVEMENTS" for any Owned Hospitality Property means all buildings, structures, fixtures, tenant improvements and other improvements of every kind and description now or hereafter located in or on or attached to the Land for such Owned Hospitality Property; and all additions and betterments thereto and all renewals, substitutions and replacements thereof.

         "INDEBTEDNESS" means (without duplication), at any time and with respect to any Person, (a) indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services purchased (other than amounts constituting trade payables or bank drafts arising in the ordinary course of business); (b) indebtedness of others in the amount which such Person has directly or indirectly assumed or guaranteed or otherwise provided credit support therefor or for which such Person is liable as a partner of such Person;
(c) indebtedness of others in the amount secured by a Lien on assets of such Person, whether or not such Person shall have assumed such indebtedness unless the validity of such Lien is being contested in good faith and with due diligence by appropriate proceedings, PROVIDED that such Lien is subordinate to the Liens created by the Security Documents and such Person shall have delivered a bond or other security acceptable to the Administrative Agent equal to 125% of the contested amount; (d) obligations of such Person in respect of letters of credit, acceptance facilities, or drafts or similar instruments issued or accepted by banks and other financial institutions for the account of such Person (other than trade payables or bank drafts arising in the ordinary course); (e) obligations of such Person under Capital Leases; (f) all obligations, contingent or otherwise, of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing arrangement if the transaction giving rise to such obligation
(1) is considered indebtedness for borrowed money for U.S. federal income tax purposes but is classified as an operating lease under GAAP and (2) does not (and is not required pursuant to GAAP to) appear as a liability on the balance sheet of such Person; (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Mandatorily Redeemable Stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (h) all obligations of such Person in respect of any take-out commitment or forward equity commitment (excluding, in the case of the Borrower and its Subsidiaries, any such obligation that can be satisfied solely by the issuance of Ownership Interests (other than Mandatorily Redeemable Stock)); and
(i) to the extent treated as
a liability under GAAP, obligations under interest rate swap agreements, interest rate cap agreements, interest rate collar agreements or other similar agreements or arrangements designed to protect against fluctuations in interest rates; PROVIDED that "Indebtedness" shall not include (i) any Indebtedness related to the Parent's or the Parent's Subsidiary's Investment with respect to the St. Louis Radisson Hotel which is non-recourse to the Parent, the Borrower and their respective Subsidiaries except for the Ownership Interests in the Unconsolidated Entity which owns such hotel and (ii) any Designated Redemption Indebtedness.

         "INSURANCE ANNUAL STATEMENT" means the annual statutory financial statements of each Insurance Company required to be filed with the insurance commissioner (or similar Governmental Authority) of its jurisdiction of incorporation, which statement shall be in the form required by the jurisdiction of incorporation of such Insurance Company or, if no specific form is so required, in the form of financial statements permitted by such insurance commissioner (or such similar Governmental Authority) to be used for filing annual statutory financial statements and shall contain the type of information permitted by such insurance commissioner (or such similar Governmental Authority) to be disclosed therein, together with all exhibits or schedules filed therewith.

         "INSURANCE CONTRACT" means each outstanding insurance contract of each Insurance Company.

         "INSURANCE COMPANY" means each of the Borrower, the Parent or their respective Subsidiaries that is or acts as an insurance company or provides a guaranty for a Person acting as an insurance company.

         "INSURANCE LICENSE" means any license, certificate of authority, permit or other authorization which is required to be obtained from any Governmental Authority in connection with the operation, ownership or transaction of insurance business.

         "INSURANCE RESERVE LIABILITIES" means all reserves and other liabilities with respect to insurance and for claims and benefits incurred but not reported.

         "INSURANCE SURPLUS" means an estimate of the amount by which an insurance plan's assets exceed its expected current and future liabilities, including the amount expected to be needed to fund future benefit payments.

         "INTELLECTUAL PROPERTY" shall have the meaning given such term in the Security Agreement.

         "INTERCOMPANY AGREEMENT" means the Intercompany Agreement dated as of August 3, 1998, by and among the Parent, the Borrower, MHC, and MHC OP, as amended by Amendment to Intercompany Agreement dated as of January 1, 2001, and as may be further amended in accordance with the provisions of this Agreement.

         "INTEREST COVERAGE RATIO" means, as of the end of any Rolling Period, a ratio of (a) the Parent's Adjusted EBITDA to (b) the Parent's Interest Expense, for such Rolling Period.

         "INTEREST EXPENSE" means, for any Person for any period for which such amount is being determined, the total interest expense (including that properly attributable to Capital Leases in accordance with GAAP) and all charges incurred with respect to letters of credit determined on a Consolidated basis in conformity with GAAP, PLUS capitalized interest of such Person and its Subsidiaries, MINUS, for such periods for which all or a portion of such period occurred prior to the date of the Merger, all interest income earned for such period by such Person and its Subsidiaries prior to the date of the Merger determined on a Consolidated basis in conformity with GAAP.

         "INTEREST PERIOD" means, for each Fixed Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Advance or the date of the Conversion of any Adjusted Base Rate Advance into such an Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.02. To the extent available for a Fixed Rate Advance, the duration of each such Interest Period shall be (i) one, two or three months with respect to Alternate Currency Swing Line Advances and (ii) one, two, three or six months for all other Fixed Rate Advances, in each case as the Borrower may select, upon notice received by the Administrative Agent not later than 11:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, PROVIDED, HOWEVER, that:

                  (a) Interest Periods for Advances of the same Borrowing shall be of the same duration;

                  (b) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, PROVIDED that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the preceding Business Day;

                  (c) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month;

                  (d) each successive Interest Period shall commence on the day on which the next preceding Interest Period expires; and

                  (e) no Interest Period with respect to any portion of any Advance shall extend beyond the Maturity Date.

         "INTEREST RATE AGREEMENTS" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement pertaining to the fluctuations in interest rates.

         "INVESTMENT" means, with respect to any Person, (a) any loan or advance to any other Person, (b) the ownership, purchase or other acquisition of any Ownership Interests or Ownership Interest Equivalents in any other Person, (c) any joint venture or partnership with, or any capital contribution to, or other investment in, any other Person, (d) any Capital Expenditure, and (e) any payment, whether capitalized or not, to acquire a management agreement or lease (including, without limitation, any Permitted Property Agreement or Permitted Housing Agreement).

         "INVESTMENT AMOUNT" means (a) for any Owned Hospitality Property the sum of (i) the aggregate purchase price paid by the Borrower or its Subsidiary for such Owned Hospitality Property, and (ii) the actual cost of any Capital Expenditures for such Owned Hospitality Property made by the Borrower or its Subsidiaries after the acquisition of such Owned Hospitality Property, and (b) for any other Investment or Property the aggregate purchase price paid by the Borrower or its Subsidiary for such other Investment or Property. The Investment Amount shall include any Ownership Interests or Ownership Interest Equivalents used to purchase such Investment at their fair market value at the time of purchase; PROVIDED that any such Ownership Interests or Ownership Interest Equivalents which are convertible into the Parent's common stock shall be valued at the price at which they could be exchanged into the Parent's common stock assuming such exchange occurred on the date of acquiring such Investment.

         "ISSUING BANK" means Societe Generale or any Lender acting as a successor Issuing Bank pursuant to Section 10.06, and "ISSUING BANKS" means, collectively, all of such Lenders.

         "LAND" for any Owned Hospitality Property means the real property upon which the Owned Hospitality Property is located, together with all rights, title and interests appurtenant to such real property, including without limitation all rights, title and interests to (a) all strips and gores within or adjoining such property, (b) the streets, roads, sidewalks, alleys, and ways adjacent thereto, (c) all of the tenements, hereditaments, easements, reciprocal easement agreements, rights-of-way and other rights, privileges and appurtenances thereunto belonging or in any way pertaining thereto, (d) all reversions and remainders, (e) all air space rights, and all water, sewer and wastewater rights, (e) all mineral, oil, gas, hydrocarbon substances and other rights to produce or share in the production of anything related to such property, and (f) all other appurtenances appurtenant to such property, including without limitation, any now or hereafter belonging or in anywise appertaining thereto.

         "LEGAL REQUIREMENT" means any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority.

         "LEHMAN" means Lehman Commercial Paper Inc.

         "LENDERS" means the lenders listed on Schedule 1.01(a) and each Eligible Assignee that shall become a party to this Agreement pursuant to
Section 10.06, and "LENDER" means any such Person. Unless the context otherwise requires, each reference in this Agreement to a Lender includes the Alternate Currency Swing Line Lender or any Affiliate of the Alternate Currency Swing Line Lender which is acting as the Alternate Currency Swing Line.

         "LETTER OF CREDIT" means, individually, any letter of credit issued by the Issuing Bank in accordance with the provisions of Section 2.13 of this Agreement.

         "LETTER OF CREDIT DOCUMENTS" means, with respect to any Letter of Credit, such Letter of Credit and any reimbursement or other agreements, documents, and instruments entered into in connection with or relating to such Letter of Credit.

         "LETTER OF CREDIT EXPOSURE" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit and (b) the aggregate unpaid amount of all Letter of Credit Obligations at such time.

         "LETTER OF CREDIT OBLIGATIONS" means all obligations of the Borrower arising in respect of the Letter of Credit Documents, including without limitation the aggregate drawn amounts of Letters of Credit which have not been reimbursed by the Borrower or converted into an Adjusted Base Rate Advance pursuant to the provisions of Section 2.13(c).

         "LEVERAGE RATIO" means the ratio on any date of (a) the Parent's Total Indebtedness on such date to (b) the Parent's Adjusted EBITDA for the Rolling Period immediately preceding such date.

         "LIEN" means any mortgage, deed of trust, lien, pledge, charge, security interest, encumbrance or other type of preferential arrangement to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement).

         "LIQUID INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States;

                  (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Lender with a Revolving Commitment or
         (B) any other bank or trust company which has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of deposit or purchase, such bank debt securities are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's, and (ii) commercial paper issued by (A) any Lender with a Revolving Commitment or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-2" (or the then equivalent) by the rating service of S&P or not less than "P-2" (or the then equivalent) by the rating service of Moody's, or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Administrative Agent;

                  (c) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $250,000,000 or the Dollar Equivalent thereof, if at the time of entering into such agreement the debt securities of such Person are rated not less than "A" (or the then equivalent) by the rating service of S&P or of Moody's; and

                  (d) such other instruments (within the meaning of New York's Uniform Commercial Code) as the Borrower may request and the Administrative Agent may approve in writing, which approval will not be unreasonably withheld.

         "MANDATORILY REDEEMABLE STOCK" means, with respect to any Person, any Ownership Interest of such Person which by the terms of such Ownership Interest (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than an Ownership Interest which is redeemable solely in exchange for common stock or Ownership Interests Equivalent thereof), (b) is convertible into or exchangeable or exercisable for Indebtedness or Mandatorily Redeemable Stock, or (c) is redeemable at the option of the holder thereof, in whole or in part (other than an Ownership Interest which is redeemable solely in exchange for common stock or Ownership Interests Equivalent thereof), in each case on or prior to the Revolving Maturity Date, as such date may be extended pursuant to the terms of Section 2.05(b).

         "MANDATORY BORROWING" means a Borrowing comprised of Adjusted Base Rate Advances made to repay an Alternate Currency Swing Line Advance as contemplated by Section 2.01(d).

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE CHANGE" shall mean a material adverse change (a) in the business, property, condition (financial or otherwise), prospects or results of operations of the Borrower, the Parent and the other Guarantors taken as a whole, in each case since March 31, 2002, or (b) in the validity or enforceability of this Agreement or any of the other Credit Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

         "MATERIAL SUBSIDIARY" means any Subsidiary of the Parent having assets or annual revenues in excess of $1,000,000.

         "MATERIAL UNCONSOLIDATED ENTITY" means any Unconsolidated Entity of the Parent for which the Investment Amount is in excess of $1,000,000.

         "MATURITY DATE" means, (a) with respect to any Revolving Advances, the Revolving Maturity Date, and (b) with respect to any Term Advances, the Term Maturity Date.

         "MAXIMUM RATE" means the maximum nonusurious interest rate under applicable law.

         "MERGER" means the merger of IHC with and into MHRI, and the other related transactions contemplated by the Merger Agreement.

         "MERGER AGREEMENT" means the Agreement and Plan of Merger among IHC and MHRI, dated May 1, 2002, as amended by Amendment No. 1 to Agreement and Plan of Merger dated as of June 3, 2002.

         "MHC" means MeriStar Hospitality Corporation, a Maryland corporation.

         "MHC INDEBTEDNESS" means Subordinate Indebtedness owed by the Borrower and the Borrower's Subsidiaries to MHC or MHC's Subsidiary (a) which cannot exceed $57,000,000, (b) which does not have any scheduled principal repayments or a maturity date prior to the fifth (5th) anniversary of the Closing Date, and
(c) the proceeds of which are used for the purposes set forth in Section
4.08(a).

         "MHC LETTER" means a comfort letter and estoppel certificate executed by MHC and MHC OP for the benefit of the Administrative Agent and the Lenders, and acknowledged by the Borrower, pertaining to the Intercompany Agreement and the Permitted Property Agreements entered into between MHC and MHC's Subsidiaries and the Parent and the Parent's Subsidiaries, in form and substance acceptable to the Administrative Agent.

         "MHC OP" means MeriStar Hospitality Operating Partnership, L.P., a Delaware limited partnership.

         "MHRI" means MeriStar Hotels & Resorts, Inc., a Delaware corporation prior to the Merger with IHC.

         "MINIMUM NET WORTH" means, with respect to the Parent, at any time, the sum of $75,000,000 PLUS (a) 75% of the aggregate net proceeds or value received by the Parent or any of its Subsidiaries after the date of this Agreement in connection with any Capitalization Events taken as a whole, including without limitation in connection with the acquisition of any Investment or other Property, PLUS (b) to the extent a positive number, 75% of the aggregate Net Income of the Parent and the Parent's Subsidiaries for the period from and including July 1, 2002 to the date of testing, on a Consolidated basis, MINUS
(c) an amount equal to the lesser of (i) $25,000,000 or (ii) the sum of (A) the Parent's write-off under GAAP of the Parent's or the Parent's Subsidiary's Investment with respect to the St. Louis Radisson Hotel up to a maximum write-off of $11,500,000 and (B) the aggregate amount of all of the Parent's write-offs under GAAP of intangible assets that occur after March 31, 2002.

         "MOODY'S" means Moody's Investor Service Inc.

         "MORTGAGES" means, collectively, the deeds of trust and mortgages executed by the Borrower or any Guarantor to secure the Obligations, each in form reasonably acceptable to the Administrative Agent with such modifications as may be necessary and appropriate in the opinion of counsel to the Administrative Agent to comply with the state law of the filing jurisdiction and as may be reasonably satisfactory to the Administrative Agent, as the same may be amended or terminated in accordance with their terms, and "MORTGAGE" means any of such instruments.

         "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Parent, the Borrower or any member of the Controlled Group is making or accruing an obligation to make contributions.

         "NET CASH PROCEEDS" means (a) the aggregate cash proceeds (including, without limitation, insurance proceeds) received by the Parent, the Borrower or any of their respective Subsidiaries (as applicable) in connection with any Indebtedness incurrence on or after the Closing Date (excluding the Obligations and the incurrence of other Indebtedness which does not trigger a Repayment Event), Asset Disposition or Capitalization Event, MINUS (b) the reasonable expenses of such Person in connection with such Indebtedness incurrence, Asset Disposition or Capitalization Event, MINUS (c) to the extent that assets disposed of in connection with an Asset Disposition secure Indebtedness permitted pursuant to the provisions of Section 6.02(a), the amount of such Indebtedness which is required to be repaid pursuant to the terms of such Indebtedness in connection with such Asset Disposition, as reasonably evidenced by the Borrower to the Administrative Agent.

         "NET INCOME" means, for any Person or Hospitality Property, as applicable, for any period for which such amount is being determined, the net income or net loss of such Person (on a Consolidated basis) or Hospitality Property, as applicable, after taxes, as determined on a Consolidated basis in accordance with GAAP, excluding, however, (a) non-recurring expenses incurred in connection with the Merger and (b) extraordinary items, including but not limited to (i) any net gain or loss during such period arising from the sale, exchange, or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business, and
(ii) any write-up or write-down of assets.

         "NET WORTH" means, for any Person, stockholders equity of such Person determined in accordance with GAAP.

         "NON-DEFAULTING LENDER" shall mean and include each Lender other than a Defaulting Lender.

         "NON-REPLACED PROPERTY" means any Property owned by the Borrower or any of the Guarantors which (a) was used in the ownership, operation or management of any Hospitality Property, (b) has been conveyed, exchanged, transferred, or assigned by the Borrower or a Guarantor to a Person other than the Borrower or a Guarantor, (c) has not been replaced in the ordinary course of business by Property of equal or better quality, and (d) was not included within the definition of "Investments".

         "NOTE" means any of the Dollar Revolving Notes, the Term Notes, the Euro Note or the Pound Note, and "NOTES" means all of such promissory notes.

         "NOTICE OF BORROWING" means a notice of borrowing in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

         "NOTICE OF CONVERSION OR CONTINUATION" means a notice of conversion or continuation in the form of the attached Exhibit H signed by a Responsible Officer of the Borrower.

         "OBLIGATIONS" means all Advances, Letter of Credit Obligations, and other amounts payable by the Borrower to the Administrative Agent or the Lenders under the Credit Documents.

         "OWNED HOSPITALITY PROPERTY" means a Hospitality Property owned by the Parent or one of the Parent's Subsidiaries or leased by the Parent or one of the Parent's Subsidiaries pursuant to a Ground Lease.

         "OWNED HOSPITALITY PROPERTY INVESTMENTS" shall mean Investments in Owned Hospitality Properties or in Persons for which Hospitality Properties are substantially all of such Person's Property.

         "OWNED HOSPITALITY PROPERTY SECURITY DOCUMENTS" for any Owned Hospitality Property (other than one owned by a Permitted Other Subsidiary), means collectively (a) a Mortgage, (b) an Assignment of Leases, and (c) such other security agreements, pledge agreements, assignments, mortgages, financing statements, stock powers, and other collateral documentation as the Agents may reasonably request.

         "OWNERSHIP INTERESTS" means shares of stock, other securities, partnership interests, member interests, beneficial interests or other interests in any Person, whether voting or non-voting, and participations or other equivalents (regardless of how designated) of or in a Person.

         "OWNERSHIP INTERESTS COLLATERAL" has the meaning given such term in the definition of "Collateral."

         "OWNERSHIP INTEREST EQUIVALENTS" means all securities (other than Ownership Interests) convertible into or exchangeable for Ownership Interests and all warrants, options or other rights to purchase or subscribe for any Ownership Interests, whether or not presently convertible, exchangeable or exercisable.

         "PARENT" means Interstate Hotels & Resorts, Inc. (fka MeriStar Hotels & Resorts, Inc.), a Delaware corporation, the surviving entity of the merger of IHC into MHRI pursuant to the Merger.

         "PARTICIPATING MEMBER STATE" means each state so described in any legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency (whether known as the Euro or otherwise), being in part the implementation of the third stage of Economic and Monetary Union as contemplated in the Treaty of Rome of 25 March 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on 7 February 1992 and came into force on 1 November 1993).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERMITTED ASSET DISPOSITION" means an Asset Disposition which (a) occurs at a time in which no Default has occurred and is continuing, and (b) would not cause a Default to occur upon the consummation of such Asset Disposition.

         "PERMITTED ENCUMBRANCES" means the Liens permitted to exist pursuant to
Section 6.01.

         "PERMITTED HAZARDOUS SUBSTANCES" means (a) Hazardous Substances, petroleum and petroleum products which are (i) used in the ordinary course of business and in typical quantities for a Hospitality Property and (ii) generated, used and disposed of in accordance with all Legal Requirements and good industry practice, and (b) non-friable asbestos to the extent (i) that no applicable Legal Requirements require removal of such asbestos from the Hospitality Property and (ii) such asbestos is encapsulated in accordance with all applicable Legal Requirements and such reasonable operations and maintenance program as may be required by the Administrative Agent.

         "PERMITTED HOUSING AGREEMENTS" means leases of Units as part of the Permitted Housing Business (a) by the Borrower and its Subsidiaries to third parties and (b) by third parties to the Borrower and its Subsidiaries.

         "PERMITTED HOUSING BUSINESS" means the business of leasing Units, subleasing such Units to another Person and providing ancillary services to such Person in connection with such Units; PROVIDED that without the written consent of the Required Lenders the Borrower and the Borrower's Subsidiaries shall not enter into new leases of Units or extend the term of existing leases of Units where the leases cause the Borrower to violate any of the Permitted Housing Business Leasing Guidelines.

         "PERMITTED HOUSING BUSINESS LEASING GUIDELINES" means the requirement that the Borrower and the Borrower's Subsidiaries not lease Units or renew the lease of Units if, upon consummation of such lease or renewal, (a) the aggregate number of Units which have a term which exceeds 1 year is equal to or greater than 700, (b) the aggregate number of Units which have a term which exceeds 5 years is equal to or greater than 400, and (c) the Borrower's and the Borrower's Subsidiaries' aggregate lease obligations for the leases of Units outside the United States, Canada and Western Europe exceeds 15% of the Borrower's and the Borrower's Subsidiaries' aggregate lease obligations for Units.

         "PERMITTED HOUSING COMPANY" means a Person which is primarily in the Permitted Housing Business and which is approved by the Required Lenders.

         "PERMITTED NEW INVESTMENTS" means the following Investments made after the Closing Date:

                  (a) (i) to acquire Permitted Property Agreements and (ii) in Persons for which Permitted Property Agreements are substantially all of such Person's Property, which Persons become Subsidiaries of the Borrower;

                  (b) (i) in Persons for which Permitted Property Agreements are substantially all of such Person's Property, which Persons do not become Subsidiaries of the

         Borrower, (ii) to acquire Permitted Housing Agreements, and (iii) in Persons which are primarily in the Permitted Housing Business; PROVIDED that the aggregate amount of such Investments, excluding any such Investments existing as of the Effective Date, shall not exceed $15,000,000;

                  (c) in Owned Hospitality Property Investments; PROVIDED that (i) the aggregate Investment Amount in Owned Hospitality Property Investments, excluding the Investment Amount in Existing Owned Hospitality Property Investments, shall not at any time exceed $50,000,000, (ii) at least five (5) Business Days prior to acquiring an Owned Hospitality Property the Borrower shall have delivered to the Administrative Agent the Property Information for such Owned Hospitality Property (except that for the Pittsburgh Property the Borrower need only provide (A) current Property Information for those items set forth in paragraphs (b), (c), (e) and (g) of the definition of "Property Information" and (B) the most recent, but not current Property Information for those items set forth in paragraphs (a), (d), and (f) of the definition of "Property Information"), (iii) any Ground Lease for an Owned Hospitality Property must be financable in the reasonable opinion of the Administrative Agent and (iv) no more than twenty percent (20%) of the hotel rooms in the applicable Hospitality Property may be subject to a timeshare regime;

                  (d) Investments in Persons who provide services to, among other Hospitality Properties, Hospitality Properties for which Borrower or one of Borrower's Subsidiaries has or will enter into a Permitted Property Agreement and/or Owned Hospitality Property Investments; PROVIDED that the aggregate amount of all such Investments in Persons which provide such services shall not exceed $10,000,000; and

                  (e) Investments which (i) are not otherwise covered by one of the preceding clauses (a)-(d) and (ii) are in Persons whose primary business is not the Hospitality Management Business; PROVIDED that the aggregate amount of the Investments in such Persons shall not exceed $5,000,000.

For purposes of this definition, if in connection with the acquisition of Permitted Property Agreements an Owned Hospitality Property Investment is also made or acquired and the Borrower's direct or indirect ownership in such Owned Hospitality Property Investment exceeds twenty percent (20%) of the total ownership in such Owned Hospitality Property Investment, then a reasonable portion of the Investment Amount for such Investment shall be attributed to such Owned Hospitality Property Investment and counted toward the $50,000,000 limitation set forth in the foregoing clause (c). If such ownership percentage is equal to or less than twenty percent (20%), then such Investment shall be deemed to have been made under the foregoing clause (a) or (b), as applicable. Notwithstanding anything in this definition to the contrary, Permitted New Investments shall not include any Capital Expenditures made pursuant to the provisions of Section 6.06(e) or Restricted Payments. Notwithstanding anything in this Agreement to the contrary, (a) the Borrower shall have until the date thirty (30) days following the Closing Date to deliver the Environmental Report for the Pittsburgh Property, and (b) if such Environmental Report discloses any material Release, Environmental Claim, or violation of Environmental Law, then the Borrower shall cause such Release, Environmental Claim, or violation of Environmental Law to be remediated in accordance with the provisions of the Environmental Indemnity within thirty (30) days of delivery of such Environmental Report.

         "PERMITTED NON-RECOURSE UNCONSOLIDATED ENTITY INDEBTEDNESS" means Indebtedness of an Unconsolidated Entity which (i) is incurred by an Unconsolidated Entity to acquire a Hospitality Property or Hospitality Management Business or refinance such acquisition Indebtedness, and (ii) is non-recourse to the Parent, the Borrower and their respective Subsidiaries except for the Ownership Interests in such Unconsolidated Entity.

         "PERMITTED OTHER INDEBTEDNESS" means:

                  (a) MHC Indebtedness or Permitted Subordinate Refinancing Indebtedness;

                  (b) Indebtedness which (i) is incurred by a Permitted Other Subsidiary to (A) acquire an Owned Hospitality Property Investment which qualifies as a Permitted New Investment, (B) refinance Indebtedness (including Permitted Owned Hospitality Property Obligations) incurred to acquire a Permitted New Investment, or (C) finance the Pittsburgh Property, where the Indebtedness incurred does not exceed 70% of the Investment Amount for such Permitted New Investment or Pittsburgh Property, as applicable, and (ii) is non-recourse to the Parent, the Borrower and their respective subsidiaries except for the Property of or the Ownership Interests in such Permitted Other Subsidiary and customary recourse "carve-outs";

                  (c) Senior Indebtedness (excluding the Obligations and any other Indebtedness separately listed in this definition of "Permitted Other Indebtedness") which (i) in the aggregate does not exceed the sum of (A) the Net Cash Proceeds from any such Indebtedness used to repay Obligations in accordance with the provisions of this Agreement PLUS (B) $50,000,000, and (ii) is not secured by any of the Parent's, the Borrower's or their respective Subsidiaries Investments or other Property except as expressly permitted by the provisions of
         Section 6.01(h);

                  (d) Pre-Existing Designated Senior Indebtedness, PROVIDED that the Borrower will use a portion of the first Advance under this Agreement to repay such Indebtedness;

                  (e) Indebtedness of Interstate/Dallas GP, LLC and Interstate/Dallas Partnership, LP (the "Dallas Pledgors") to FelCor in the amount of approximately $4,170,000, secured by the interests of the Dallas Pledgors in FCH/IHC Hotels, LP.;

                  (f)      Permitted Non-Recourse Unconsolidated Entity
         Indebtedness;

                  (g)      Approved Inter-Company Indebtedness; and

                  (h) Minority Ownership Interests reflected on the Parent's financial statements as Indebtedness.

         "PERMITTED OTHER SUBSIDIARY" means a Subsidiary of the Parent which (a) is a single-purpose Person, (b) has never been a Guarantor, nor owned any Collateral, and (c) only owns

Permitted New Investments acquired in whole or in part with the proceeds of Indebtedness excluding the proceeds of Advances and other Property ancillary to such Permitted New Investments.

         "PERMITTED OWNED HOSPITALITY PROPERTY OBLIGATIONS" means Obligations incurred in making an Investment in an Owned Hospitality Property or the Ownership Interests in a Subsidiary which owns an Owned Hospitality Property which pursuant to the terms of this Agreement is required to be Collateral; PROVIDED that with respect to the Pittsburgh Property the "Permitted Owned Hospitality Property Obligations" shall be deemed to be the greater of (a) $5,000,000 and (b) the Net Cash Proceeds from the incurrence of the Permitted Other Indebtedness to be secured by the Pittsburgh Property.

         "PERMITTED PROPERTY AGREEMENTS" means (a) Existing Management Agreements and Existing Participating Leases and (b) Approved Management Agreements or Approved Participating Leases related to Hospitality Properties entered into after the Closing Date.

         "PERMITTED SUBORDINATE REFINANCING INDEBTEDNESS" means Subordinate Indebtedness of the Parent or any of its Subsidiaries which satisfies the following requirements:

                  (a) The Net Cash Proceeds of such Subordinate Indebtedness are used (i) first, to repay the MHC Indebtedness in its entirety, (ii) second, to repay the Obligations in accordance with the provisions of Section 2.07(c), and (iii) third, for the purposes set forth in Section 4.08(a).

                  (b)      Such Subordinate Indebtedness does not exceed
         $150,000,000.

                  (c) The interest rate on such Subordinate Indebtedness may not exceed the Eurodollar Rate plus eight and one half percent (8.5%), if interest is calculated on a floating basis, or twelve percent (12%) if interest is calculated on a fixed basis.

                  (d) At least ten (10) days prior to the issuance of such Subordinate Indebtedness, Borrower shall deliver to the Lenders a pro forma Compliance Certificate and projections through the Maturity Date (assuming the exercise of the extension option for the Revolving Advances) demonstrating that, upon giving effect to the issuance of such Subordinate Indebtedness on a pro forma basis, the Borrower will be in compliance with all financial covenants contained in this Agreement for the Rolling Period ending in the quarter in which such Subordinate Indebtedness is incurred and all subsequent Rolling Periods.

                  (e) Such Subordinated Indebtedness shall be subordinated to the Obligations pursuant to provisions at least as favorable to the Lenders as the provisions subordinating the MHC Indebtedness to the Obligations.

                  (f) The financial covenants for such Subordinated Indebtedness shall be no more restrictive to the Borrower than the existing financial covenants for the MHC Indebtedness, and shall in no case be more restrictive to the Borrower than those contained in this Agreement.

         "PERSON" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

         "PITTSBURGH PROPERTY" means the Pittsburgh, Pennsylvania Airport Residence Inn (Park Lane).

         "PLAN" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Parent, the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

         "POUND NOTE" means a promissory note of the Borrower payable to the order of the Alternate Currency Swing Line Lender, in substantially the form of the attached Exhibit A-4, evidencing indebtedness of the Borrower to the Alternate Currency Swing Line Lender resulting from Pound Rate Advances.

         "POUND RATE" means, for the Interest Period for each Pound Rate Advance comprising part of the same Borrowing, an interest rate per annum (rounded upward to the nearest whole multiple of 1/16 of 1% per annum) equal to the rate per annum at which deposits in Pounds are offered to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period as shown on the display designated "British Banker's Association Interest Settlement Rates" on Telerate at Page 3750 or Page 3740, or such other page or pages as may replace such pages on Telerate for purposes of displaying such rate, in an amount substantially equal to Societe Generale's Pound Rate Advance comprising part of such Borrowing and for a period equal to such Interest Period; PROVIDED, however, that if such rate is not available on Telerate then such offered rate shall be otherwise independently determined by Administrative Agent from an alternate, substantially similar source available to Administrative Agent or shall be calculated by Administrative Agent by a substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

         "POUND RATE ADVANCE" shall have the meaning provided in Section
2.01(d).

         "POUNDS" shall mean freely and transferable lawful money of the United Kingdom.

         "PRE-EXISTING DESIGNATED SENIOR INDEBTEDNESS" means that certain Senior Indebtedness of MHRI, IHC and their respective Subsidiaries existing immediately prior to the Merger set forth on Schedule 1.01(h).

         "PRESCRIBED FORMS" means such duly executed form(s) or statement(s), and in such number of copies, which may, from time to time, be prescribed by law and which, pursuant to applicable provisions of (a) an income tax treaty between the United States and the country of residence of the Lender providing the form(s) or statement(s), (b) the Code, or (c) any applicable rule or regulation under the Code, permit the Borrower to make payments hereunder for the account of such Lender free of (or, upon written request of the Borrower specifying the applicable form, at a reduced rate of) deduction or withholding of income or similar taxes

(except for any deduction or withholding of income or similar taxes as a result of any change in or in the interpretation of any such treaty, the Code or any such rule or regulation).

         "PRIME RATE" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by the Administrative Agent as its prime commercial lending rate (which may not be the lowest rate offered to its customers), whether or not the Borrower has notice thereof.

         "PROPERTY" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person, including without limitation, the Permitted Property Agreements, the Permitted Housing Agreements, and all Owned Hospitality Properties.

         "PROPERTY INFORMATION" for any Owned Hospitality Property means the following information and documentation for such Owned Hospitality Property:

                  (a)      an Engineering Report;

                  (b)      an Environmental Report;

                  (c) a commitment for a Title Policy, together with a legible copy of all documents referred to in such commitment;

                  (d) a current Appraisal satisfactory to the Administrative Agent;

                  (e) a copy of the agreements pursuant to which the Owned Hospitality Property is being acquired;

                  (f) a ALTA/ASCM survey reasonably satisfactory to the Administrative Agent; and

                  (g) all financial statements reasonably required by the Administrative Agent.

         "PRO RATA SHARE" means, at any time with respect to any Lender, the ratio (expressed as a percentage) of (a) such Lender's Commitments, plus, to the extent any Class of Commitment has been terminated, such Lender's outstanding Advances for such Class (and participation interest in the Letter of Credit Exposure if the Revolving Commitments have been terminated) to (b) all Lenders' aggregate Commitments, plus, to the extent any Class of Commitment has been terminated, all Lenders' aggregate outstanding Advances for such Class (and participation interest in the Letter of Credit Exposure if the Revolving Commitments have been terminated).

         "REGISTER" has the meaning set forth in paragraph (c) of Section 10.06.

         "REGISTRATION STATEMENTS" means MHRI's S-4 filed with the Securities and Exchange Commission on June 4, 2002, as amended by S-4a filed on June 25, 2002.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

"REINSURANCE CONTRACT" means each outstanding reinsurance, coinsurance and other similar contract of each Insurance Company.

         "RELATED FUND" means, with respect to any Approved Fund, any other Approved Fund that invests in commercial loans which is advised or managed by the same investment advisor as such Approved Fund.

         "RELEASE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "REPAYMENT EVENT" means the incurrence of any Indebtedness on or after the Closing Date by the Parent, the Borrower or one of their respective Subsidiaries (excluding (a) the Obligations, (b) Indebtedness incurred under clause (b) of the definition of "Permitted Other Indebtedness" which is not incurred to refinance Permitted Owned Hospitality Property Obligations, and (c) the portion of the Net Cash Proceeds from the incurrence of any Permitted Subordinate Refinancing Indebtedness used to repay MHC Indebtedness and any refinancing of any Permitted Subordinate Refinancing Indebtedness), a Capitalization Event, or an Asset Disposition or the payment to the Borrower or one of the Borrower's Subsidiaries of a termination payment under a Permitted Property Agreement or a Permitted Housing Agreement after the Closing Date, except for Asset Dispositions or any such termination payments for which the aggregate Net Cash Proceeds do not exceed $1,000,000 in any calendar year.

         "REPORTABLE EVENT" means any of the events set forth in Section 4043(b) of ERISA.

         "REQUIRED LENDERS" means Non-Defaulting Lenders the sum of whose outstanding Term Advances (and, prior to the termination thereof, Term Commitments) and Revolving Commitments (or after the termination thereof, outstanding Dollar Revolving Advances and participations in Letter of Credit Exposure) represent at least 51% of the sum of all outstanding Term Advances (and, if prior to the termination thereof, Term Commitments) of Non-Defaulting Lenders and the sum of all Revolving Commitments of Non-Defaulting Lenders (or after the termination of the Revolving Commitments, the sum of the then total outstanding Dollar Revolving Advances of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Exposure at such time); provided that with respect to a vote which only involves a certain Class or Classes, only the Commitments and Advances for the applicable Class or Classes shall be used in the calculation of Required Lenders.

         "RESPONSE" shall have the meaning set forth in CERCLA or under any other Environmental Law.

         "RESPONSIBLE OFFICER" means the Chief Executive Officer, President, Executive Vice President, Chief Financial Officer or Treasurer of any Person, or, with respect to a partnership, the general partner of such Person.

         "RESTRICTED PAYMENT" means (a) any direct or indirect payment, prepayment, redemption, purchase, or deposit of funds or Property for the payment (including any sinking fund or defeasance), prepayment, redemption or purchase of any Indebtedness not permitted by this Agreement or any Subordinate Indebtedness, and (b) the making by any Person of any dividends or other distributions (in cash, property, or otherwise) on, or payment for the purchase, redemption or other acquisition of, any Ownership Interests of such Person, other than dividends or distributions payable in such Person's Ownership Interests.

         "REVOLVING ADVANCE" means any Alternate Currency Swing Line Advance or any Dollar Revolving Advance.

         "REVOLVING COMMITMENT" means, for each Lender, the amount set opposite such Lender's name on Schedule 1.01(a) as its Revolving Commitment or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender as its Revolving Commitment in the Register maintained by the Administrative Agent pursuant to Section 10.06(c).

         "REVOLVING EXPOSURE" at any time shall mean the sum of (i) the aggregate principal amount of all Revolving Advances and (ii) the aggregate amount of all Letter of Credit Exposure at such time.

         "REVOLVING MATURITY DATE" means July 28, 2005, as such date may be extended pursuant to the provisions of Section 2.05.

         "REVOLVING REQUIRED LENDERS" means Non-Defaulting Lenders the sum of whose Revolving Commitments (or after the termination thereof, outstanding Dollar Revolving Advances and participations in Letter of Credit Exposure) represent at least 51% of the sum of all Revolving Commitments of Non-Defaulting Lenders (or after the termination of the Revolving Commitments, the sum of the then total outstanding Dollar Revolving Advances of Non-Defaulting Lenders, and the aggregate participations of all Non-Defaulting Lenders of Letter of Credit Exposure at such time).

         "REVOLVING SHARE" means, at any time with respect to any Lender with a Revolving Commitment or outstanding Revolving Advance, the ratio (expressed as a percentage) of such Lender's Revolving Commitment at such time to the aggregate Revolving Commitments at such time, or, if the Revolving Commitments have been terminated, the ratio (expressed as a percentage) of such Lender's Revolving Advances at such time to the aggregate Revolving Advances at such time.

         "ROLLING PERIOD" means, as of any date, the four Fiscal Quarters ending immediately preceding such date.

         "S&P" means Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., or any successor thereof.

         "SAP" means, with respect to each Insurance Company, the statutory accounting practices prescribed or permitted by the insurance commissioner (or other similar Governmental Authority) in the jurisdiction of such Insurance Company for the preparation of Insurance Annual Statements and other financial reports by insurance companies of the same type in effect from time to time, applied in a manner consistent with those used in preparing the SAP Financial Statements.

         "SAP FINANCIAL STATEMENTS" means the audited annual and unaudited quarterly convention statements filed with the domiciliary state insurance departments of each Insurance Company.

         "SECURITY AGREEMENT" means the Security Agreement in favor of the Administrative Agent from the Borrower, the Parent and the other Guarantors, granting a Lien in all existing and future Collateral of the Borrower and its Subsidiaries in substantially the form of the attached Exhibit I.

         "SECURITY DOCUMENTS" means the Security Agreement, all Owned Hospitality Property Security Documents, all Financing Statements and each other document, instrument or agreement executed in connection therewith or otherwise executed in order to secure all or a portion of the Obligations; and any "SECURITY DOCUMENT" means any one of the foregoing.

         "SENIOR INDEBTEDNESS" means Total Indebtedness minus Subordinate Indebtedness.

         "SENIOR LEVERAGE RATIO" means the ratio on any date of (a) the Parent's Senior Indebtedness on such date to (b) the Parent's Adjusted EBITDA for the Rolling Period immediately preceding such date.

         "SENIOR INTEREST COVERAGE RATIO" means, as of the end of any Rolling Period, a ratio of (a) the Parent's Adjusted EBITDA to (b) the Parent's Interest Expense pertaining to Senior Indebtedness, for such Rolling Period.

         "SG COWEN " means SG Cowen Securities Corporation.

         "SHARING EVENT" shall mean (a) the occurrence of any Event of Default with respect to the Borrower pursuant to Section 8.01(f), (b) the declaration of the Lenders' obligation to make Advances terminated, or the acceleration of the maturity of any Advances, in each case pursuant Section 8.02 or 8.03, or (c) the failure of the Borrower to pay any principal of, or interest on, Advances or any Letter of Credit Obligations either (i) on the Maturity Date or (ii) on any other date on which such failure has existed for ninety (90) days or longer.

         "SPECIFIED ACQUIRER" means the Person listed on Schedule 1.01(i).

         "SPECIFIED CHANGE OF CONTROL EVENT" means that Specified Acquirer or a Subsidiary or parent of Specified Acquirer either (a) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of MHC's outstanding securities or (b) otherwise merges with MHC.

         "SSB" means Salomon Smith Barney Inc.

         "STATUS" means the existence of Level I Status, Level II Status, Level III Status, or Level IV Status, as the case may be. As used in this definition:

                  "LEVEL I STATUS" exists at any date if, at such date, the Leverage Ratio at the end of the preceding Rolling Period is less than 3.0;

                  "LEVEL II STATUS" exists at any date if, at such date, the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 3.0 but less than 4.0;

                  "LEVEL III STATUS" exists at any date if, at such date, the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 4.0 but less than 5.25;

                  "LEVEL IV STATUS" exists at any date if, at such date, the Leverage Ratio at the end of the preceding Rolling Period is equal to or greater than 5.25.

         Status shall be determined and changed as of the Status Reset Date following any Fiscal Quarter; PROVIDED THAT if the Borrower fails to timely provide (a) the financial statements needed to recalculate the Leverage Ratio as required by the provisions of Section 5.05(a) prior to the 50th day following the end of any Fiscal Quarter (except for the Fiscal Quarter which ends on the date the Fiscal Year ends), (b) the draft Compliance Certificate related to the end of the Fiscal Year as required by the provisions of Section 5.05(b) prior to the 50th day following the end of any Fiscal Year or (c) the financial statements needed to recalculate the Leverage Ratio as required by the provisions of Section 5.05(b) prior to the 95th day following the end of any Fiscal Year, then Status shall automatically be reset at the Status one level higher than the Status existing immediately prior to such Status reset until such time as the Borrower provides such financial statements or draft Compliance Certificate, as applicable; PROVIDED FURTHER that at the Closing Date the Status under the Credit Agreement will be reset to Level III Status and such Status shall not be reduced until the next Status Reset Date following the Closing Date.

         "STATUS RESET DATE" means the date following the end of any Fiscal Quarter which is the earlier of (a) the 50th day following the end of such Fiscal Quarter and (b) the date which is 5 days following the delivery of the reports and other documents required by (i) the provisions of Section 5.05(a) for such Fiscal Quarter (except for the Fiscal Quarter which ends on the date the Fiscal Year ends) or (ii) the provisions of Section 5.05(b) for the Fiscal Quarter which ends on the date the Fiscal Year ends; PROVIDED that the documents contemplated by the preceding clause (ii) shall never be deemed delivered prior to the 40th day following the end of the Fiscal Year.

         "SUBORDINATE INDEBTEDNESS" means Indebtedness of the Borrower, the Parent and their respective Subsidiaries which (a) shall not mature, become payable or require the payment of any principal amount thereof (or any amount in lieu thereof) or be mandatorily redeemable, pursuant to a sinking fund or otherwise redeemable at the option of the holder thereof, in any case in whole or in part, before the date that is 91 days after the Maturity Date and (b) shall be junior and subordinate to the Obligations and subject to an intercreditor agreement or subordination provisions which is acceptable to the Administrative Agent.

         "SUBSIDIARY" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment and whose financial results would be consolidated under GAAP with the financial results of such Person if such statements were prepared as of such date.

         "TARGET" means Trans-European Automated Real-time Gross settlement Express Transfer system.

         "TARGET DAY" means a day on which payments in Euros are settled in the TARGET system.

         "TELERATE" means the Telerate System.

         "TERM ADVANCE" means any advance by a Lender to the Borrower pursuant to such Lender's Term Commitment or a continuation of an existing Term Advance, and refers to an Adjusted Base Rate Advance or a Eurodollar Rate Advance.

         "TERM COMMITMENT" means, for each Lender, the amount set opposite such Lender's name on Schedule 1.01(a) as its Term Commitment or, if such Lender has entered into any Assignment and Acceptance after the Effective Date, set forth for such Lender as its Term Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(b); PROVIDED, however, that after the date the initial Term Advance of a Lender is made, the Term Commitment for such Lender shall be zero.

         "TERM MATURITY DATE" means July 28, 2005.

         "TERM NOTE" means a promissory note of the Borrower payable to the order of any Lender in substantially the form of the attached Exhibit A-2, evidencing indebtedness of the Borrower to such Lender resulting from any Term Advance from such Lender, and "TERM NOTES" means all such Term Notes.

         "TERM SHARE" means, at any time with respect to any Lender with an outstanding Term Advance, the ratio (expressed as a percentage) of such Lender's outstanding Term Advances at such time to the aggregate outstanding Term Advances at such time.

         "TERMINATION EVENT" means (a) the occurrence of a Reportable Event with respect to a Plan, as described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of the Controlled Group from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the giving of a notice of intent to terminate a Plan under Section 4041(c) of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or
(e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

         "TITLE POLICY" means a Mortgagee Policy of Title Insurance which (a) is in the form of American Land Title Association Standard Loan Policy - 1970 (without modification, revision or amendment) (or such other form as approved by the Administrative Agent) with endorsements reasonably requested by the Administrative Agent, (b) is issued by an underwriter reasonably acceptable to the Administrative Agent, (c) insures that the grantor of the Lien insured by such policy owns the Owned Hospitality Property subject to such Lien in fee simple or pursuant to a leasehold estate and that the Mortgage covering such Owned Hospitality Property is a valid lien on such Owned Hospitality Property in favor of the Administrative Agent for the benefit of the Lenders (subject only to Permitted Encumbrances), (d) does not contain any exceptions for rights of parties in possession, or unpaid delinquent installments of taxes, special assessments or subsequent assessments due to changes in ownership or usage, or any other exceptions to coverage other than Permitted Encumbrances.

         "TOTAL INDEBTEDNESS" of any Person means the sum of the following (without duplication): (a) all Indebtedness of such Person and its Subsidiaries on a Consolidated basis, PLUS (b) such Person's and such Person's Subsidiaries' Unconsolidated Entity Percentage of Indebtedness of such Person's and such Person's Subsidiaries' Unconsolidated Entities, PLUS (c) to the extent not already included in the calculation of either of the preceding clauses (a) or
(b), the aggregate amount of letters of credit for which such Person or any of its Subsidiaries would have a direct or contingent obligation to reimburse the issuers of such letters of credit upon a drawing under such letters of credit, MINUS (d) to the extent included in the calculation of either of the preceding clauses (a), (b), or (c), the amount of any minority interests.

         "TYPE" has the meaning set forth in Section 1.04.

         "UNCONSOLIDATED ENTITY" means, with respect to any Person, at any date, any other Person in whom such Person holds an Investment and whose financial results would not be consolidated under GAAP with the financial results of such Person if such statements were prepared as of such date.

         "UNCONSOLIDATED ENTITY PERCENTAGE" means, for any Person, with respect to a Person's Unconsolidated Entity, the percentage of such Unconsolidated Entity's Indebtedness for which recourse may be made against such Person.

         "UNITS" means apartment or condominium units.

         "WYNDHAM" means Wyndham International, Inc.

         Section 1.02 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         Section 1.03   ACCOUNTING TERMS; CHANGES IN GAAP.

                  (a) All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP applied on a consistent basis.

                  (b) Unless otherwise indicated, all financial statements of the Borrower and the Parent, all calculations for compliance with covenants in this Agreement, and all calculations of any amounts to be calculated under the definitions in Section 1.01 shall be based upon the Consolidated accounts of the Borrower, the Parent and their respective Subsidiaries (as applicable) in accordance with GAAP.

                  (c) If any changes in accounting principles after March 31, 2002 required by GAAP or the Financial Accounting Standards Board of the American Institute of Certified Public Accountants or similar agencies results in a change in the method of calculation of, or affects the results of such calculation of, any of the financial covenants, standards or terms found in this Agreement, then the parties shall enter into and diligently pursue negotiations in order to amend such financial covenants, standards or terms so as to equitably reflect such change, with the desired result that the criteria for evaluating the financial condition of Borrower and its Subsidiaries (determined on a Consolidated basis) shall be the same after such change as if such change had not been made.

         Section 1.04 CLASSES AND TYPES OF ADVANCES. Advances are distinguished by "Class" and "Type". The "CLASS" of an Advance refers to the determination whether such Advance is a Term Advance or a Revolving Advance, each of which constitutes a Class. The "TYPE" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance, a Eurocurrency Rate Advance, a Pound Rate Advance, or an Adjusted Base Rate Advance, each of which constitutes a Type.

         Section 1.05 MISCELLANEOUS. Article, Section, Schedule and Exhibit references are to Articles and Sections, of and Schedules and Exhibits, to this Agreement, unless otherwise specified.

                                   ARTICLE II
                     THE ADVANCES AND THE LETTERS OF CREDIT

         Section 2.01      THE ADVANCES.

                  (a) TERM ADVANCES. Subject to the terms and conditions set forth in this Agreement, each Lender severally agrees to make a Term Advance to the Borrower on the Closing Date, in an aggregate amount equal to such Lender's Term Commitment. No amount of any Term Advance that has been repaid may be reborrowed.

                  (b) DOLLAR REVOLVING ADVANCES. Subject to and upon the terms and conditions set forth herein, each Lender severally agrees at any time and from time to time on any Business Day up to fifteen (15) days prior to the Revolving Maturity Date, as the same may be extended, to make Dollar Revolving Advances; PROVIDED that Dollar Revolving Advances shall not be made (or be required to be made) by any Lender on any date if, after giving effect thereto, (i) such Lender's Revolving Share of the Revolving Exposure would exceed such Lender's Revolving Commitment at such time, or (ii) the Revolving Exposure would exceed the aggregate Revolving Commitments of the Lenders at such time. Within the limits of each Lender's Revolving Commitment, the Borrower may from time to time prepay Dollar Revolving Advances pursuant to the provisions of Section 2.07 and reborrow Dollar Revolving Advances under this Section 2.01(b).

                  (c)       REVOLVING COMMITMENTS INCREASE.

                         (i) The Borrower shall be entitled to request that the aggregate Revolving Commitments be increased to an amount not exceeding Sixty Million Dollars ($60,000,000); PROVIDED that (A) no Default then exists, (B) the Borrower gives the Lenders thirty (30) days prior written notice of such election, (C) no Lender shall be obligated to increase such Lender's Revolving Commitment without such Lender's written consent which may be withheld in such Lender's sole discretion, (D) the Borrower, not the Lenders or the Administrative Agent, is responsible for arranging for Persons to provide the additional Revolving Commitment amounts, (E) any Person providing any additional Commitment amount must qualify as an Eligible Assignee and be reasonably acceptable to the Borrower, the Administrative Agent, the Issuing Bank, and the Alternate Currency Swing Line Lender if such Person is not already a Lender, (F) such increase in the Revolving Commitments shall not increase the Alternate Currency Swing Line Commitment, and (G) such increase in the Revolving Commitments shall not cause the sum of (1) the Revolving Commitments and (2) the Term Advances (and, prior to the termination thereof, Term Commitments) to exceed $125,000,000. In connection with any such increase in the Revolving Commitments the parties shall execute any documents reasonably requested in connection with or to evidence such increase, including without limitation an amendment to this Agreement.

                           (ii) On the date (the "FUNDING DATE") designated by the Administrative Agent, the Lenders whose Revolving Commitments have increased in connection with such future increase in the Total Commitments, as applicable, shall fund to the Administrative Agent such amounts as may be required to cause each of them to hold its Revolving Share of Dollar Revolving Advances based upon the Commitments as of such Funding Date, and the Administrative Agent shall distribute the funds so received to the other Lenders in such amounts as may be required to cause each of them to hold its Revolving Share of Dollar Revolving Advances as of such Funding Date. The Lenders receiving such amounts to be applied to Eurodollar Rate Advances may demand payment of the breakage costs under
                  Section 2.08 as though Borrower had elected to prepay such Eurodollar Rate Advances on such date and the Borrower shall pay the amount so demanded as provided in Section 2.08. The first payment of interest and letter of credit fees received by the Administrative Agent after such Funding Date shall be paid to the Lenders in amounts adjusted to reflect the adjustments of their respective Revolving Shares of the Dollar Revolving Advances as of the Funding Date. On the Funding Date each Lender shall be deemed to have either sold or purchased, as applicable, participations in (A) the Letter of Credit Exposure sold to the Lenders pursuant to Section 2.13(b) so that upon consummation of all such sales and purchases each Lender holds participations in the Letter of Credit Exposure equal to such Lender's Revolving Share of the total Letter of Credit Exposure as of such Funding Date and (B) the Alternate Currency Swing Line Advances sold to the Lenders pursuant to
                  Section 2.01(d)(iii) so that upon consummation of all such sales and purchases each Lender holds participations in the Alternate

                  Currency Swing Line Advances equal to such Lender's Revolving Share of the total Alternate Currency Swing Line Advances as of such Funding Date.

                  (d)      ALTERNATE CURRENCY SWING LINE ADVANCES.

                           (i) Subject to the terms and conditions set forth in this Agreement, the Alternate Currency Swing Line Lender agrees at any time and from time to time on any Business Day up to twenty five (25) days prior to the Revolving Maturity Date, as the same may be extended, to make revolving advances to the Borrower in Euros (each a "EUROCURRENCY RATE ADVANCE") and/or Pounds (each a "POUND RATE ADVANCE"); PROVIDED that Alternate Currency Swing Line Advances shall not be made (or be required to be made) by the Alternate Currency Swing Line Lender on any date if, after giving effect thereto, (A) any Lender's Revolving Share of the Revolving Exposure would exceed such Lender's Revolving Commitment at such time, (B) the Revolving Exposure would exceed the aggregate Revolving Commitments of the Lenders at such time, or (iii) the Dollar Equivalent of the Alternate Currency Swing Line Advances exceeds the Alternate Currency Swing Line Commitment. Within the limits of the Alternate Currency Swing Line Commitment, the Borrower may from time to time prepay Alternate Currency Swing Line Advances pursuant to the provisions of Section 2.07 and reborrow Alternate Currency Swing Line Advances under this Section 2.01(d).

                           (ii) The Borrower and the Lenders agree that upon written demand by the Alternate Currency Swing Line Lender to the Administrative Agent (which may be given at any time by the Alternate Currency Swing Line Lender without the consent of the Borrower and shall be deemed given if any Sharing Event occurs), the Administrative Agent shall give each Lender a notice of a Mandatory Borrowing. Upon receipt of such notice, each Lender having a Revolving Commitment shall pay to the Administrative Agent its Revolving Share of the Dollar Equivalent of such Alternate Currency Swing Line Advance, and such payment shall be an Adjusted Base Rate Advance made pursuant to such Lender's Revolving Commitment, whether made before or after termination of the Revolving Commitments, acceleration of the Revolving Advances, or otherwise, and whether or not the conditions precedent in Section 3.02 have been satisfied at the time of such Mandatory Borrowing. The Administrative Agent shall give each Lender notice of such Mandatory Borrowing by 11:00 a.m. (Dallas, Texas time) on the date the Mandatory Borrowing is to be made. Each Lender having a Revolving Commitment shall, regardless of whether the conditions in Section 3.02 have been met at the time of such Mandatory Borrowing and regardless of whether there exists any Default or Event of Default, make its Dollar Revolving Advance available to the Administrative Agent for the account of the Alternate Currency Swing Line Lender in immediately available funds by 3:00 p.m. (Dallas, Texas time) on the date requested, and the Borrower hereby irrevocably instructs the Alternate Currency Swing Line Lender to apply the proceeds of such Mandatory Borrowing to the payment of the outstanding Alternate Currency Swing Line Advances. Until the Mandatory Borrowing is actually applied to the repayment of Alternate Currency Swing Line Advances, interest shall continue to accrue thereon.

                           (iii) In the event that any Mandatory Borrowing cannot be made upon the day required in the preceding clause
                  (ii), upon written demand by the Alternate Currency Swing Line Lender to each Lender, with a copy of such demand to the Administrative Agent, each other Lender shall purchase from the Alternate Currency Swing Line Lender, a participating interest in each Alternate Currency Swing Line Advance in an amount equal to such other Lender's Revolving Share of each Alternate Currency Swing Line Advance as of the date of such purchase. Each Lender agrees to purchase its Revolving Share of each Alternate Currency Swing Line Advance on (A) the Business Day on which demand therefore is made by the Alternate Currency Swing Line Lender, provided notice of such demand is given not later than 11:00 A.M. (Dallas, Texas time) on such Business Day or (B) the first Business Day next succeeding such demand if notice of such demand is given after such time, by making available to the Administrative Agent for the account of the Alternate Currency Swing Line Lender in immediately available funds by 3:00 p.m. (Dallas, Texas time) on such date, an amount equal to such Lender's Revolving Share of the outstanding principal amount of and interest on the Alternate Currency Swing Line Advances to be purchased by such other Lender. The Borrower hereby agrees to each such purchase. Promptly after receipt of such funds from the purchasing Lenders, the Administrative Agent shall transfer such funds to the Alternate Currency Swing Line Lender. Upon any sale by the Alternate Currency Swing Line Lender to any other Lender of a participating interest in any Alternate Currency Swing Line Advance pursuant to this Section 2.01(d), the Alternate Currency Swing Line Lender represents and warrants to such other Lender that the Alternate Currency Swing Line Lender is the legal and beneficial owner of such interest being sold by it, free and clear of any liens, but makes no other representation or warranty. Except for such representation and warranty, the Alternate Currency Swing Line Lender shall have no responsibility or liability to any other Lender with respect to the Alternate Currency Swing Line Advances, any participation sold, this Agreement or any party hereto, and no Lender shall have any recourse against the Alternate Currency Swing Line Lender with respect to the Alternate Currency Swing Line Advances, any participation sold, this Agreement or any party hereto, except that the Alternate Currency Swing Line Lender shall pay to each Lender that purchases a participation in a Alternate Currency Swing Line Advance pursuant to this Section 2.01(d)(iii) such Lender's ratable share of the payments, if any, actually received by the Alternate Currency Swing Line Lender on such Alternate Currency Swing Line Advance. Any sale of a participating interest pursuant to this Section 2.01(d)(iii) may, at the Alternate Currency Swing Line Lender's option, be evidenced by a participation agreement or other document in substantially the same form as any participation agreement or other document customarily used by the Alternate Currency Swing Line Lender to evidence its sale of a participating interest in a loan. If and to the extent that any Lender shall not have so made the amount required by this Section 2.01(d)(iii) available to the

                  Administrative Agent, such Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount was originally due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for the account of the Alternate Currency Swing Line Lender. If in connection with a Lender's purchase of a participating interest pursuant to this Section 2.01(d)(iii) a Lender cannot pay such Lender's purchase price in the applicable Alternate Currency because such Lender is legally prohibited from doing so or because such Lender does not make advances in such Alternate Currency, then such Lender may purchase such Lender's participating interest by paying in Dollars the Dollar Equivalent of such Lender's participating interest. Upon any subsequent repayment of an Alternate Currency Swing Line Advance for which any Lender bought a participation in Dollars, the portion of the Alternate Currency Swing Line Advance repaid in which such Lender participated shall be converted by the Alternate Currency Swing Line Lender into Dollars and such Dollars paid to such Lender. To the extent that the amount of Dollars so repaid to any such Lender is less than the applicable amount of Dollars originally paid by such Lender for such Lender's participation in the Alternate Currency Swing Line Advance repaid, then within one (1) Business Day of the payment of such Dollars to such Lender the Borrower shall pay such difference to such Lender in Dollars.

                           (iv) All Alternate Currency Swing Line Advances shall mature, and the principal amount thereof and the unpaid accrued interest thereon shall be due and payable on the last day of the Interest Period therefore, on any date on which such Alternate Currency Swing Line Advances are prepaid, whether due to acceleration or otherwise, and on the date twenty (20) days prior to the Revolving Maturity Date.

         Section 2.02      METHOD OF BORROWING.

                  (a)      NOTICE.


                           (i) Each Borrowing shall be made pursuant to a Notice of Borrowing, given not later than 11:00 a.m. (Dallas, Texas time) (A) on the third Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Eurodollar Rate AdvanceS, (B) on the fourth Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Alternate Currency Swingline Advances, or (C) on the Business Day before the date of the proposed Borrowing, in the case of a Borrowing consisting of Adjusted Base Rate Advances, by the Borrower to the Administrative Agent, which shall give each Lender (and, if applicable, the Alternate Currency Swing Line Lender) prompt notice on the day of receipt of such timely Notice of Borrowing of such proposed Borrowing by telecopier. Each Notice of Borrowing shall be in writing or by telecopier specifying the requested (A) date of such Borrowing, (B) Type and Class of Advance comprising such Borrowing, (C) aggregate amount of such Borrowing, and (D) if such Borrowing is to be comprised of Eurodollar Rate

                  Advances or Alternate Currency Swingline Advances, the Interest Period for each such Advance. In the case of a proposed Borrowing comprised of Eurodollar Rate AdvanceS, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.06(b). With respect to all Advances excluding Alternate Currency Swing Line Advances, each Lender shall, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's Revolving Share or Term Share, as applicable, of such Borrowing. With respect to Alternate Currency Swing Line Advances, the Alternate Currency Swing Line Lender shall, before 11:00 a.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02, or such other location as the Administrative Agent may specify by notice to the Alternate Currency Swing Line Lender, in same day funds, the Alternate Currency Swing Line Advances. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower at its account with the Administrative Agent.

                           (ii) Notwithstanding the foregoing, the Borrower may for Adjusted Base Rate Advances requested on the Closing Date only request that such Advances be made on the same day as the Notice of Borrowing, PROVIDED that such Notice of Borrowing shall be given not later than 8:00 a.m. (Dallas, Texas time) on the Closing Date. If such Notice of Borrowing on the Closing Date is delivered to the Administrative Agent by such time, (A) the Administrative Agent will promptly notify each Lender who is obligated to fund an Advance under such Notice of Borrowing of such Notice of Borrowing not later than 11:00 a.m. (Dallas, Texas time) on the Closing Date and
                  (B) each Lender shall, before 2:00 p.m. (Dallas, Texas time) on the Closing Date, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 10.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, such Lender's Revolving Share or Term Share, as applicable, of such Borrowing.

                  (b) CONVERSIONS AND CONTINUATIONS. In order to elect to Convert or continue Advances comprising part of the same Borrowing under this Section, the Borrower shall deliver an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 11:00 a.m. (Dallas, Texas time) (i) on the date which is at least three (3) Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Eurodollar Rate AdvanceS, (ii) on the date which is at least four (4) Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Borrowing comprised of Alternate Currency Swing Line Advances and (iii) on the Business Day prior to the proposed conversion date in the case of a Conversion to a Borrowing comprised of Adjusted Base Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telecopier, specifying (i) the requested Conversion or continuation date (which shall be a Business Day), (ii) the Borrowing amount, Type and Class of the Advances to be Converted or continued,
         (iii) whether a Conversion or continuation is requested, and if a Conversion, into what Type of Advances, and (iv) in the case of a Conversion to, or a continuation of, Eurodollar Rate Advances or Alternate Currency Swing Line Advances, the requested Interest Period. Promptly after receipt of a Notice of Conversion or Continuation under this paragraph, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.06(b). If the Borrower shall fail to specify an Interest Period for a Eurodollar Rate Advance or Alternate Currency Swing Line Advance including the continuation of a Eurodollar Rate Advance or Alternate Currency Swing Line Advances, the Borrower shall be deemed to have selected an Adjusted Base Rate Advance.

                 (c) CERTAIN LIMITATIONS. Notwithstanding anything in paragraphs (a) and (b) above:

                           (i) in the case of Eurodollar Rate Advances and Alternate Currency Swing Line Advances each Borrowing shall be in an aggregate amount of not less than $1,000,000 or greater multiples of $100,000;

                           (ii) in the case of Adjusted Base Rate Advances each Borrowing shall be in an aggregate amount of not less than $500,000 or greater multiples of $100,000;

                           (iii) except for Borrowings for the acquisition of Permitted New Investments by the Borrower or its Subsidiary, the Borrower may not request Borrowings on more than three (3) days in any calendar month;

                           (iv) at no time shall there be more than five (5) Interest Periods applicable to outstanding Eurodollar Rate AdvanceS or two (2) Interest Periods applicable to outstanding Alternate Currency Swing Line Advances;

                           (v) the Borrower may not select Fixed Rate Advances for any Borrowing to be made, Converted or continued if a Default has occurred and is continuing;

                           (vi) if any Lender shall, at any time prior to the making of any requested Borrowing comprised of Fixed Rate Advances, notify the Administrative Agent that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to make Fixed Rate Advances or to fund or maintain Fixed Rate Advances, then such Lender's Revolving Share or Term Share, as applicable, of such Borrowing shall be made as an Adjusted Base Rate Advance, PROVIDED that such Adjusted Base Rate Advance shall be considered part of the same Borrowing and interest on such Adjusted Base Rate Advance shall be due and payable at the same time that interest on the Fixed Rate Advances comprising the remainder of such Borrowing shall be due and payable; and such Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise materially disadvantageous to such Lender;

                           (vii) if the Administrative Agent is unable to determine the Applicable Fixed Rate for Fixed Rate Advances comprising any requested Borrowing, the right of the Borrower to select Fixed Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be an Adjusted Base Rate Advance;

                           (viii) if the Required Lenders shall, at least one Business Day before the date of any requested Borrowing, notify the Administrative Agent that the Applicable Fixed Rate for Fixed Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Fixed Rate Advances, as the case may be, for such Borrowing, the right of the Borrower to select Fixed Rate Advances for such Borrowing or for any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be an Adjusted Base Rate Advance; and

                           (ix) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Fixed Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (a) or (b) above, the Administrative Agent will forthwith so notify the Borrower and the Lenders and such Advances will be made available to the Borrower on the date of such Borrowing as Adjusted Base Rate Advances or, if an existing Advance, Converted into Adjusted Base Rate Advances.

                  (d) NOTICES IRREVOCABLE. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Borrowing which the related Notice of Borrowing specifies is to be comprised of Fixed Rate Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost or expense incurred by such Lender as a result of any condition precedent for Borrowing set forth in Article III not being satisfied for any reason, including, without limitation, any loss, cost or expense actually incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

                  (e) ADMINISTRATIVE AGENT RELIANCE. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's Revolving Share or Term Share, as applicable, of the Borrowing, the Administrative Agent may assume that such Lender has made its Revolving Share or Term Share, as applicable, of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this
         Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Revolving Share or Term Share, as applicable, of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on each such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for each such day. If such Lender shall repay to the Administrative Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

                  (f) LENDER OBLIGATIONS SEVERAL. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

                  (g) NOTES. The indebtedness of the Borrower to each Lender resulting from Dollar Revolving Advances owing to such Lender shall be evidenced by a Dollar Revolving Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A-1. The indebtedness of the Borrower to each Lender resulting from Term Advances owing to such Lender shall be evidenced by a Term Note of the Borrower payable to the order of such Lender in substantially the form of Exhibit A-2. The indebtedness of the Borrower to the Alternate Currency Swing Line Lender resulting from Eurocurrency Rate Advances shall be evidenced by a Euro Note of the Borrower payable to the order of the Alternate Currency Swing Line Lender in substantially the form of Exhibit A-3. The indebtedness of the Borrower to the Alternate Currency Swing Line Lender resulting from Pound Rate Advances shall be evidenced by a Pound Note of the Borrower payable to the order of the Alternate Currency Swing Line Lender in substantially the form of Exhibit A-4.

         Section 2.03      FEES.

                  (a) COMMITMENT FEES. For the period from the Closing Date until the Revolving Maturity Date the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee on the average daily amount by which such Lender's Revolving Commitment exceeds the sum of such Lender's Revolving Share of the Revolving Exposure at a rate per annum equal to the Applicable Margin (computed on the actual number of days elapsed, including the first day and excluding the last, based upon a 360-day year). Such fees shall be due and payable quarterly in arrears (i) on the date which is 30 days following the end of the last Business Day of each March, June, September and December and (ii) on the Revolving Maturity Date.

                  (b) LETTER OF CREDIT FEES. The Borrower agrees to pay to the Administrative Agent for the benefit of the Lenders, fees in respect of all Letters of Credit outstanding at a rate per annum equal to the Applicable Margin (computed on the actual number of days elapsed, including the first day and excluding the last, based upon a 360-day year) on the average daily amount of the aggregate undrawn maximum amount of each Letter of Credit outstanding, payable in arrears
         (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Revolving Maturity Date. In addition, the Borrower agrees to pay to the Issuing Bank for its own account a fee on the average daily amount of the aggregate undrawn maximum face amount of each Letter of Credit issued by such Issuing Bank at a rate per annum equal to one-quarter of one percent (.25%), such fees due and payable quarterly in arrears (i) on the date which is 30 days following the last Business Day of each March, June, September and December and (ii) on the Maturity Date.

                  (c) ADMINISTRATIVE AGENT'S FEES. The Borrower agrees to pay to the Administrative Agent for its benefit the fees set forth in the Administrative Agent Fee Letter as and when the same are due and payable pursuant to the terms of the Administrative Agent Fee Letter.

         Section 2.04      REDUCTION OF THE REVOLVING COMMITMENTS.

                  (a) VOLUNTARY. The Borrower may, upon at least three (3) Business Days' prior notice to the Administrative Agent, permanently terminate in whole or permanently reduce ratably in part the Revolving Commitments of the Lenders; PROVIDED, HOWEVER, that (i) each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (ii) no such reduction shall result in an overdraft status as provided in Section 2.07(c)(ii), and (iii) no such reduction shall result in the total aggregate Revolving Commitments of the Lenders being less than $25,000,000.

                  (b) MANDATORY. At the time of any mandatory repayments of Revolving Advances pursuant to the provisions of Section 2.07(c) (except for any mandatory repayments in connection with the repayment of any Permitted Owned Hospitality Property Obligations within one hundred eighty (180) days of the incurrence thereof excluding the repayment of the Permitted Owned Hospitality Property Obligations related to the Pittsburgh Property which shall in all cases require the Revolving Commitment reduction contemplated by this Section 2.04(b)), the Revolving Commitments of the Lenders shall be permanently reduced ratably by an amount equal to (i) the amount of any Dollar Revolving Advances so repaid and (ii) the Dollar Equivalent of any Alternate Currency Swing Line Advances; PROVIDED that the aggregate Revolving Commitments of the Lenders shall never be reduced pursuant to the provisions of this Section 2.04(b) to an amount of less than $25,000,000.

         Section 2.05      REPAYMENT OF ADVANCES ON MATURITY DATE; EXTENSION.

                  (a) The Borrower shall repay the outstanding principal amount of each Advance on the Maturity Date.

                  (b) The Borrower shall have one option, exercisable as hereinafter provided, to extend the original Revolving Maturity Date for an additional one-year period to the first anniversary of the original Revolving Maturity Date upon the completion by the Borrower of the following conditions (unless waived or modified in writing by the Revolving Required Lenders) prior to or as of the original Revolving Maturity Date to the satisfaction of the Administrative Agent:

                           (i) No Event of Default or Default under any of the covenants of Article VII shall have occurred which has not been cured or waived in writing by the Administrative Agent as set forth in Section 9.01.

                           (ii) The Administrative Agent shall have received no later than ninety (90) days prior to the original Revolving Maturity Date written notice from the Borrower that it intends to exercise its option to extend the Maturity Date.

                           (iii)    The Borrower shall have paid to the
                  Administrative Agent for the account of each Lender on or prior to the Revolving Maturity Date an extension fee equal to the product of (A) one-quarter of one percent (1/4%) times (B) the aggregate amount of such Lender's Revolving Commitment as of the original Revolving Maturity Date.

                           (iv) The Borrower shall have repaid all Term Advances and, if the Borrower is obligated to repay any Revolving Advances at or prior to the original Revolving Maturity Date, the Borrower shall have repaid such Revolving Advances.

                           (v) The representations and warranties of the Borrower, the Parent and the Guarantors in the Credit Documents remain true and correct in all material respects as of the Revolving Maturity Date, as changed based upon events or activities permitted by the Credit Documents.

Under no circumstances may the Revolving Maturity Date be extended beyond the fourth anniversary of the Closing Date.

                  (c) The Borrower shall not have any option to extend the Term Maturity Date.

         Section 2.06 INTEREST, LATE PAYMENT FEE. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

                  (a) ADJUSTED BASE RATE ADVANCES. If such Advance is an Adjusted Base Rate Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 365 day year) equal at all times to the lesser of (i) the Adjusted Base Rate in effect from time to time PLUS the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the first Business Day of each calendar month and on the date such Adjusted Base Rate Advance shall be paid in full, PROVIDED that during the continuance of an Event of Default, Adjusted Base Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of
         (i) the rate required to be paid on such Advance had such Event of Default not occurred PLUS three percent (3%) and (ii) the Maximum Rate.

                  (b) FIXED RATE ADVANCES. If such Advance is a Fixed Rate Advance, a rate per annum (computed on the actual number of days elapsed, including the first day and excluding the last, based on a 360 day year) equal at all times during the Interest Period for such Advance to the lesser of (i) the Applicable Fixed Rate for such Advance for such Interest Period PLUS the Applicable Margin and (ii) the Maximum Rate, payable in arrears on the last day of such Interest Period, and on the date such Fixed Rate Advance shall be paid in full, and, with respect to Fixed Rate Advances having an Interest Period in excess of 30 days, the first Business Day of each calendar month during such Interest Period excluding the month in which such Fixed Rate Advance shall be paid in full; PROVIDED that during the continuance of an Event of Default, Fixed Rate Advances shall bear interest at a rate per annum equal at all times to the lesser of (i) the rate required to be paid on such Advance had such Event of Default not occurred PLUS three percent (3%) and (ii) the Maximum Rate. Until the Lenders purchase participations in the Alternate Currency Swing Line Advances as provided in Section 2.01(a), all interest paid on Alternate Currency Swing Line Advances shall be solely for the benefit of the Alternate Currency Swing Line Lender.

                  (c) USURY RECAPTURE. In the event the RATE of interest chargeable under this Agreement or the Notes at any time is greater than the Maximum Rate, the unpaid principal amount of the Notes shall bear interest at the Maximum Rate until the total amount of interest paid or accrued on the Notes equals the amount of interest which would have been paid or accrued on the Notes if the stated rates of interest set forth in this Agreement had at all times been in effect. In the event, upon payment in full of the Notes, the total amount of interest paid or accrued under the terms of this Agreement and the Notes is less than the total amount of interest which would have been paid or accrued if the rates of interest set forth in this Agreement had, at all times, been in effect, then the Borrower shall, to the extent permitted by applicable law, pay the Administrative Agent for the account of the Lenders an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged on the Notes if the Maximum

         Rate had, at all times, been in effect and (B) the amount of interest which would have accrued on the Notes if the rates of interest set forth in this Agreement had at all times been in effect and (ii) the amount of interest actually paid or accrued under this Agreement on the Notes. In the event the Lenders ever receive, collect or apply as interest any sum in excess of the Maximum Rate, such excess amount shall, to the extent permitted by law, be applied to the reduction of the principal balance of the Notes, and if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

                  (d) OTHER AMOUNTS OVERDUE. If any amount payable under this Agreement other than the Advances is not paid when due and payable, including without limitation, accrued interest and fees, then such overdue amount shall accrue interest hereon due and payable on demand at a rate per annum equal to the Adjusted Base Rate PLUS three percent (3%), from the date such amount became due until the date such amount is paid in full.

                  (e)      LATE PAYMENT FEE. Subject to the provisions of
         Section 10.11, if any interest payable under this Agreement is not paid when due and payable (after taking into account any applicable grace period), then the Borrower will pay to the Lenders contemporaneously with the payment of such past due interest a late payment fee equal to an amount equal to the product of (i) such overdue interest TIMES (ii) four percent (4%).

         Section 2.07      PREPAYMENTS.

                  (a) RIGHT TO PREPAY. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this
         Section 2.07.

                  (b) OPTIONAL PREPAYMENTS. The Borrower may elect to prepay any of the Advances, after giving by 11:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three (3) Business Days', (ii) in the case of Alternate Currency Swing Line Advances, at least four (4) Business Days', or (iii) in case of Adjusted Base Rate Advances, at least one (1) Business Day's prior written notice to the Administrative Agent, stating the proposed date and aggregate principal amount of such prepayment, and if applicable, the relevant Interest Period for the Advances to be prepaid. If any such notice is given, the Borrower shall prepay Advances comprising part of the same Borrowing in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, and shall also pay accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such prepayment being made on such date; PROVIDED, HOWEVER, that each partial prepayment shall be in an aggregate principal amount not less than $500,000 and in integral multiples of $100,000.

                  (c)      MANDATORY PREPAYMENTS.

                           (i) REPAYMENT EVENT. Upon the occurrence of any Repayment Event, the Borrower shall prepay Advances on the Business Day the Net Cash Proceeds from such Repayment Event are received by the Borrower or the Parent, as applicable, in an amount equal to the lesser of (A) the amount of the outstanding Advances on such Business Day and (B) 100% of the Net Cash Proceeds of such Repayment Event. Such prepayments shall be applied (A) first, to interest as provided in Section 2.07(c)(iv), (B) second, to Term Advances in the reverse order of maturity, and (C) third, to Revolving Advances; PROVIDED that the first $57,000,000 of Net Cash Proceeds raised from a Permitted Subordinate Refinancing Indebtedness may be used by the Borrower to refinance in its entirety the MHC Indebtedness; PROVIDED FURTHER that to the extent any Permitted Owned Hospitality Property Obligations are repaid within one hundred eighty (180) days of the incurrence thereof, such repayments shall be applied (A) first, to interest as provided in Section 2.07(c)(iv), (B) second, to Revolving Advances, and (C) third, to Term Advances in the reverse order of maturity.

                           (ii) TERM ADVANCES. Commencing on January 1, 2003 and on each April 1, July 1, October 1 and January 1 thereafter, the Borrower shall repay the Term Advances by an amount equal to $406,250.

                           (iii)    OVERDRAFT. On any date on which the
                  outstanding principal amount of the Revolving Advances plus the Letter of Credit Exposure exceeds the aggregate Revolving Commitments, the Borrower agrees to make a prepayment of the Revolving Advances in the amount of such excess, and if all the Revolving Advances have been then repaid, then to deposit with the Administrative Agent into the Cash Collateral Account an amount equal to the lesser of (A) the Letter of Credit Exposure or (B) the amount of such excess less the amount of Revolving Advances then repaid.

                           (iv) ACCRUED INTEREST. Each prepayment pursuant to this Section 2.07(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section
                  2.08 as a result of such prepayment being made on such date.

                           (v) AVOIDANCE OF BREAKAGE COSTS. In the event that the amount of any mandatory prepayment of Advances under this Section 2.07(c) exceeds the aggregate principal amount of Advances which consist of Adjusted Base Rate Advances (the amount of such excess being the "EXCESS AMOUNT"), the Borrower shall have the right, in lieu of making such prepayment in full, to prepay such outstanding Advances which are Adjusted Base Rate Advances and to deposit an amount equal to the Excess Amount with the Administrative Agent in the Cash Collateral Account maintained by and in the sole dominion and control of the Administrative Agent for the ratable benefit of the Lenders. Any amount so deposited shall be held by the Administrative Agent as collateral for the Obligations, earn interest on behalf of the Borrower and be applied to the prepayment of Advances which are Fixed Rate Advances at the end of the current Interest Period(s) applicable thereto. On any day on which amounts collected in the Cash Collateral Account remain on deposit in or to the credit of the Cash

                  Collateral Account after giving effect to the payment made on such day pursuant to this Section 2.07(c), and the Borrower shall have delivered to the Administrative Agent a written request or a telephonic request (which shall be promptly confirmed in writing) prior to 11:00 am (Dallas, Texas time) that such remaining collected amounts be invested in cash equivalents specified in such request, the Administrative Agent shall invest such funds, to the extent the Administrative Agent is reasonably able to do so, in such cash equivalents as are acceptable to, and with no risk to, the Administrative Agent on an overnight basis or with maturities such that amounts will be available to pay the Obligations secured thereby as they become due, whether at maturity, by acceleration or otherwise; provided, HOWEVER, that any loss resulting from such investments shall be charged to and be immediately payable by the Borrower on demand by the Administrative Agent.

                           (vi) REPAYMENT OF REVOLVING ADVANCES. Any mandatory repayments of Revolving Advances pursuant to this
                  Section 2.07(c) shall be applied (A) if no Default or Event of Default exists, then to Revolving Advances comprising the same Borrowing or Borrowings, at the Borrower's option, and (B) if a Default or Event of Default exists, then (1) first, to all Alternate Currency Swing Line Advances pro rata based upon the amount of outstanding Alternate Currency Swing Line Advances and (2) second, to all Dollar Revolving Advances pro rata based upon the amount of outstanding Dollar Revolving Advances.

                  (d) RATABLE PAYMENTS. Each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

                  (e)      EFFECT OF NOTICE. All notices given pursuant to this
         Section 2.07 shall be irrevocable and binding upon the Borrower.

                  (f) PAYMENTS WITH RESPECT TO LIENS ON AN OWNED HOSPITALITY PROPERTY. Notwithstanding anything in this Agreement or any other Credit Document to the contrary, except in connection with the release of Liens on an Owned Hospitality Property contemplated by the provisions of Section 5.09, each payment of any Advance pursuant to this Section 2.07 or any other provision of this Agreement shall be made in a manner such that all Advances secured by a Lien on an Owned Hospitality Property shall be deemed the last Advances repaid.

         Section 2.08 BREAKAGE COSTS. If (a) any payment of principal of any Fixed Rate Advance is made other than on the last day of the Interest Period for such Advance as a result of any payment pursuant to Section 2.07 or the acceleration of the maturity of the Notes pursuant to Article VIII or otherwise;
(b) any Conversion of a Fixed Rate Advance is made other than on the last day of the Interest Period for such Advance pursuant to Section 2.12 or otherwise; or
(c) the Borrower fails to make a principal or interest payment with respect to any Fixed Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand sent by any Lender to the Borrower through the Administrative Agent, pay to the

Administrative Agent for the account of such Lender any amounts (without duplication of any other amounts payable in respect of breakage costs) required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

         Section 2.09      INCREASED COSTS.

                  (a) FIXED RATE ADVANCES. If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation (except with respect to Taxes or Other Taxes) following the date of this Agreement or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) not complied with prior to the date of this Agreement, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Fixed Rate Advances (including, without limitation, (A) additional interest to compensate such Lender for reserve costs actually incurred by such Lender associated with Eurocurrency Liabilities, such additional interest to be calculated by subtracting (1) the Applicable Fixed Rate for the relevant Advance from (2) the rate obtained by dividing such applicable interest rate for such Advance (excluding the Applicable Margin) by a percentage equal to one minus the applicable Fixed Rate Reserve Percentage of such Lender for such Interest Period and (B) any Applicable Mandatory Costs), then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender for such increased cost; PROVIDED, HOWEVER, that, before making any such demand, each Lender agrees to use commercially reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender (except that no Lender shall be required to redesignate its Applicable Lending Office to avoid the incurrence of increased costs associated with additional interest required to be paid by the Borrowers to any Lender in connection with reserve costs attributable to Eurocurrency Liabilities). A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender at the time such Lender demands payment under this Section shall be conclusive and binding for all purposes, absent manifest error.

                  (b) CAPITAL ADEQUACY. If any Lender or the Issuing Bank determines in good faith that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) implemented or effective after the date of this Agreement affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Bank and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or the Issuing Bank's commitment to issue Letters of

         Credit or any Lender's commitment to risk participate in Letters of Credit and other commitments of this type, then, upon 30 days prior written notice by such Lender or the Issuing Bank (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or to the Issuing Bank, as the case may be, from time to time as specified by such Lender or the Issuing Bank, additional amounts (without duplication of any other amounts payable in respect of increased costs) sufficient to compensate such Lender or the Issuing Bank, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement or its commitment to risk participate in Letters of Credit and (ii) with respect to the Issuing Bank, to the extent that such Issuing Bank reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower and the Administrative Agent by such Lender or the Issuing Bank shall be conclusive and binding for all purposes, absent manifest error.

                  (c) LETTERS OF CREDIT. If any change in any law or regulation (except with respect to Taxes or Other Taxes) or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof following the date of this Agreement shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, Issuing Bank or any Lender or (ii) impose on Issuing Bank or any Lender any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or
         (ii) shall be to increase the cost to Issuing Bank of issuing or maintaining any Letter of Credit, or increase the cost to such Lender of its risk participation in any Letter of Credit (which increase in cost shall be determined by Issuing Bank's or such Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by Issuing Bank or such Lender (with a copy sent to the Administrative Agent), as the case may be, the Borrower shall pay to the Administrative Agent for the account of Issuing Bank or Lender, as the case may be, from time to time as specified by Issuing Bank or such Lender, additional amounts which shall be sufficient to compensate such Issuing Bank or such Lender for such increased cost. Issuing Bank and each Lender agrees to use commercially reasonable efforts (consistent with internal policy and legal and regulatory restrictions) to designate a different Applicable Lending Office for the booking of its Letters of Credit or risk participations if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of Issuing Bank or such Lender, be otherwise disadvantageous to Issuing Bank or such Lender, as the case may be. A certificate as to such increased cost incurred by Issuing Bank or such Lender, as the case may be, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by Issuing Bank or such Lender to the Borrower and the Administrative Agent, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) SPECIAL PROVISIONS REGARDING APPLICABLE MANDATORY COSTS. Each Lender shall supply any information required by the Administrative Agent for the purpose of calculating its Applicable Mandatory Cost. In particular, but without limitation, each Lender shall supply the following information in writing on or prior to the date on which it becomes a Lender: (a) its jurisdiction of incorporation and the jurisdiction of its Applicable Lending Offices; and (b) any other information that the Administrative Agent may reasonably require for such purpose. Each Lender shall promptly notify the Administrative Agent in writing of any change to the information provided by it pursuant to this paragraph. The percentages or rates of charge of each Lender for the purpose of determining "A" in the definition of "Applicable Mandatory Cost" shall be determined by the Administrative Agent based upon the information supplied to it pursuant hereto and on the assumption that, unless a Lender notifies the Administrative Agent to the contrary, each Lender's obligations in relation to the Fees Regulations are the same as those of a typical bank from its jurisdiction of incorporation with an Applicable Lending Office in the same jurisdiction as its Applicable Lending Office. The Administrative Agent shall have no liability to any person if such determination results in an Applicable Mandatory Cost which over or under compensates any Lender and shall be entitled to assume that the information provided by any Lender pursuant hereto is true and correct in all respects. The Administrative Agent shall distribute the additional amounts received as a result of the Applicable Mandatory Cost to the Lenders on the basis of the Applicable Mandatory Cost for each Lender based on the information provided by each Lender pursuant hereto. Any determination by the Administrative Agent pursuant to this Agreement in relation to a formula, an Applicable Mandatory Cost or any amount payable to a Lender shall, in the absence of manifest error, be conclusive and binding. The Administrative Agent may from time to time, after consultation with the Borrower and the Lenders, determine and notify to all parties hereto any amendments which are required to be made to this Agreement in order to comply with any change in law, regulation or any requirements from time to time imposed by the Bank of England, the Financial Services Authority or the European Central Bank (or, in any case, any other Governmental Authority which replaces all or any of its functions) and any such determination shall, in the absence of manifest error, be conclusive and binding on all parties.

         Section 2.10      PAYMENTS AND COMPUTATIONS.

                  (a) PAYMENT PROCEDURES. Except if otherwise set forth herein, the Borrower shall make each payment under this Agreement and under the Notes not later than 11:00 a.m. (Dallas, Texas time) on the day when due in the Applicable Currency to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without set-off, deduction or counterclaim. Except for
         (i) amounts payable solely to the Administrative Agent, the Issuing Banks, the Alternate Currency Swing Line Lender, or a specific Lender pursuant to Section 2.03(b), 2.03(c), 2.06(b), 2.08, 2.09, 2.11, 2.12,
         or 2.13(c) but after taking into account payments effected pursuant to
         Section 10.04, and (ii) payments with respect to the Alternate Currency Swing Line Advances, which will be solely for the benefit of the Alternate Currency Swing Line Lender unless Lenders have purchased participations in the Alternate Currency Swing Line Advances as provided in

         Section 2.01(d)(iii), the Administrative Agent will on the same day cause to be distributed like funds relating to the payment of principal, interest or fees ratably to the Lenders in accordance with, in the case of a payment made in respect of a Borrowing, each Lender's Revolving Share or Term Share, as applicable, for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender or Issuing Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

                  (b) COMPUTATIONS. All computations of interest based on the Adjusted Base Rate shall be made by the Administrative Agent on the basis of a year of 365 days and all computations of fees and interest based on the Applicable Fixed Rate and the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate shall be conclusive and binding for all purposes, absent manifest error.

                  (c) NON-BUSINESS DAY PAYMENTS. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (d) ADMINISTRATIVE AGENT RELIANCE. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for each such day.

                  (e) APPLICATION OF PAYMENTS. Unless otherwise specified in Section 2.07 hereof, whenever any payment received by the Administrative Agent under this Agreement is insufficient to pay in full all amounts then due and payable under this Agreement and the Notes, such payment shall be distributed and applied by the Administrative Agent and the Lenders in the following order: FIRST, to the payment of fees and expenses due and payable to the Administrative Agent under and in connection with this Agreement or any other Credit Document; SECOND, to the payment of all expenses due and payable under Section 2.11(c), ratably among the Lenders in accordance with the aggregate amount of such payments owed to each such Lender; THIRD, to the payment of fees due and payable to the Issuing Bank pursuant to Section 2.03(b); FOURTH, to the payment of all other fees due and payable under Section 2.03; FIFTH, to the payment of the interest accrued on and the principal amount of the Euro Note and the Pound Note pro rata based on the respective Alternate Currency Swing Line Advances outstanding; and SIXTH, to the payment of the interest accrued on and the principal amount of all of the other Notes and the interest accrued on and all Letter of Credit Obligations, regardless of whether any such amount is then due and payable, ratably among the Lenders in accordance with the aggregate accrued interest plus the aggregate principal amount owed to such Lender.

                  (f) REGISTER. The Administrative Agent shall record in the Register the Commitment and the Advances from time to time of each Lender and each repayment or prepayment in respect to the principal amount of such Advances of each Lender. Any such recordation shall be conclusive and binding on the Borrower and each Lender, absent manifest error; PROVIDED HOWEVER, that failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations hereunder in respect of such Advances.

         Section 2.11      TAXES.

                  (a) NO DEDUCTION FOR CERTAIN TAXES. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, (i) in the case of each Lender, Issuing Bank, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender, Issuing Bank, or the Administrative Agent (as the case may be) is organized or carries on business (other than as a result of a connection arising primarily from the Lender, Issuing Bank, or the Administrative Agent (as the case may be) having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) or any political subdivision or taxing authority of such jurisdictions (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "TAXES") and, (ii) in the case of each Lender and Issuing Bank, Taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender, Issuing Bank, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11), such Lender, Issuing Bank, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; PROVIDED, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's, Issuing Bank's, or the Administrative Agent's failure to provide the forms described in paragraph (e) of this Section 2.11 and such Lender, Issuing Bank, or the Administrative Agent could have provided such forms or if such Lender, Issuing Bank, or the Administrative Agent (as the case may be) fails to comply with Section 2.11(g), no such increase shall be required; (ii) the Borrower shall make such deductions; and
         (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Legal Requirements.

                  (b) OTHER TAXES. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Credit Documents (hereinafter referred to as "OTHER TAXES").

                  (c) INDEMNIFICATION. The Borrower will indemnify each Lender, Issuing Bank, and the Administrative Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed by any Governmental Authority on amounts payable under this Section 2.11) paid by such Lender, Issuing Bank, or the Administrative Agent (as the case may be) and any liability (including interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Each payment required to be made by the Borrower in respect of this indemnification shall be made to the Administrative Agent for the benefit of any party claiming such indemnification within 30 days from the date the Borrower receives written demand detailing the calculation of such amounts therefor from the Administrative Agent on behalf of itself as Administrative Agent, Issuing Bank, or any such Lender. If any Lender, the Administrative Agent, or Issuing Bank receives a refund, offset, credit or deduction in respect of any Taxes or Other Taxes paid by the Borrower under this paragraph (c), such Lender, the Administrative Agent, or Issuing Bank, as the case may be, shall promptly pay to the Borrower the Borrower's share of such refund, offset, credit or deduction, received by or credited to the Lender, the Administrative Agent, or Issuing Bank, as the case may be, (reduced by any Taxes imposed on the Lender, the Administrative Agent, or Issuing Bank, as the case may be, by reason of the receipt, accrual or payment of such refund, offset, credit or deduction).

                  (d) EVIDENCE OF TAX PAYMENTS. The Borrower will pay prior to delinquency all Taxes and Other Taxes payable in respect of any payment. Within 30 days after the date of any payment of Taxes, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment of such Taxes or Other Taxes.

                  (e) FOREIGN LENDER WITHHOLDING EXEMPTION. Each Lender and Issuing Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Administrative Agent on the date of this Agreement or upon the effectiveness of any Assignment and Acceptance two duly completed copies of the Prescribed Forms, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes. Each

         Lender which delivers to the Borrower and the Administrative Agent a Prescribed Form further undertakes to deliver to the Borrower and the Administrative Agent on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent two further copies of a replacement Prescribed Form. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Prescribed Form establishing an exemption from, or a reduced rate of, United States backup withholding tax, such Lender shall not be required to deliver such forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the Prescribed Forms.

                  (f) Nothing in this Section 2.11 shall require any Lender, the Alternate Currency Swing Line Lender, or the Administrative Agent to make available any of its tax returns (or any other information that it deems to be confidential or proprietary, in its sole discretion).

                  (g) If the Issuing Bank or any Lender claims any additional amounts payable pursuant to this Section 2.11, then such Issuing Bank or Lender (as the case may be) shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that would be payable or may thereafter accrue and would not be otherwise disadvantageous to such Issuing Bank or Lender.

         Section 2.12 ILLEGALITY. If any Lender shall notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any Legal Requirement makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Applicable Lending Office to perform its obligations under this Agreement to maintain any Fixed Rate Advances of such Lender then outstanding hereunder, then, notwithstanding anything herein to the contrary, the Borrower shall, if demanded by such Lender by notice to the Borrower and the Administrative Agent no later than 11:00 a.m. (Dallas, Texas time), (a) if not prohibited by Legal Requirement to maintain such Fixed Rate Advances for the duration of the Interest Period, on the last day of the Interest Period for each outstanding Fixed Rate Advance of such Lender or (b) if prohibited by Legal Requirement to maintain such Fixed Rate Advances for the duration of the Interest Period, on the second Business Day following its receipt of such notice from such Lender, Convert all such affected Fixed Rate Advances of such Lender then outstanding to Adjusted Base Rate Advances, and pay accrued interest on the principal amount Converted to the date of such Conversion and amounts, if any, required to be paid pursuant to Section 2.08 as a result of such Conversion being made on such date. Each Lender agrees to use commercially reasonable efforts (consistent with its internal policies and legal and regulatory restrictions) to designate a different Applicable Lending Office if the making of such designation would avoid the effect of this paragraph and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender.

         Section 2.13      LETTERS OF CREDIT.

                  (a) ISSUANCE. From time to time from the date of this Agreement until three months before the Maturity Date, at the request of the Borrower, the Issuing Bank shall, on any Business Day and on the terms and conditions hereinafter set forth, issue, increase, decrease, amend, or extend the expiration date of Letters of Credit for the account of the Borrower (for its own benefit or for the benefit of any of its Subsidiaries). No Letter of Credit will be issued, increased, or extended (i) if such issuance, increase, extension or conversion would cause the Letter of Credit Exposure to exceed the lesser of (x) $10,000,000 or (y) an amount equal to (A) the aggregate Revolving Commitments LESS (B) the sum of the aggregate Revolving Exposure at such time; (ii) unless such Letter of Credit has an Expiration Date not later than the earlier of (A) one year after the date of issuance thereof and (B) one day prior to the Maturity Date; (iii) unless such Letter of Credit is in form and substance acceptable to the Issuing Bank; (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person; (v) unless the Borrower has delivered to the Issuing Bank the completed and executed Letter of Credit Documents (other than the Letter of Credit) on such Issuing Bank's standard form, which shall contain terms no more restrictive than the terms of this Agreement;
         (vi) unless such Letter of Credit is governed by the International Standby Practices (1998) ("ISP") or any successor to the ISP; and (vii) unless no Default has occurred and is continuing or would result from the issuance of such Letter of Credit. If the terms of any of the Letter of Credit Documents referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

                  (b) PARTICIPATIONS. On the date of the issuance or increase of any Letter of Credit on or after the Effective Date, Issuing Bank shall be deemed to have sold to each other Lender and each other Lender shall have been deemed to have purchased from such Issuing Bank a participation in the Letter of Credit Exposure related to the Letters of Credit issued by such Issuing Bank equal to such Lender's Revolving Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. Issuing Bank shall promptly notify each such participant Lender by telex, telephone, or telecopy of each Letter of Credit of such Issuing Bank issued, increased or decreased, and the actual dollar amount of such Lender's participation in such Letter of Credit. Each Lender's obligation to purchase participating interests pursuant to this Section and to reimburse the Issuing Bank for such Lender's Revolving Share of any payment under a Letter of Credit by such Issuing Bank not reimbursed in full by the Borrower shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any of the circumstances described in paragraph (d) below, (ii) the occurrence and continuance of a Default, (iii) an adverse change in the financial condition of the Borrower or any Guarantor, or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing, except for any such circumstance, happening or event constituting or arising from gross negligence or willful misconduct on the part of such Issuing Bank.

                  (c) REIMBURSEMENT. The Borrower shall have the right (but not the obligation) to pay promptly on demand to Issuing Bank in respect of each Letter of Credit issued by such Issuing Bank an amount equal to any amount paid by such Issuing Bank under or in respect of such Letter of Credit. In the event any Issuing Bank makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, such Issuing Bank shall give notice of such payment to the Administrative Agent and, upon receipt of such notice, the Administrative Agent shall give notice of such payment to the Lenders, and each Lender shall promptly reimburse such Issuing Bank for such Lender's Revolving Share of such payment, and such reimbursement shall be deemed for all purposes of this Agreement to constitute an Adjusted Base Rate Advance to the Borrower from such Lender. If such reimbursement is not made by any Lender to any Issuing Bank on the same day on which such Issuing Bank shall have made payment on any such draw, such Lender shall pay interest thereon to such Issuing Bank for each such day from the date such payment should have been made until the date repaid at a rate per annum equal to the Federal Funds Rate for each such day. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat each payment under a Letter of Credit not immediately reimbursed by the Borrower as a Borrowing comprised of Adjusted Base Rate Advances to the Borrower.

                  (d) OBLIGATIONS UNCONDITIONAL. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, notwithstanding the following circumstances:

                           (i) any lack of validity or enforceability of any Letter of Credit Documents;

                           (ii) any amendment or waiver of or any consent to departure from any Letter of Credit Documents;

                           (iii) the existence of any claim, set-off, defense or other right which the Borrower or any Lender or any other Person may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents or any unrelated transaction;

                           (iv)     any statement or any other document
                  presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect to the extent the Issuing Bank would not be liable therefor pursuant to the following paragraph (e);

                           (v) payment by the Issuing Bank under such Letter of Credit against presentation of a draft or certificate which does not comply with the terms of such Letter of Credit; or

                           (vi)     any other circumstance or happening
                  whatsoever, whether or not similar to any of the foregoing.

                  (e) LIABILITY OF ISSUING BANKS. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. No Issuing Bank, nor any other Lender, nor any of their respective officers or directors shall be liable or responsible for:

                           (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

                           (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged;

                           (iii) payment by such Issuing Bank against presentation of documents which do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

                           (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (including such Issuing Bank's own negligence),

         EXCEPT that the Borrower shall have a claim against such Issuing Bank, and such Issuing Bank shall be liable to, and shall promptly pay to, the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by (A) such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit or (B) such Issuing Bank's gross negligence in failing to make lawful payment under any Letter of Credit after the presentation to it of a draft and certificate strictly complying with the terms and conditions of such Letter of Credit. In furtherance and not in limitation of the foregoing, any Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation.

         Section 2.14 DETERMINATION OF LEVERAGE RATIO AND SENIOR LEVERAGE RATIO. In addition to the determination of the Leverage Ratio and the Senior Leverage Ratio in a Compliance Certificate, the Leverage Ratio and the Senior Leverage Ratio shall be determined by the Administrative Agent, as follows:

                  (a) ADJUSTMENTS. Following each making, acquisition or disposition by the Parent or its Subsidiary of an Investment or any Non-Replaced Property with an Investment Amount in excess of $5,000,000 or the incurrence by the Parent or its Subsidiary of additional Indebtedness (excluding any Obligations) in excess of $5,000,000 (an "ADJUSTMENT EVENT"), and the Administrative Agent's receipt of an Adjustment Report with respect thereto, the Administrative Agent shall adjust the Leverage Ratio and the Senior Leverage Ratio accordingly.

                  (b) NOTICE OF LEVERAGE RATIO AND SENIOR LEVERAGE RATIO CHANGE. Promptly following any date the Leverage Ratio and the Senior Leverage Ratio is determined in accordance with the preceding paragraph, the Administrative Agent shall give notice to the Lenders and the Borrower of the new Leverage Ratio and Senior Leverage Ratio.

         Section 2.15      LENDER REPLACEMENT.

                  (a) RIGHT TO REPLACE. The Borrower shall have the right to replace each Lender either (i) affected by a condition under Section 2.02(c)(vi), 2.09, 2.11, or 2.12 for more than 60 days or (ii) that refuses to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by 51% or more of the Non-Defaulting Lenders entitled to vote on such proposed change, waiver, discharge or termination, as (and to the extent) provided in Section 10.01 (each such affected or non-consenting Lender, an "AFFECTED LENDER") in accordance with the procedures in this
         Section 2.15 and provided that no reduction of the total Commitments occurs as a result thereof.

                  (b)      REPLACEMENT ALLOCATION.

                           (i) Upon the occurrence of any condition permitting the replacement of a Lender, the Administrative Agent in its sole discretion shall have the right to reallocate the amount of the Commitments of the Affected Lenders, including without limitation to Persons which are not already party to this Agreement but which qualify as Eligible Assignees, which election shall be made by written notice within 30 days after the date such condition occurs.

                           (ii) If the aggregate amount of the reallocated Commitments is less than the Commitments of the Affected Lenders, (A) the respective Commitments of the Lenders which have received such reallocated Commitments shall be increased by the respective amounts of their proposed reallocations, and
                  (B) the Borrower shall have the right to add additional Lenders which are Eligible Assignees to this Agreement to replace such Affected Lenders, which additional Lenders would have aggregate Commitments no greater than those of the Affected Lenders MINUS the amounts of the Commitments already reallocated.

                           (iii)    Notwithstanding any provision in this
                  Section 2.15 to the contrary, no Lender except for an Affected Lender may have such Lender's Commitment increased or decreased pursuant to the provisions of this
                  Section 2.15 without such Lender's written consent.

                  (c) PROCEDURE. Any assumptions of Commitments pursuant to this Section 2.15 shall be (i) made by the purchasing Lender or Eligible Assignee and the selling Lender entering into an Assignment and Assumption and by following the procedures in Section 10.06 for adding a Lender. In connection with the reallocation of the Commitments of any Lender pursuant to the foregoing paragraph (b), each Lender with a reallocated Commitment shall purchase from the Affected Lenders at par such Lender's Revolving Share or Term Share, as applicable, of the outstanding Advances of the Affected Lenders and assume such Lender's Revolving Share of the Affected Lenders' Letter of Credit Exposure and obligations with respect to Alternate Currency Swing Line Advances.

         Section 2.16 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Advances (excluding Alternate Currency Swing Line Advances) made by it in excess of its Revolving Share or Term Share, as applicable, of payments or collateral on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advances, as applicable, made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment or benefits of such collateral or proceeds ratably in accordance with the requirements of this Agreement with each of them; PROVIDED, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (a) the amount of such Lender's required repayment to the purchasing Lender to (b) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.16 may, to the fullest extent permitted by Legal Requirement, unless and until rescinded as provided above, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                                   ARTICLE III
                              CONDITIONS OF LENDING

         Section 3.01 CONDITIONS PRECEDENT TO THE INITIAL ADVANCE. The obligation of each Lender to make any Advance hereunder and of the Issuing Bank to issue any Letter of Credit are subject to the following conditions precedent being satisfied on or prior to September 15, 2002:

                  (a) DOCUMENTATION. The Administrative Agent shall have received counterparts of this Agreement executed by the Borrower and the Lenders, and the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, and, with respect to this Agreement, all Guaranties and Environmental Indemnities, in sufficient copies for each Lender:

                           (i)      the Notes, the Guaranties and the
                  Environmental Indemnities;

                           (ii) the Security Documents to the extent applicable executed by the Borrower, the Parent and the other Guarantors granting to the Administrative Agent for the benefit of the Lenders an Acceptable Lien in the Collateral, together with stock certificates, stock powers executed in blank, UCC-1 financing statements and any other documents, agreements or instruments necessary or desirable to create an Acceptable Lien in the Collateral, PROVIDED that in the Administrative Agent's discretion certain Security Documents necessary for the granting to the Administrative Agent for the benefit of the Lenders of an Acceptable Lien in Ownership Interests in Persons which are domiciled outside the United States may be executed and delivered within ten (10) Business Days of the Closing;

                           (iii) a certificate from a Responsible Officer of the Parent on behalf of the Borrower dated as of the Closing Date stating that as of the Closing Date (A) all representations and warranties of the Borrower set forth in this Agreement and the Credit Documents are true and correct in all material respects; (B) no Default has occurred and is continuing; (C) the conditions in this Section 3.01 have been met or waived in writing; and (D) to the best of the Borrower's knowledge there are no claims, defenses, counterclaims or offsets against the Lenders under the Credit Documents;

                           (iv) a certificate of the Secretary or an Assistant Secretary of the Parent on behalf of the Borrower and each corporation that is either a Guarantor or a general partner or manager of a Guarantor dated as of the date of this Agreement certifying as of the Closing Date (A) the names and true signatures of officers or authorized representatives of the Parent and such other Persons authorized to sign the Credit Documents to which such Person is a party in the capacity therein indicated, (B) resolutions of the Board of Directors or the members of the Parent and such other Persons with respect to the transactions herein contemplated, (C) either (x) the copies of the organizational documents of the Parent and such other Persons delivered to the Lenders are still true and correct and have not been amended or modified since such date or (y) copies of any modification or amendment to the organizational documents of the Parent or any such other Persons made since such date, (D) a true and correct copy of the partnership agreement for the Borrower and each Guarantor which is a partnership, (E) a true and correct copy of all partnership, corporate or limited liability company authorizations necessary or desirable in connection with the transactions herein contemplated, and (F) a true and correct copy of the Intercompany Agreement, the

                  Merger Agreement and the other principal documents being executed in consummation of the Merger, and the documents which evidence the MHC Indebtedness;

                           (v) a certificate of the Secretary or an Assistant Secretary of MHRI certifying the current (A) resolutions of the Board of Directors of such Person and the shareholders' vote with respect to the transactions contemplated in the Merger Agreement and the Registration Statements, and (B) charter and bylaws of MHRI and any modification or amendment to the articles or certificate of incorporation or bylaws of MHRI;

                           (vi) a certificate of the Secretary or an Assistant Secretary of IHC certifying the current (A) resolutions of the Board of Directors of such Person and the shareholders' vote with respect to the transactions contemplated in the Merger Agreement and the Registration Statements, and (B) charter and bylaws of IHC and any modification or amendment to the articles or certificate of incorporation or bylaws of IHC;

                          (vii) (A) one or more favorable written opinions of DeCampo, Diamond & Ash, special counsel for the Borrower, the Parent, and their Subsidiaries, in a form reasonably acceptable to the Administrative Agent, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, and (B) such other legal opinions as either of the Administrative Agent shall reasonably request, in each case dated as of the Closing Date and with such changes as the Administrative Agent may approve, PROVIDED that in the Administrative Agent's discretion certain legal opinions related to Persons which are domiciled outside the United States may be executed and delivered within ten
                  (10) Business Days of the Closing;

                           (viii) a Compliance Certificate dated as of the Closing Date reflecting for the financial tests covered therein the financial performance for the Borrower for the Rolling Period ended June 30, 2002, together with a certificated pro forma balance sheet of the Parent as of the Closing Date assuming the Merger was consummated and the Pre-Existing Designated Senior Indebtedness had been repaid, duly completed and executed by the Chief Financial Officer or Treasurer of the Parent;

                           (ix) evidence reasonable satisfactory to the Administrative Agent that the Merger and the other transactions contemplated by the Merger Agreement and the Registration Statements have been consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements;

                          (x)      the Equity Inns Letter and the MHC Letter;
                  and


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                           (xi)     such other documents, governmental
                  certificates, agreements, lien searches as the Administrative Agent may reasonably request.

                  (b) MERGER. The Merger and the other transactions contemplated by the Merger Agreement and the Registration Statements shall have been consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements.

                  (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties contained in Article IV hereof, the Security Agreement, the Guaranties and the Environmental Indemnities shall be true and correct in all material respects.

                  (d) CERTAIN PAYMENTS. The Borrower shall have paid or repaid, as applicable, (i) the fees required to be paid as of the execution of this Credit Agreement pursuant to the Fee Letter and the Co-Lead Arranger Fee Letter and (ii) the Pre-Existing Designated Senior Indebtedness.

                  (e) SECURITY DOCUMENTS. Except as expressly contemplated by the provisions of Section 3.01(a)(ii) above, the Administrative Agent shall have received all appropriate evidence required by the Administrative Agent in its reasonable discretion necessary to determine that the Administrative Agent has an Acceptable Lien in the Collateral, including, without limitation, lien searches conducted on the Borrower and the Guarantors and lien releases with respect to any Collateral currently subject to a Lien other than Permitted Encumbrances.

         Section 3.02 CONDITIONS PRECEDENT FOR EACH BORROWING OR LETTER OF CREDIT. The obligation of each Lender to fund an Advance on the occasion of each Borrowing (other than the Conversion or continuation of any existing Borrowing) and of any Issuing Bank to issue or increase or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the issuance, increase or extension of such Letter of Credit:

                  (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance or increase or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or the issuance or increase or extension of such Letter of Credit such statements are true):

                           (i) the representations and warranties contained in Article IV hereof, the Security Agreement, the Guaranties, the Environmental Indemnities and the other Credit Documents, as such representations and warranties may change based upon events or activities permitted by this Agreement, are correct in all material respects on and as of the date of such Borrowing or the issuance or increase or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance or increase or extension of such Letter of

                  Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date; and

                           (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, as evidenced by a Compliance Certificate executed and delivered by the Borrower to the Administrative Agent dated as of the date of the Notice of Borrowing; PROVIDED that the financial tests in such Compliance Certificate do not need to be updated from the last Compliance Certificate delivered by the Borrower except for an update of the Leverage Ratio and the Senior Leverage Ratio if an Adjustment Event has occurred since the date of such Compliance Certificate and the Borrower has not yet delivered the Adjustment Report in connection with such Adjustment Event; and

                  (b) the Administrative Agent shall have received such other approvals, opinions or documents deemed necessary or desirable by any Lender or the Administrative Agent as such party may reasonably request.

         Section 3.03 CONDITIONS AS COVENANTS. If the Lenders make any Advances, or the Issuing Bank issues a Letter of Credit, prior to the satisfaction of all conditions precedent set forth in Sections 3.01 and 3.02., the Borrower shall nevertheless cause such condition or conditions to be satisfied within two (2) Business Days (ten (10) Business Days for those items for which the Borrower is permitted such time period pursuant to the provisions of Section 3.01) after the date of the making of such Advances or the issuance of such Letter of Credit.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants as follows:

         Section 4.01      EXISTENCE; QUALIFICATION; PARTNERS; SUBSIDIARIES.

                  (a) The Borrower is a limited partnership duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to the Borrower.

                  (b) The Parent is a corporation duly organized, validly existing, and in good standing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of property or conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to the Parent. The Parent is the survivor by merger of IHC into MHRI, as more particularly described in the Registration Statements, and has had its name legally changed to "Interstate Hotels & Resorts, Inc.". The Merger and the other transactions contemplated by the Merger Agreement have been consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements.

                  (c) The Parent is duly listed on the New York Stock Exchange, Inc. and the Parent has timely filed all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

                  (d) The Parent owns approximately 97% of the partnership interest in the Borrower and is the sole general partner of the Borrower. The only Material Subsidiaries of the Parent are the Borrower and Subsidiaries of the Borrower. The Parent has no first tier Subsidiaries except for the Borrower.

                  (e) Upon completion of the reverse stock split contemplated by the Registration Statements, the entire authorized capital stock of the Parent consists of (i) 50,000,000 shares of Parent common stock of which approximately 20,127,000 shares of Parent common stock are duly and validly issued and outstanding, fully paid and nonassessable as of July 31, 2002 and (ii) 1,000,000 shares of Parent preferred stock of which no shares are issued or outstanding.

                  (f) Each Subsidiary of the Borrower is a limited partnership, general partnership or limited liability company duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation and in good standing and qualified to do business in each jurisdiction where conduct of its business requires such qualification, except where the failure to so qualify would not cause a Material Adverse Change to such Subsidiary. Except for the Beverage Entities and the Dissolving Subsidiaries, the Parent has no Subsidiaries on the date of this Agreement other than the Borrower and the Subsidiaries listed on the attached Schedule 4.01, and Schedule
         4.01 lists the jurisdiction of formation, and the address of the principal office of each such Subsidiary existing on the date of this Agreement. As of the date of this Agreement, the Parent or the Borrower owns, directly or indirectly, at least the percentage interests in each such Subsidiary listed on the attached Schedule 4.01.

                  (g) Except for those Material Subsidiaries domiciled in a jurisdiction outside the United States, each of the Borrower, the Parent and each of the Material Subsidiaries is domiciled in the State of Delaware.

         Section 4.02 PARTNERSHIP AND CORPORATE POWER. The execution, delivery, and performance by the Borrower and each Guarantor of the Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby (a) are within such Persons' partnership, limited liability company and corporate powers, as applicable, (b) have been duly authorized by all necessary corporate, limited liability company and partnership action, as applicable, (c) do not contravene (i) such Person's certificate or articles, as the case may be, of incorporation or by-laws, operating agreement or partnership agreement, as applicable, or (ii) any law or any contractual restriction binding on or affecting any such Person, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (d) will not result in or require the creation or imposition of any Lien prohibited by this

         Agreement. At the time of each Borrowing, such Borrowing and the use of the proceeds of such Borrowing will be within the Borrower's partnership powers, will have been duly authorized by all necessary partnership action, (a) will not contravene (i) the Borrower's partnership agreement or (ii) any law or any contractual restriction binding on or affecting the Borrower, the contravention of which could reasonably be expected to cause a Material Adverse Change, and (b) will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

         Section 4.03 AUTHORIZATION AND APPROVALS. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower or any Guarantor of the Credit Documents to which it is a party or the consummation of the transactions contemplated thereby. At the time of each Borrowing, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or the use of the proceeds of such Borrowing the absence of which could reasonably be expected to cause a Material Adverse Change.

         Section 4.04 ENFORCEABLE OBLIGATIONS. This Agreement, the Notes, and the other Credit Documents to which the Borrower is a party have been duly executed and delivered by the Borrower; each Guaranty and the other Credit Documents to which each Guarantor and the Parent is a party have been duly executed and delivered by such Guarantor; and the Environmental Indemnity and Security Agreement have been duly executed and delivered by the respective parties thereto. Each Credit Document is the legal, valid, and binding obligation of the Borrower, the Parent, and each Guarantor which is a party to it enforceable against the Borrower, the Parent, and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity (whether considered in proceeding at law or in equity).

         Section 4.05 FINANCIAL STATEMENTS. The respective Consolidated balance sheets, statements of operations, shareholders' equity and cash flows of MHRI and its Subsidiaries and IHC and its Subsidiaries contained in their respective Financial Statements and Registration Statements, and the corresponding pro forma financial statements for the Parent and its Subsidiaries, fairly present the financial condition in all material respects and reflects the Indebtedness of such Person and such Person's Subsidiaries on a Consolidated basis as of the dates indicated in the Financial Statements and the Registration Statements and the respective results of the operations for the periods indicated, and such balance sheets and statements were prepared in accordance with GAAP, subject to year-end adjustments. Since the date of such statements, no Material Adverse Change has occurred.

         Section 4.06 TRUE AND COMPLETE DISCLOSURE. No representation, warranty, or other statement made by the Borrower (or on behalf of the Borrower) in this Agreement or any other Credit Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date of this Agreement. There is no fact known to any Responsible Officer of the Borrower or the Parent on the date of this Agreement that has not been disclosed to the Administrative Agent which could reasonably be expected to cause a Material Adverse Change. All projections, estimates, and pro forma financial information furnished by the Borrower and/or the Parent or on behalf of the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed to be reasonable at the time such projections, estimates, and pro forma financial information were furnished. No representation, warranty or other statement made in MHRI's or IHC's latest 10K, 10Q or annual report or the Registration Statements contains any untrue statement of material fact or omits to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made as of the date same were made. Borrower and/or Parent has made all filings required by the Exchange Act.

         Section 4.07      LITIGATION. Except as set forth in the attached
Schedule 4.07, there is no pending or, to the best knowledge of the Borrower, threatened investigation, action or proceeding affecting the Borrower or the Parent or any of their respective Subsidiaries by or before any court, Governmental Authority or arbitrator either (a) in which in Borrower's good faith judgment the anticipated loss is over $500,000 (PROVIDED that with respect to the giving of this representation after the date of this Agreement, the representation shall only be deemed to apply to those matters for which Administrative Agent would have been entitled to notice under Section 5.05(k)) or (b) which in Borrower's good faith judgment would result in criminal penalties against the Parent, the Borrower or their respective Subsidiaries which could reasonably be expected to cause a Material Adverse Change.

         Section 4.08      USE OF PROCEEDS AND LETTERS OF CREDIT.

                  (a) ADVANCES. The proceeds of the Advances shall be used by the Borrower for (i) working capital and general corporate purposes,
         (ii) the making of Permitted New Investments pursuant to the provisions of Section 6.06, (iii) the repayment of MHC Indebtedness within 3 days of the Closing Date in an amount of up to $3,000,000 in the aggregate,
         (iv) the repayment of Pre-Existing Designated Senior Indebtedness, and
         (v) for costs incurred in connection with the Merger and with the Parent's or any of its Subsidiary's sale or issuance of equity securities or incurrence of Indebtedness issued or incurred in compliance with this Agreement.

                  (b) REGULATIONS. No proceeds of Advances will be used to purchase or carry any Margin Stock or be used in violation of Regulations T, U or X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

                  (c) LETTERS OF CREDIT. The Letters of Credit shall be used by the Borrower in connection with (i) the making of Permitted New Investments pursuant to the provisions of Section 6.06 and (ii) the Borrower's Hospitality Management Business and ancillary activities.


                                      -710

         Section 4.09 INVESTMENT COMPANY ACT. Neither the Borrower, the Parent nor any of their respective Subsidiaries is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 4.10 TAXES. All federal, state, local and foreign tax returns, reports and statements required to be filed (after giving effect to any extension granted in the time for filing) by the Parent, the Borrower, their respective Subsidiaries, or any member of a Controlled Group have been filed with the appropriate governmental agencies in all jurisdictions in which such returns, reports and statements are required to be filed, and where the failure to file could reasonably be expected to cause a Material Adverse Change, except where contested in good faith and by appropriate proceedings; and all taxes and other impositions due and payable (which are material in amount) have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss (which are material in amount) may be added thereto for non-payment thereof except where contested in good faith and by appropriate proceedings. As of the date of this Agreement, neither the Parent, the Borrower, any of their respective Subsidiaries nor any member of a Controlled Group has given, or been requested to give, a waiver of the statute of limitations relating to the payment of any federal, state, local or foreign taxes or other impositions. None of the Property owned by the Parent, the Borrower, any of their respective Subsidiaries or any other member of a Controlled Group is Property which the Parent, the Borrower, any of their respective Subsidiaries or any member of a Controlled Group is required to be treated as being owned by any other Person pursuant to the provisions of Section 168(f)(8) of the Code. Proper and accurate amounts have been withheld by the Parent, the Borrower, their respective Subsidiaries and all members of each Controlled Group from their employees for all periods to comply in all material respects with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law. Timely payment of all material sales and use taxes required by applicable law have been made by the Parent, the Borrower, their respective Subsidiaries and all other members of each Controlled Group, the failure to timely pay of which could reasonably be expected to cause a Material Adverse Change. The amounts shown on all tax returns to be due and payable have been paid in full or adequate provision therefor is included on the books of the appropriate members of the applicable Controlled Group.

         Section 4.11 PENSION PLANS. All Plans are in compliance in all material respects with all applicable provisions of ERISA. No Termination Event has occurred with respect to any Plan, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred and there has been no excise tax imposed under Section 4971 of the Code. No Reportable Event has occurred with respect to any Multiemployer Plan, and to the Borrower's actual knowledge each Multiemployer Plan has complied with and been administered in all material respects with applicable provisions of ERISA and the Code. Neither the Borrower, nor any member of a Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which there is any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any member of a Controlled Group has received notice that any Multiemployer Plan is insolvent or in reorganization.

         Section 4.12 INSURANCE. The Borrower and each of its Subsidiaries carry the insurance required pursuant to the provisions of Section 5.07.

         Section 4.13      NO BURDENSOME RESTRICTIONS; NO DEFAULTS.

                  (a) Except in connection with Indebtedness which is (i) either permitted pursuant to the provisions of Section 6.02, or (ii) being repaid with the proceeds of the initial Borrowing, neither the Borrower nor any of its Subsidiaries is a party to any indenture, loan or credit agreement. Neither the Borrower, the Parent nor any of their respective Subsidiaries is a party to any agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, nor the Parent, nor their respective Subsidiaries has entered into or suffered to exist any agreement (other than this Agreement and the Credit Documents and as set forth in the Permitted Property Agreements and the Permitted Housing Agreements) (i) prohibiting the creation or assumption of any Lien upon the Properties of the Parent, the Borrower or any of their respective Subsidiaries (except for Properties of and Ownership Interests in the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (ii) requiring an obligation to be secured if some other obligation is or becomes secured.

                  (b) Neither the Borrower, the Parent nor any of their Subsidiaries is in default under or with respect to any contract or agreement which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower, the Parent nor any of their Subsidiaries has received any notice of default under any material contract or agreement which is continuing and which, if not cured, could reasonably be expected to cause a Material Adverse Change.

                  (c) No Default has occurred and is continuing (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

         Section 4.14      ENVIRONMENTAL CONDITION.

                  (a) Except as disclosed in Schedule 4.14 (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given), to the knowledge of the Borrower, the Borrower, the Parent and their respective Subsidiaries (i) have obtained all Environmental Permits material for the operation of their respective Properties and the conduct of their respective businesses; (ii) have been and are in material compliance with all terms and conditions of such Environmental Permits and with all other requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Environmental Permit; and (iv) are not subject to any actual or contingent Environmental Claim.

                  (b) Except as disclosed in Schedule 4.14, to the knowledge of Borrower, no Property which is presently or previously owned or operated by the Borrower, the Parent or of any of their respective present or former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any Environmental Laws which could reasonably be expected to cause a Material Adverse Change;
         (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property operated by the Borrower, the Parent or any of their respective Subsidiaries, wherever located; (iii) has been the site of any Release, use or storage of Hazardous Substances or Hazardous Wastes from present or past operations except for Permitted Hazardous Substances, which Permitted Hazardous Substances have not caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response or (iv) none of the Improvements are constructed on land designated by any Governmental Authority having land use jurisdiction as wetlands.

         Section 4.15      LEGAL REQUIREMENTS, ZONING. Except as set forth on
Schedule 4.15 attached hereto, the current use and operation of each Property which is presently owned or operated by the Borrower, the Parent or of any of their respective Subsidiaries, wherever located, (a) constitutes a legal use under applicable zoning regulations (as the same may be modified by special use permits or the granting of variances) and (b) complies in all material respects with all Legal Requirements, and does not violate in any material respect any material approvals, material restrictions of record or any material agreement affecting any such Property (or any portion thereof) except for non-legal use or non-compliance which in the aggregate would not cause a Material Adverse Change. The Borrower, the Parent and their respective Subsidiaries possess all certificates of public convenience, authorizations, permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights (collectively "PERMITS") required by Governmental Authority to own or operate Properties, as applicable, the Properties they own or operate, except for those Permits that if not obtained would not cause a Material Adverse Change. The Borrower, the Parent and their respective Subsidiaries own and operate their business in material compliance with all applicable Legal Requirements except for non-compliance which in the aggregate would not cause a Material Adverse Change.

         Section 4.16 EXISTING INDEBTEDNESS AND INTEREST RATE AGREEMENTS; SOLVENCY.

                  (a) Except for the Obligations, the only Indebtedness or Interest Rate Agreements of the Borrower or any of its Subsidiaries existing as of the Effective Date are set forth on Schedule 4.16 attached hereto. No "default" or "event of default", however defined, has occurred and is continuing under any such Indebtedness or Interest Rate Agreement (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

                  (b) To the best of the Borrower's knowledge, after giving effect to the consummation of the Merger, (i) the fair value and present fair saleable value on a going concern basis of the Property of the Parent, the Borrower and their respective Subsidiaries, on a Consolidated basis, exceeds the amount that will be required to pay the probable liabilities of such Persons, on a Consolidated basis, on their Indebtedness, as such Indebtedness becomes absolute and matured, (ii) the Parent, the Borrower and their respective Subsidiaries, on a Consolidated basis, will have sufficient cash flow to enable them to pay their debts as they mature, and (iii) the Parent, the Borrower and their respective Subsidiaries, on a Consolidated basis, are able to pay their Indebtedness as it matures in the normal course of business.

         Section 4.17 LEASING ARRANGEMENTS. The only material leases for which either the Borrower or a Guarantor is a lessee are the Existing Participating Leases and office leases. The Existing Participating Leases are in full force and effect; no monetary defaults by the Borrower or any Guarantor, or to the actual knowledge of the Borrower by any other party thereto, exist thereunder; and no other defaults by the Borrower or any Guarantor, or to the actual knowledge of the Borrower by any other party thereto, exist thereunder which could reasonably be expected to cause a Material Adverse Change (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

         Section 4.18 MANAGEMENT AGREEMENTS. The only management agreements for which either the Borrower or a Guarantor is a manager are the Existing Management Agreements. The Existing Management Agreements are in full force and effect; no monetary defaults by the Borrower or any Guarantor, or to the actual knowledge of the Borrower by any other party thereto, exist thereunder; and no other defaults by the Borrower or any Guarantor, or to the actual knowledge of the Borrower by any other party thereto, exist thereunder which could reasonably be expected to cause a Material Adverse Change (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given). The Existing Management Agreements with MHC and MHC's Subsidiaries do not provide for any performance standards for the years 2001 or 2002.

         Section 4.19 INTERCOMPANY AGREEMENT. The Intercompany Agreement is in full force and effect and no material defaults by the Borrower or any Guarantor, or to the actual knowledge of the Borrower by any other party thereto, exist thereunder (or with respect to the giving of this representation after the date of this Agreement, as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

         Section 4.20 FRANCHISE AGREEMENTS. The only franchise agreements or license agreements to which the Borrower or a Guarantor are a party are those certain agreements disclosed to the Administrative Agent in writing. Any such franchise and license agreements are in full force and effect and no material defaults by the Borrower or any Subsidiary exist thereunder (or with respect to the giving of this representation after the date of this Agreement,

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as otherwise disclosed to the Administrative Agent in writing after the date of this Agreement and prior to the date such representation is deemed given).

         Section 4.21      OWNED HOSPITALITY PROPERTIES. Except as set forth on
Schedule 4.21 attached hereto, neither the Borrower, the Parent nor of any of their respective Subsidiaries owns any Owned Hospitality Properties; PROVIDED that such Persons do own Ownership Interests in Unconsolidated Entities which own Owned Hospitality Properties. None of the Owned Hospitality Properties have been or are subject to a condemnation proceeding or a casualty which individually or in the aggregate could cause a Material Adverse Change.

         Section 4.22 APPROVED INTER-COMPANY INDEBTEDNESS. The only inter-company Indebtedness between the Parent, the Borrower and any of their respective Subsidiaries is the Approved Inter-Company Indebtedness. The Approved Inter-Company Indebtedness Loan Documents listed on Schedule 1.01(b) are all of the documents evidencing or securing the Approved Inter-Company Indebtedness or executed by the applicable parties in connection with the Approved Inter-Company Indebtedness. The Borrower has provided the Administrative Agent with a true, correct and complete copy of the Approved Inter-Company Indebtedness Loan Documents and such documents have not been amended or modified except as set forth in Schedule 1.01(b). The outstanding amount of the Approved Inter-Company Indebtedness as of the date hereof is set forth on Schedule 1.01(b).

         Section 4.23      INSURANCE BUSINESS.

                  (a) INSURANCE COMPANIES, INSURANCE LICENSES AND DEPOSITED SECURITIES. Each Insurance Company is listed in Schedule 4.23(a).
         Schedule 4.23(a) hereto lists all of the jurisdictions in which each Insurance Company holds a Insurance License and is authorized to transact insurance business as of the Closing Date and the line or lines of insurance in which each Insurance Company is engaged. No Insurance License held by any Insurance Company, the loss of which could reasonably be expected to cause a Material Adverse Change, is the subject of a proceeding for suspension or revocation. To the knowledge of the Borrower, the Parent or any of their respective Subsidiaries, there is not a sustainable basis for such suspension or revocation, and no such suspension or revocation has been threatened by any Governmental Authority. Each of the Insurance Companies has filed all reports, statements, documents, registrations, filings or submissions required to be filed by it with any applicable Governmental Authority, which filings conform in all material respects to any applicable Legal Requirements, except where the failure to so file or conform could not, individually or in the aggregate, be reasonably expected to cause a Material Adverse Change. Schedule 4.23(a) sets forth a true, correct and complete listing of all securities deposited with state insurance departments and other Governmental Authority, which deposits have been completed in accordance with the schedule of deposits set forth in each Insurance Company's December 31, 2001 Insurance Annual Statement.

                  (b) SAP FINANCIAL STATEMENTS, EXAMINATION REPORTS AND LOSS RUNS. The Borrower has previously delivered to the Administrative Agent for distribution to each of the Lenders true and complete copies of the SAP Financial Statements as filed with the domiciliary state insurance departments of each Insurance Company as of and for the years ended December 31, 2001, 2000 and 1999, prepared in compliance with GAAP. Each of the SAP Financial Statements fairly presents in all material respects the results of operations of the applicable Insurance Company for the period therein set forth, in each case in accordance with SAP. The schedules included in the SAP Financial Statements, when considered in relation to the basic statutory financial statements included therein, present fairly in all material respects the information shown therein. Each of the SAP Financial Statements was correct in all material respects when filed and did not omit to state any material facts required to be stated or necessary in order to make the SAP Financial Statements not misleading. The Borrower has previously delivered to the Administrative Agent for distribution to each of the Lenders true and complete copies of all examination reports of insurance departments and any insurance regulatory agencies since December 31, 2001 relating to the Insurance Companies. The loss runs for the years ended December 31, 2001, 2000 and 1999, which the Borrower has previously delivered to the Administrative Agent for distribution to each of the Lenders in writing, are true, correct and complete in all material respects.

                  (c) INVESTMENT PORTFOLIOS. The Borrower has previously delivered to the Administrative Agent for distribution to each of the Lenders true and complete lists as of December 31, 2001 of all assets held in the investment portfolios of the Insurance Companies. None of the investments included in such investment portfolios is in default with respect to the payment of principal, interest or dividends thereon or is materially impaired. All such investments comply with all applicable Legal Requirements except for non-compliance which in the aggregate would not cause a Material Adverse Change. Each Insurance Company owns assets which qualify as admitted assets under applicable state insurance Legal Requirements in an amount at least equal to the sum of all of its Insurance Reserve Liabilities and minimum statutory capital and Insurance Surplus reflected on the latest SAP Financial Statements.

                  (d) INSURANCE RESERVE LIABILITIES AND ADEQUATE PROVISIONS. All Insurance Reserve Liabilities as established or reflected in the SAP Financial Statements (i) were determined in accordance with generally accepted actuarial standards consistently applied, (ii) are fairly stated in accordance with sound actuarial principles, (iii) are based on actuarial assumptions that are in accordance with those called for by the relevant Insurance Contract and the related Reinsurance Contract and (iv) meet in all material respects the requirements of all applicable insurance Legal Requirements. Adequate provision for such Insurance Reserve Liabilities has been made (under generally accepted actuarial principles consistently applied) to cover the total amount of all reasonably anticipated matured and unmatured benefits, dividends, claims and other liabilities of the Insurance Companies under all Insurance Contracts and Reinsurance Contracts on the date of such SAP Financial Statement based on then current information that forms a reasonable basis for such determination. Each of the Insurance Companies owns assets that qualify as legal reserve assets under applicable insurance Legal Requirements in an amount at least equal to all of such Insurance Company's Insurance Reserve Liabilities. Adequate provision has been made for all estimated losses, settlements, costs and expenses from pending suits, actions and proceedings contemplated by the SAP Financial Statements.

                  (e) INSURANCE CONTRACTS AND REINSURANCE CONTRACTS. Each outstanding Insurance Contract issued, reinsured or underwritten by an Insurance Company is listed in Schedule 4.23(e), together with the maximum amount payable by an Insurance Company thereunder. All outstanding Reinsurance Contracts with respect to such Insurance Contracts are listed in Schedule 4.23(e), together with the maximum amount payable by an Insurance Company thereunder. All Insurance Contracts, Reinsurance Contracts and any and all marketing materials are, to the extent required under applicable Legal Requirements, on forms approved by the insurance regulatory authority of the jurisdiction where issued or filed and have not been objected to by such authority within the period provided for objection and have been filed or registered as required with all other applicable Governmental Authorities. As to premium rates established by each Insurance Company and required to be filed or approved, the premiums charged comply with the applicable Legal Requirements. In addition, there is no pending or, to the knowledge of the Borrower, the Parent or any of their respective Subsidiaries, threatened charge by any insurance regulatory authority that any of the Insurance Companies has violated, nor any pending or, to the knowledge of the Borrower, the Parent or any of their respective Subsidiaries, threatened investigation by any insurance regulatory authority with respect to possible violations of, any applicable Legal Requirements where such violations would, individually or in the aggregate, cause a Material Adverse Change. All Insurance Contracts and Reinsurance Contracts have been marketed, sold and issued in compliance with all applicable Legal Requirements, except as could not reasonably be expected to cause a Material Adverse Change, including, without limitation, in compliance with (i) all applicable prohibitions against "redlining" or withdrawal of business lines, (ii) all applicable requirements relating to the disclosure of the nature of insurance products as policies of insurance and (iii) all applicable requirements relating to insurance product projections and illustrations.

                  (f) PAYMENT OF BENEFITS. All benefits payable with respect to each Insurance Contract by a Insurance Company or, to the knowledge of the Borrower, the Parent or any of their respective Subsidiaries, by any other person that is a party to or bound by such Insurance Contract, have in all material respects been paid in accordance with the terms of such Insurance Contract. All benefits payable with respect to each Reinsurance Contract, have in all material respects been paid in accordance with the terms of such Reinsurance Contract.

                  (g) NOTICE OF LIKELY DEFAULTS. No Insurance Company has received any written, or to the knowledge of the Borrower, the Parent or any of their respective Subsidiaries, oral information that would cause it to believe that the financial condition of any other party to any Insurance Contract or Reinsurance Contract is so impaired as to be reasonably likely to result in a default by such party under such contract which could reasonably be expected to cause a Material Adverse Change.

         Section 4.24 PERMITTED HOUSING BUSINESS LEASING. Schedule 4.24 sets forth a true and accurate summary of the Units currently leased by the Parent and the Parent's Subsidiaries', together with (a) a description of the market for such Units, (b) the breakdown of whether the term of the applicable lease of such Units is less than or equal to 1 year, greater than 1 year but less than 5 years, or equal to or greater than 5 years, and (c) the occupancy level by market for such Units as of the Effective Date.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, the Borrower agrees to comply with the following covenants.

         Section 5.01 COMPLIANCE WITH LAWS. The Borrower will comply, and cause the Parent and each of its Subsidiaries to comply, in all material respects with all Legal Requirements.

         Section 5.02      PRESERVATION OF EXISTENCE; SEPARATENESS, ETC.

                  (a) The Borrower will preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its partnership, limited liability company or corporate (as applicable) existence, rights, franchises and privileges in the jurisdiction of its formation, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign partnership, corporation or limited liability company, as applicable in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

                  (b) The Parent common stock shall at all times be duly listed on the New York Stock Exchange, Inc. and (ii) the Parent shall timely file all reports required to be filed by it with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

                  (c) The Borrower shall cause the PErmitted Other Subsidiaries which have Indebtedness to, (i) maintain financial statements, accounting records and other corporate records and other documents separate from all non-Permitted Other Subsidiaries, (ii) maintain their own bank accounts in their own name, separate from all non-Permitted Other Subsidiaries, (iii) pay their own expenses and other liabilities from their own assets and incur (or endeavor to incur) obligations to other Persons based solely upon their own assets and creditworthiness and not upon the creditworthiness of each other or any other Person, and (iv) file their own tax returns or, if part of a consolidated group, join in the consolidated tax return of such group as a separate member thereof.

                  (d) The Borrower shall, and shall cause the Permitted Other Subsidiaries which have Indebtedness to, take all actions necessary to keep such Permitted Other Subsidiaries, separate from the Borrower and the Borrower's other Subsidiaries, including, without limitation, (i) the taking of action under the direction of the Board of Directors, members or partners, as applicable, of such Permitted Other Subsidiaries and, if so required by the Certificate of Incorporation or the Bylaws, operating agreement or partnership agreement, as applicable, of such Permitted Other Subsidiaries or by any Legal Requirement, the approval or consent of the stockholders, members or partners, as applicable, of such Permitted Other Subsidiaries, (ii) the preparation of corporate, partnership or limited liability company minutes for or other appropriate evidence of each significant transaction engaged in by such Permitted Other Subsidiaries, (iii) the observance of separate approval procedures for the adoption of resolutions by the Board of Directors or consents by the partners, as applicable, of such Permitted Other Subsidiaries, on the one hand, and of the Borrower and the Borrower's other Subsidiaries, on the other hand, and (iv) preventing the cash, cash equivalents, credit card receipts or other revenues of the Hospitality Properties owned by such Permitted Other Subsidiaries or any other assets of such Permitted Other Subsidiaries from being commingled with the cash, cash equivalents, credit card receipts or other revenues collected by the Borrower or the Borrower's other Subsidiaries.

                  (e) The Borrower shall take all steps reasonably necessary to avoid (i) misleading any other Person as to the identity of the entity with which such Person is transacting business or (ii) implying that the Borrower is, directly or indirectly, absolutely or contingently, responsible for the Indebtedness or other obligations of the Permitted Other Subsidiaries or any other Person.

                  (f) The Borrower shall cause all the transactions contemplated by the Merger Agreement and the Registration Statements that have not been consummated prior to the initial Borrowing under this Agreement to be promptly consummated in accordance with the terms of the Merger Agreement, all Legal Requirements and all corporate and partnership governance requirements, including without limitation the conversion of Indebtedness of and preferred stock in IHC or IHC's Subsidiaries into Ownership Interests of the Parent or the Borrower, all as evidenced to the reasonable satisfaction of the Administrative Agent.

         Section 5.03 PAYMENT OF TAXES, ETC. The Borrower will pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by Legal Requirement become a Lien upon its Property; PROVIDED, HOWEVER, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim (a) which is being contested in good faith and by appropriate proceedings, (b) with respect to which reserves in conformity with GAAP have been provided, (c) such charge or claim does not constitute and is not secured by any choate Lien on any portion of any Owned Hospitality Property and no portion of any Owned Hospitality Property is in jeopardy of being sold, forfeited or lost during or as a result of such contest,
(d) neither the Administrative Agent nor any Lender could become subject to any civil fine or penalty or criminal fine or penalty, in each case as a result of non-payment of such charge or claim and (e) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change.

         Section 5.04 VISITATION RIGHTS; LENDER MEETING. Subject to the rights of the owners of the Hospitality Properties for which there are Permitted Property Agreements, at any reasonable time and from time to time and so long as any visit or inspection will not unreasonably interfere with the Borrower's or any of its Subsidiary's operations, upon reasonable notice, the Borrower will permit the Administrative Agent and any Lender or any of its agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit and inspect at its reasonable discretion the Properties owned or operated by the Borrower and any of its Subsidiaries, to discuss the affairs, finances and accounts of such Persons with any of their respective officers or directors. Without in any way limiting the foregoing, the Borrower will, upon the request of the Administrative Agent, participate in a meeting with the Administrative Agent and the Lenders once during each calendar year to be held at the Borrower's office in the District of Columbia or Dallas, Texas (or such other location as may be agreed to by the Borrower and the Administrative Agent) at such time as may be agreed to by the Borrower and the Administrative Agent.

         Section 5.05 REPORTING REQUIREMENTS. The Borrower will furnish to the Administrative Agent, with respect to those items set forth in clauses
(a)-(c) and (i), and each Lender:

                  (a) QUARTERLY FINANCIALS. As soon as available and in any event not later than 50 days after the end of each Fiscal Quarter of the Parent (except for the Fiscal Quarter which ends on the date the Fiscal Year ends), the unaudited Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such quarter and the related unaudited statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Quarter and the period commencing at the end of the previous year and ending with the end of such Fiscal Quarter, and the corresponding figures as at the end of, and for, the corresponding periods in the preceding Fiscal Year, all duly certified with respect to such statements (subject to year-end audit adjustments) by a Responsible Officer of the Parent as having been prepared in accordance with GAAP, together with (i) a Compliance Certificate duly executed by a Responsible Officer of the Parent; PROVIDED that the Parent's Total Indebtedness used to calculate the Leverage Ratio and the Senior Leverage Ratio in such Compliance Certificate shall be the Parent's Total Indebtedness as of the Status Reset Date during the Fiscal Quarter in which such Compliance Certificate was delivered, and (ii) a report certified by a Responsible Officer of the Parent setting forth for each Hospitality Property owned or operated by the Parent or any of its Subsidiaries as of the end of such Fiscal Quarter the Adjusted EBITDA for such Hospitality Property for the Rolling Period then ended, both in total and by Fiscal Quarter for such Rolling Period; PROVIDED that for those Hospitality Properties for which the Parent or any of its Subsidiaries is only a manager, the Borrower shall only be obligated to use the Borrower's commercially reasonable efforts to provide the information required by this clause
         (ii) and shall not be obligated to disclose any confidential information.

                  (b) ANNUAL FINANCIALS. As soon as available and in any event not later than 95 days after the end of each Fiscal Year of the Parent, a copy of the Consolidated balance sheets of the Parent and its Subsidiaries as of the end of such Fiscal Year and the related Consolidated statements of income, shareholders' equity and cash flows of the Parent and its Subsidiaries for such Fiscal Year, and the corresponding figures as at the end of, and for, the preceding Fiscal Year, and audited and certified by KPMG, L.L.P. or other independent certified public accountants of nationally recognized standing reasonably acceptable to the Administrative Agent in an opinion, without qualification as to the scope, and including, if requested by the Administrative Agent, any management letters delivered by such accountants to the Parent in connection with such audit, together with
         (i) the documents required in clauses (i) and (ii) of the preceding
         Section 5.05(a) and (ii) a certificate duly executed by a Responsible Officer of the Parent which reflects in detail reasonably acceptable to the Administrative Agent the financial performance of the applicable Person related to the financial covenants contained in the documentation for any Permitted Other Indebtedness. As soon as available and in any event not later than 50 days after the end of each Fiscal Year of the Parent, the Borrower will furnish to the Administrative Agent a draft Compliance Certificate duly executed by a Responsible Officer of the Parent for such end of Fiscal Year financial statements. Such draft Compliance Certificate will be used for purposes of re-determining Status at the Status Reset Date following the end of such Fiscal Year. If the final Compliance Certificate delivered in connection with the financial statements for the end of such Fiscal Year reflects a different Status than that reflected in the draft Compliance Certificate, then (a) the Borrower shall be deemed to have been at the Status set forth in the final Compliance Certificate since the Status Reset Date following the end of the Fiscal Year and (b) within five (5) Business Days following delivery of such final Compliance Certificate, either the Borrower will pay to the Lenders or the Lenders will pay to the Borrower, as applicable, the amount of the adjustment of interest and fees payable by the Borrower under this Agreement because of such adjustment in Status.

                  (c) SECURITIES LAW FILINGS. Promptly and in any event within 15 days after the sending or filing thereof, copies of all proxy material, reports and other information which the Borrower, the Parent or any of their respective Subsidiaries sends to or files with the United States Securities and Exchange Commission or sends to all of the shareholders of the Parent or partners of the Borrower.

                  (d) DEFAULTS. As soon as possible and in any event within five days after the occurrence of each Default known to a Responsible Officer of the Parent, the Borrower or any of their respective Subsidiaries, a statement of an authorized financial officer or Responsible Officer of the Borrower setting forth the details of such Default and the actions which the Borrower has taken and proposes to take with respect thereto.

                  (e)      ERISA NOTICES. As soon as possible and in any event
         (i) within 30 days after the Parent, the Borrower or any of a Controlled Group knows to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, (ii) within 10 days after the Parent, the Borrower or any of a Controlled Group knows that any other Termination Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Parent describing such Termination Event and the action, if any, which the Parent, the Borrower or such member of such Controlled Group proposes to take with respect thereto; (iii) within 10 days after receipt thereof by the Parent, the Borrower or any of a Controlled Group from the PBGC, copies of each notice received by the Parent, the Borrower or any such member of such Controlled Group of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan; and (iv) within 10 days after receipt thereof by the Parent, the Borrower or any member of a Controlled Group from a Multiemployer Plan sponsor, a copy of each notice received by the Parent, the Borrower or any member of such Controlled Group concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA.

                  (f) ENVIRONMENTAL NOTICES. Promptly upon the knowledge of any Responsible Officer of the Borrower of receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of notice, summons or citation received from the United States Environmental Protection Agency, or any other Governmental Authority concerning (i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor, (ii) any action or omission on the part of the Parent or the Borrower or any of their present or former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which, based upon information reasonably available to the Borrower, could reasonably be expected to cause a Material Adverse Change or an Environmental Claim in excess of $1,000,000, (iii) any notice of potential responsibility under CERCLA, or (iv) concerning the filing of a Lien upon, against or in connection with the Parent, Borrower, their present or former Subsidiaries, or any of their leased, owned or operated Property, wherever located.

                  (g) OTHER GOVERNMENTAL NOTICES OR ACTIONS. Promptly and in any event within five Business Days after receipt thereof by the Parent, Borrower or any of their respective Subsidiaries, (i) a copy of any notice, summons, citation, or proceeding seeking to adversely modify in any material respect, revoke, or suspend any license, permit, or other authorization from any Governmental Authority, which action could reasonably be expected to cause a Material Adverse Change, and
         (ii) any revocation or involuntary termination of any license, permit or other authorization from any Governmental Authority, which revocation or termination could reasonably be expected to cause a Material Adverse Change.

                  (h) REPORTS AFFECTING THE LEVERAGE RATIO AND THE SENIOR LEVERAGE RATIO. On or prior to the 15th day following any Adjustment Event, an Adjustment Report with respect to such Adjustment Event.

                  (i) PRESS RELEASES. Promptly and in any event within 5 days after the sending or releasing thereof, copies of all press releases or other releases of information to the public by the Borrower, the Parent or any of their respective Subsidiaries or releases of information to the Parent's shareholders.

                  (j) CORPORATE ACTIVITY. Promptly following any merger or dissolution of any Subsidiary of the Borrower which is permitted hereunder or event which would make any of the representations in
         Section 4.01-4.04 untrue, notice thereof.

                  (k) MATERIAL LITIGATION. As soon as possible and in any event within five days of any Responsible Officer of the Borrower, the Parent or any of their respective Subsidiaries having knowledge thereof, notice of any litigation, claim or any other event which could reasonably be expected to cause a Material Adverse Change.

                  (l) OPERATING INFORMATION. As soon as available and in any event not later than 50 days after the end of each Fiscal Quarter of the Parent, the Borrower shall provide the Administrative Agent (for distribution to the Lenders) liquidity, cash flow and summary operating information for such fiscal month and detailed information related to the Borrower's Permitted Housing Business and Permitted Property Agreements, with all such information prepared by the Borrower in a form reasonably satisfactory to the Required Lenders.

                  (m) INSURANCE INFORMATION. As soon as available and in any event not later than 95 days after the end of each Fiscal Year of the Parent, the Borrower shall provide the Administrative Agent copies of the unaudited Insurance Annual Statement of each Insurance Company, certified by a Responsible Officer of the Parent as fairly presenting the financial condition and results of operations of such Insurance Company in accordance with SAP consistently applied throughout the periods reflected therein. As soon as available and in any event not later than 50 days after the end of each Fiscal Quarter of the Parent, the Borrower shall provide the Administrative Agent with a schedule of the Insurance Contracts and Reinsurance Contracts existing as of the last day of such Fiscal Quarter, together with the maximum amount payable by the Insurance Company thereunder. Within 10 days of request by the Administrative Agent, the most recent examination reports and loss run sheets of the Insurance Companies.

                  (n) BUDGET. On or prior to January 31st of each Fiscal Year, the Borrower shall provide the Administrative Agent (for distribution to the Lenders) an operating budget for the Parent and its Subsidiaries on a Consolidated basis for such Fiscal Year, including without limitation pro forma balance sheet, income statement, cash flow and financial covenant compliance.

                  (o) OTHER INFORMATION. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower, the Parent or any of their respective Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request.

         Section 5.06 MAINTENANCE OF PROPERTY. The Borrower will, and will cause each of the Parent and its Subsidiaries to (a) maintain their Owned Hospitality Properties in a manner consistent for Hospitality Properties and related property of the same quality and character and shall keep or cause to be kept every part thereof and its other properties in good condition and repair, reasonable wear and tear excepted, and make all reasonably necessary repairs, renewals or replacements thereto as may be reasonably necessary to conduct the business of the Borrower and its Subsidiaries, (b) not knowingly or willfully permit the commission of waste or other injury, or the occurrence of pollution, contamination or any other condition in, on or about any of their Owned Hospitality Properties, (c) substantially maintain and repair each of their Owned Hospitality Properties as required by any franchise agreement, license agreement, management agreement or ground lease for such Owned Hospitality Property, and (d) perform such Person's obligations under the Permitted Property Agreements and the Permitted Housing Agreements to which such Person is a party except where the non-performance thereof in the aggregate would not reasonably be expected to cause a Material Adverse Change.

         Section 5.07 INSURANCE. The Borrower will maintain, and cause each of its Subsidiaries to maintain, the insurance required pursuant to Schedule 5.07.

         Section 5.08 USE OF PROCEEDS AND LETTERS OF CREDIT. The Advances and Letters of Credit shall be used by the Borrower for the purposes set forth in Section 4.08.

         Section 5.09 COLLATERAL; RELEASES. Subject to the time periods set forth in Section 5.10 and Section 6.06(d) for executing Security Documents in connection with the acquisition of Permitted New Investments and subject to the time periods set forth in Section 3.01(a)(ii) with respect to satisfying certain conditions precedent related to Ownership Interests in Persons domiciled outside the United States, the Parent, the Borrower and the Subsidiaries (a) will cause at all times the Administrative Agent to have an Acceptable Lien in the Collateral, (b) will cause at all times all material provisions of the Security Documents to be valid and binding on the Persons executing such Security Documents and (c) shall execute or re-execute such Security Documents and take such other actions as the Administrative Agent shall reasonably request in order for the Administrative Agent to maintain or create an Acceptable Lien in the Collateral, including without limitation any Collateral acquired by the Borrower the Parent, or any of the other Guarantors after the Closing Date. Without limiting the foregoing, on the Closing Date the Parent will grant to the Administrative Agent an Acceptable Lien in the Parent's Ownership Interests in the Borrower at the time of granting such Acceptable Lien and thereafter maintain such Acceptable Lien. Notwithstanding the foregoing, upon request of the Borrower to the Administrative Agent, the Administrative Agent will release from the Liens of the Security Documents in conjunction with any repayment of Advances required under this Agreement in connection therewith (a) the Property which is the subject of a Permitted Asset Disposition and (b) any Owned Hospitality Property and the Ownership Interests in the Permitted Other Subsidiary which owns such Owned Hospitality Property in connection with the incurrence of Permitted Other Indebtedness to be secured by such Collateral for which the Net Cash Proceeds are equal to or greater than and are used to repay the Permitted Owned Hospitality Property Obligations for such Collateral. If the Property released in connection with any such Permitted Asset Disposition includes all or substantially all of the Ownership Interests in a Guarantor, or if a Permitted Other Subsidiary incurring Permitted Other Indebtedness is a Guarantor, then, upon request of the Borrower to the Administrative Agent, at the time of such Permitted Asset Disposition or the incurrence of such Permitted Other Indebtedness, as applicable, the Administrative Agent shall release such Guarantor from the Guaranty and the other Credit Documents to which such Guaranty is a party. To the extent that a Dissolving Subsidiary is dissolved by the date thirty (30) days following the Closing Date, any Lien of a Security

Document on the Ownership Interests in such Dissolving Subsidiary shall be deemed released as of the date of such Dissolving Subsidiaries dissolution without any further action by the Administrative Agent or the Lenders.

         Section 5.10 NEW SUBSIDIARIES. Except with respect to a Permitted Other Subsidiary that has incurred or issued Permitted Other Indebtedness, within ten (10) Business Days after either (a) the date that any Subsidiary of the Parent that was not a Material Subsidiary becomes a Material Subsidiary, or
(b) the purchase by the Parent or any of its Subsidiaries of the Ownership Interests of any Person, which purchase results in such Person becoming a Material Subsidiary the Parent shall, in each case, cause (i) such Material Subsidiary to execute and deliver to the Administrative Agent either (A) a Guaranty, an Environmental Indemnity and a Security Agreement or (B) an Accession Agreement, (ii) any of the Borrower and any Guarantor who is a direct owner of the Ownership Interests of such Material Subsidiary to execute and deliver to the Administrative Agent a Security Agreement, if necessary, and such other documents as are necessary to create an Acceptable Lien in the Ownership Interests in the Material Subsidiary owned by such Person (and such other Security Documents as the Administrative Agent may reasonably request) and (iii) the Persons who are party to the documents delivered pursuant to the provisions of this Section 5.10 to provide such evidence of authority to enter into such documents as the Administrative Agent may reasonably request. To the extent that a Dissolving Subsidiary is not dissolved by the date thirty (30) days following the Closing Date, such Subsidiary shall be deemed a new Material Subsidiary for purposes of the provisions of this Section 5.10; PROVIDED that the ten (10) Business Day period referred to above shall be deemed to expire on the date thirty (30) days following the Closing Date.

         Section 5.11      INSURANCE BUSINESS.

                  (a) The Borrower will cause each of the Insurance Companies to (i) carry on and conduct its business only in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, (ii) only engage in the insurance business or the business of a holding company owning entities engaged in the insurance business or the business of insurance or reasonably incidental activities, (iii) do all things necessary to renew, extend and continue in effect all Insurance Licenses which may at any time and from time to time be necessary for each Insurance Company to conduct business in compliance with all applicable Legal Requirements, including, if applicable, the filing of all appropriate Insurance Annual Statements and SAP Financial Statements; PROVIDED, that each Insurance Company may withdraw from one or more states (other than its state of domicile) as an admitted insurer if such withdrawal is determined by the Insurance Company's Board of Directors to be in the best interest of the Insurance Companies and could not reasonably be expected to cause a Material Adverse Change.

                  (b) The Borrower will not permit the Insurance Surplus, as of the last day of each Fiscal Quarter, to be less than that required by applicable Legal Requirements. The Borrower will not permit the maximum amount payable by all Insurance Companies under Insurance Contracts or Reinsurance Contracts, as of the last day of each Fiscal Quarter, to be greater than $10,000,000.

         Section 5.12 INTEREST RATE AGREEMENTS. From the date 60 days following the Closing Date until the Maturity Date, the Borrower shall cause the Parent to obtain and thereafter maintain Interest Rate Agreements reasonably satisfactory to the Administrative Agent, sufficient to ensure that 50% of the Parent's Total Indebtedness, measured as of each day during such period, shall be covered by such Interest Rate Agreements or shall have a fixed rate of interest. Any Interest Rate Agreements for the Parent shall be provided by either a Lender or a bank or other financial institution whose long-term debt rating is equal to or greater than "A"; provided that the Lenders will have a right of first refusal, but not an obligation, to provide any Interest Rate Agreements for the Parent on substantially such terms as the Parent would be able to obtain from any such non-Lender. To the extent that any Interest Rate Agreement is provided by a Lender, the obligations of the Parent or its Subsidiary under such Interest Rate Agreement may be secured by the Collateral pari passu with the Obligations. However, the pledge of any Collateral to secure any Interest Rate Agreement from any non-Lender shall be subject to the written approval of the Designated Lenders.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment, the Borrower agrees to comply with the following covenants.

         Section 6.01 LIENS, ETC. The Borrower, the Parent and their respective Subsidiaries will not create, assume, incur or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume or suffer to exist Liens:

                  (a)      securing the Obligations;

                  (b) for taxes, assessments or governmental charges or levies on Property of the Borrower or any Guarantor to the extent not required to be paid pursuant to Sections 5.03;

                  (c) imposed by law (such as landlords', carriers', warehousemen's and mechanics' liens or otherwise arising from litigation) (i) which are being contested in good faith and by appropriate proceedings, (ii) with respect to which reserves in conformity with GAAP have been provided, (iii) which have not resulted in any Collateral being in jeopardy of being sold, forfeited or lost during or as a result of such contest, (iv) neither the Administrative Agent nor any Lender could become subject to any civil fine or penalty or criminal fine or penalty, in each case, as a result of non-payment of such charge or claim and (v) such contest does not, and could not reasonably be expected to, result in a Material Adverse Change;

                  (d) on leased personal property to secure solely the lease obligations associated with such property;

                  (e) on the Property of or Ownership Interests in a Permitted Other Subsidiary securing Indebtedness set forth in paragraph
         (b) of the definition of "Permitted Other Indebtedness" incurred by such Permitted Other Subsidiary to the extent such Indebtedness is permitted pursuant to the provisions of Section 6.02;

                  (f) on the Ownership Interests in an Unconsolidated Entity securing Permitted Non-Recourse Unconsolidated Entity Indebtedness incurred by such Unconsolidated Entity;

                  (g) granted to the owner of a Hospitality Property subject to a Permitted Property Agreement on the accounts receivable, inventory, cash or other property owned by the Borrower or the Borrower's Subsidiary in connection with such Hospitality Property;

                  (h) on the Collateral (or on other assets of the Parent and its Subsidiaries which are approved by the Administrative Agent as additional security for the Obligations) to secure Additional Designated Senior Indebtedness, PROVIDED that such Liens (i) also secure the Obligations on an equal and ratable basis with such Indebtedness, and (ii) if not already granted by the Security Documents, then are granted pursuant to documentation (including documentation granting Liens to secure the Obligations on an equal and ratable basis) reasonably acceptable to the Administrative Agent and the Borrower; and

                  (i) easements, rights of way, covenants, restrictions, zoning and similar restrictions and other similar charges or encumbrances not interfering with the ordinary conduct of the business of the Borrower or its Subsidiaries and which do not detract materially from the value of any of the Owned Hospitality Properties to which they attach or impair materially the use thereof by the Borrower or the Borrower's Subsidiaries.

         Section 6.02 INDEBTEDNESS. The Borrower, the Parent and their respective Subsidiaries will not incur or permit to exist any Indebtedness other than the Obligations and the following:

                  (a) Permitted Other Indebtedness in an amount that does not cause a breach at any time of the covenants contained in Article VII;

                  (b)      Capital Leases for Personal Property;

                  (c) Interest Rate Agreements; PROVIDED that (i) such agreements shall be unsecured except as provided in Section 10.18 and the Security Agreement, (ii) the dollar amount of indebtedness subject to such agreements and the indebtedness subject to Interest Rate Agreements in the aggregate shall not exceed the sum of the amount of the Commitments and the amount of the other Indebtedness of the Borrower or its Affiliates which bears interest at a variable rate, and
         (iii) the agreements shall be at such interest rates and otherwise in form and substance reasonably acceptable to the Administrative Agent; and

                  (d) Any of the following Indebtedness incurred by the Parent or the Borrower:

                           (i) guaranties in connection with Permitted Other Indebtedness secured by an Owned Hospitality Property or interest in a Person owning a Hospitality Property of (A) if the Hospitality Property is subject to a ground lease, the payment of rent and performance of obligations under such ground lease, (B) real estate taxes relating to such Hospitality Property, and (C) capital reserves required under such Indebtedness;

                           (ii)     customary indemnities for acts of
                  malfeasance, misappropriation and misconduct and an environmental indemnity for the lender under Indebtedness permitted under this Agreement;

                           (iii)    guaranties of franchise and license
                  agreements in connection with Hospitality Properties; and

                           (iv) guaranties of obligations of the Parent's Subsidiaries or Unconsolidated Entities with respect to Permitted Property Agreements and Permitted Housing Agreements; and

                  (e) extensions, renewals and refinancing of any of the Indebtedness specified in paragraphs (a) - (d) above so long as the principal amount of such Indebtedness is not thereby increased.

         Section 6.03 AGREEMENTS RESTRICTING DISTRIBUTIONS FROM SUBSIDIARIES. The Borrower will not, nor will it permit any of its Subsidiaries (other than Permitted Other Subsidiaries) to, enter into any agreement (other than a Credit Document) which limits distributions to or any advance by any of the Borrower's Subsidiaries to the Borrower.

         Section 6.04 RESTRICTED PAYMENTS. Neither the Parent, nor the Borrower, nor any of their respective Subsidiaries, will make any Restricted Payment, except that:

                  (a) provided that no Default has occurred and is continuing or would result therefrom, the Borrower shall be entitled to make cash distributions to its partners, including the Parent, which distributions for partners other than the Parent and the Parent's Subsidiaries do not in the aggregate in any Fiscal Year exceed $100,000;

                  (b) a Subsidiary of the Borrower may make a Restricted Payment to the Borrower;

                  (c) the limited partners of the Borrower shall be entitled to exchange limited partnership interests in the Borrower for the Parent's common stock;

                  (d) the Parent or the Borrower shall be entitled to make a one-time payment to Wyndham of approximately $450,000 to redeem Wyndham's interest in Interstate Hotels, LLC;

                  (e) provided that no Default has occurred and is continuing or would result therefrom, the Parent or the Borrower shall be entitled to make payments to repay the

         Designated Redemption Indebtedness if such Person is contractually obligated to make such repayment at such time;

                  (f) the Borrower shall be entitled to issue limited partnership interests in the Borrower in exchange for Ownership Interests in Subsidiaries and Unconsolidated Entities to the extent such Investment is permitted pursuant to the provisions of Section 6.06; and

                  (g) provided that no monetary Default or Default in the covenants set forth in Article VII has occurred and is continuing or would result therefrom, then the Borrower shall be entitled to pay (i) interest, but not principal (except only as permitted by clause (ii) of this subsection (g)), of Subordinate Indebtedness permitted pursuant to this Agreement, and (ii) principal of (A) Approved Inter-Company Indebtedness; PROVIDED that any such principal payments (1) are made to a Guarantor, (2) are either retained by such Guarantor or distributed to the Borrower, the Parent or another Guarantor and (3) are used in accordance with the provisions of this Agreement and (B) MHC Indebtedness within 3 days of the Closing Date in an amount of up to $3,000,000 in the aggregate.

         Section 6.05 FUNDAMENTAL CHANGES; ASSET DISPOSITIONS. Neither the Parent, the Borrower, nor any of their respective Subsidiaries (other than the Permitted Other Subsidiaries), will (a) merge or consolidate with or into any other Person, unless (i) a Guarantor is merged into the Borrower and the Borrower is the surviving Person or a Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations) is merged into any Subsidiary (other than a Permitted Other Subsidiary which has Indebtedness other than the Obligations), and (ii) immediately after giving effect to any such proposed transaction no Default would exist; (b) sell, transfer, or otherwise dispose of all or any of such Person's material Property except for a Permitted Asset Disposition, or dispositions or replacements of personal property in the ordinary course of business; (c) enter into, as lessor, a lease (other than a lease which qualifies as a Permitted Asset Disposition) of all or substantially all of any Owned Hospitality Property with any Person without the consent of the Administrative Agent; (d) sell or otherwise dispose of any material Ownership Interests of any Subsidiary (except for a Permitted Other Subsidiary or a sale which qualifies as a Permitted Asset Disposition); (e) except for (i) Capitalization Events for which the consideration is principally cash or cash equivalents and for which the Net Cash Proceeds are applied in accordance with the provisions of Section 2.07(c) and (ii) the issuance of limited partnership interests in the Borrower in exchange for Ownership Interests in Subsidiaries and Unconsolidated Entities to the extent permitted pursuant to the provisions of Section 6.04, materially alter the corporate, capital or legal structure of any such Person (except for a Permitted Other Subsidiary); (f) enter into any forward sales of the Parent common stock or Ownership Interests in the Borrower;
(g) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) PROVIDED that nothing herein shall prohibit the Borrower from dissolving any Subsidiary which has no assets on the date of dissolution, (h) enter into any leases of Property or management agreements for any Property except (1) Permitted Property Agreements, (2) Permitted Housing Agreements, (3) leases of office space for the use of the Parent's and the Parent's Subsidiaries' employees, and (4) the leases of personal property permitted by this Agreement or (i) materially alter the character of their respective businesses from that conducted as of the date of this Agreement or otherwise engage in any material business activity outside of the Hospitality Management Business.

         Section 6.06 INVESTMENTS AND OTHER PROPERTY. Neither the Parent, the Borrower, nor any of their respective Subsidiaries, shall acquire by purchase or otherwise any Investments or other Property, except the following:

                  (a) Investments or Properties owned by such Persons as of the Closing Date;

                  (b)      Liquid Investments;

                  (c) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms, and receivables purchased in connection with the acquisition of an Owned Hospitality Property;

                  (d) Investments in Permitted New Investments or Subsidiaries making Permitted New Investments; PROVIDED that (i) within ten (10) Business Days of the acquisition by the Parent or any of the Parent's Subsidiaries of any Collateral for which the Administrative Agent on behalf of the Lenders does not already have an Acceptable Lien, the Borrower, the Parent and the other Guarantors will execute such Security Documents as are necessary or desirable for the Administrative Agent on behalf of the Lenders to have an Acceptable Lien in such Collateral and (ii) within twenty (20) Business Days of the acquisition of an Owned Hospitality Property by the Parent or any of the Parent's Subsidiaries, the Borrower shall deliver to the Administrative Agent a Title Policy for such Owned Hospitality Property;

                  (e) other assets, including Capital Expenditures, acquired or made in the ordinary course of (i) owning the Parent's and the Parent's Subsidiaries' existing Investments and Properties and any Permitted New Investments and (ii) operating a Hospitality Management Business; and

                  (f) loans to employees of the Parent or its Subsidiaries which in the aggregate do not exceed $100,000.

Notwithstanding the foregoing, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall make an Investment, acquire any other Property, or enter into any Permitted Property Agreement or Permitted Housing Agreement which would (a) cause a Default, (b) cause or result in the Borrower or the Parent failing to comply with any of the financial covenants contained herein, or (c) cause or result in the aggregate Adjusted EBITDA in any Rolling Period derived from all Permitted Property Agreements, Permitted Housing Agreements or other Investments related to Hospitality Properties which are not full-service or limited service hotels to exceed 35% of the Parent's Adjusted EBITDA for such Rolling Period. In addition, neither the Borrower, nor the Parent, nor their respective Subsidiaries shall enter into any agreements to purchase Investments or other Property, unless with respect to such purchase such Person at all times has available sources of funds equal to pay in full the cost of the purchase of such Investments or other Property (to the extent that the payment of such cost of purchase constitutes a recourse obligation of the Parent, the Borrower or its Subsidiary), which available sources of funds may include Advances to the extent that the Borrower may borrow the same for the purposes required or other Indebtedness permitted by the terms of this Agreement.

         Section 6.07 AFFILIATE TRANSACTIONS. Except for certain liquor license agreements, the Borrower will not, and will not permit any of its Subsidiaries to, make, directly or indirectly: (a) any transfer, sale, lease, assignment or other disposal of any assets to any Affiliate of the Borrower which is not a Guarantor or any purchase or acquisition of assets from any such Affiliate except for purchases of new personal property (i) which in any calendar year do not exceed $1,000,000 in the aggregate and (ii) for which the sales price is the actual cost to the party selling; or (b) any arrangement or other transaction directly or indirectly with or for the benefit of any such Affiliate (including without limitation, guaranties and assumptions of obligations of an Affiliate), other than in the ordinary course of business and at market rates.

         Section 6.08 SALE OR DISCOUNT OF RECEIVABLES. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell with recourse, or discount or otherwise sell for less than the face value thereof, any of its notes or accounts receivable.

         Section 6.09 MATERIAL DOCUMENTS. The Borrower will not, nor will it permit any of its Subsidiaries to (a) amend the Borrower's partnership agreement in any material respect, (b) admit a new general partner to the Borrower, (c) enter into any termination or material modification or amendment of Permitted Property Agreements which singly or in the aggregate could reasonably be expected to cause a Material Adverse Change, (d) enter into any modification or amendment of any of the Permitted Property Agreements with MHC or MHC's Subsidiaries which would provide in any such Permitted Property Agreements performance standards for the years 2001 or 2002, (e) increase the interest rate under the agreements executed by the Borrower evidencing the MHC Indebtedness to a rate in excess of the sum of (i) the Eurodollar Rate (as such rate varies) PLUS (ii) six and three-quarters percent (6 3/4%); PROVIDED that a default interest rate for the MHC Indebtedness can be three percent (3%) in excess of such rate, (f) modify the agreements executed by the Borrower evidencing the MHC Indebtedness to accelerate the scheduled repayment date of any principal, or (g) modify the Approved Inter-Company Indebtedness Loan Documents in any way that is materially adverse to the Lenders.

         Any termination, modification or amendment prohibited under this
Section 6.09 without the Required Lender's written consent shall, to the extent permitted by applicable law, be void and of no force and effect.

         Section 6.10 NO FURTHER NEGATIVE PLEDGES. Neither the Borrower, nor the Parent, nor their respective Subsidiaries shall enter into or suffer to exist any agreement (other than this Agreement and the Credit Documents and as set forth in the Permitted Property Agreements and the Permitted Housing Agreements) (a) prohibiting the creation or assumption of any Lien upon the Properties of the Parent, the Borrower or any of their respective Subsidiaries (except for Properties of and Ownership Interests in the Permitted Other Subsidiaries), whether now owned or hereafter acquired, or (b) requiring an obligation to be secured if some other obligation is or becomes secured; PROVIDED that in connection with the incurrence of Additional Designated Senior Indebtedness, the Parent and its Subsidiaries may enter into such agreements which (y) are in form and substance acceptable to the Administrative Agent in its reasonable discretion, and (z) would require that assets of the Parent and its Subsidiaries which secure the Obligations also secure on an equal and ratable basis such Additional Designated Senior Indebtedness.

[REMAINDER OF THE PAGE INTENTIONALLY LEFT BLANK]

                                  ARTICLE VII
                               FINANCIAL COVENANTS

         So long as any Note or any amount under any Credit Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, unless the Required Lenders shall otherwise consent in writing, the Borrower agrees to comply and cause the Parent and the Parent's Subsidiaries to comply with the following covenants:

         Section 7.01 INTEREST COVERAGE RATIO. The Parent shall maintain at the end of each Rolling Period (a) for the Rolling Periods ending on June 30, 2002 through September 30, 2002, an Interest Coverage Ratio of not less than
1.75 to 1.00, (b) for the Rolling Periods ending on December 31, 2002 through September, 2003, an Interest Coverage Ratio of not less than 2.25 to 1.00, and
(c) for any Rolling Period thereafter, an Interest Coverage Ratio of not less than 2.50 to 1.00.

         Section 7.02 SENIOR INTEREST COVERAGE RATIO. The Parent shall maintain at the end of each Rolling Period (a) for the Rolling Period ending on June 30, 2002, a Senior Interest Coverage Ratio of not less than 2.75 to 1.00,
(b) for the Rolling Period ending on September 30, 2002, a Senior Interest Coverage Ratio of not less than 3.00 to 1.00, and (c) for any Rolling Period thereafter, a Senior Interest Coverage Ratio of not less than 3.50 to 1.00.

         Section 7.03 LEVERAGE RATIO. The Parent shall not on any date permit the Leverage Ratio to exceed during the applicable period indicated in the following chart the amount set forth in such chart for such period:

         -----------------------------------------------------------------------
         Beginning Date of       Ending Date of Applicable      Leverage Ratio
         Applicable Period       Period
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Closing Date            The day immediately prior      5.50 to 1.00
                                 to the Status Reset Date
                                 during the Fiscal Quarter
                                 commencing October 1,
                                 2002
         -----------------------------------------------------------------------
         The Status Reset Date   The day immediately prior      5.00 to 1.00
         during the Fiscal       to the Status Reset Date
         Quarter commencing      during the Fiscal Quarter
         October 1, 2002         commencing January 1,
                                 2003
         -----------------------------------------------------------------------
         The Status Reset Date   The day immediately prior      4.75 to 1.00
         during the Fiscal       to the Status Reset Date
         Quarter commencing      during the Fiscal Quarter
         January 1, 2003         commencing July 1, 2003
         -----------------------------------------------------------------------
         The Status Reset Date   The day immediately prior      4.25 to 1.00
         during the Fiscal       to the Status Reset Date
         Quarter commencing      during the Fiscal Quarter
         July 1, 2003            commencing October 1,
                                 2003
         -----------------------------------------------------------------------
         The Status Reset Date   The day immediately prior      4.00 to 1.00
         during the Fiscal       to the Status Reset Date
         Quarter commencing      during the Fiscal Quarter
         October 1, 2003         commencing January 1,
                                 2004
         -----------------------------------------------------------------------
         The Status Reset Date   No ending date                 3.50 to 1.00
         during the Fiscal
         Quarter commencing
         January 1, 2004
         -----------------------------------------------------------------------

         Section 7.04 SENIOR LEVERAGE RATIO. The Parent shall not on any date permit the Senior Leverage Ratio to exceed during the applicable period indicated in the following chart the amount set forth in such chart for such period:

         -----------------------------------------------------------------------
         Beginning Date of       Ending Date of Applicable      Senior Leverage
         Applicable Period       Period                         Ratio
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
         Closing Date            The day immediately prior      4.00 to 1.00
                                 to the Status Reset Date
                                 during the Fiscal Quarter
                                 commencing January 1,
                                 2003
         -----------------------------------------------------------------------
         The Status Reset Date   The day immediately prior      3.25 to 1.00
         during the Fiscal       to the Status Reset Date
         Quarter commencing      during the Fiscal Quarter
         January 1, 2003         commencing January 1,
                                 2004
         -----------------------------------------------------------------------
         The Status Reset Date   No ending date                 2.50 to 1.00
         during the Fiscal
         Quarter commencing
         January 1, 2004
         -----------------------------------------------------------------------

         Section 7.05 MAINTENANCE OF NET WORTH. The Parent shall at all times maintain an Adjusted Net Worth of not less than the Minimum Net Worth.


                                  ARTICLE VIII
                           EVENTS OF DEFAULT; REMEDIES

         Section 8.01 EVENTS OF DEFAULT. The occurrence of any of the following events shall constitute an "EVENT OF DEFAULT" under any Credit
Document:

                  (a) PRINCIPAL PAYMENT OR LETTER OF CREDIT OBLIGATION PAYMENT. The Borrower or any Guarantor shall fail to pay any principal of any Note or any Letter of Credit Obligation when the same becomes due and payable as set forth in this Agreement;

                  (b) INTEREST OR OTHER OBLIGATION PAYMENT. The Borrower or any Guarantor shall fail to pay any interest on any Note or any fee or other amount payable hereunder or under any other Credit Document when the same becomes due and payable as set forth in this Agreement or such other Credit Document, as applicable, PROVIDED however that the Borrower and the Guarantors will have a grace period of five (5) days after the payments covered by this Section 8.01(b) becomes due and payable for the first two defaults of such Persons collectively under this Section 8.01(b) in every calendar year;

                  (c) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made or deemed to be made (i) by the Borrower in this Agreement or in any other Credit Document, (ii) by the Borrower (or any of its officers) in connection with this Agreement or any other Credit Document, or (iii) by any Guarantor in any Credit Document shall prove to have been incorrect in any material respect when made or deemed to be made;

                  (d) COVENANT BREACHES. (i) The Borrower shall fail to perform or observe any covenant contained in Section 5.02, Article VI or Article VII of this Agreement, (ii) the Borrower shall fail to perform or observe, or shall fail to cause any Guarantor to perform or observe any covenant in any Credit Document beyond any notice and/or cure period for such default expressly provided in such Credit Document or (iii) the Borrower or any Guarantor shall fail to perform or observe any term or covenant set forth in any Credit Document which is not covered by clause (i) or (ii) above or any other provision of this
         Section 8.01, in each case if such failure shall remain unremedied for thirty (30) days after the earlier of the date written notice of such default shall have been given to the Borrower or such Guarantor by the Administrative Agent or any Lender or the date a Responsible Officer of the Borrower or any Guarantor has actual knowledge of such default, unless such default in this clause (iii) cannot be cured in such thirty
         (30) day period and the Borrower is diligently proceeding to cure such default, in which event the cure period shall be extended to ninety
         (90) days; PROVIDED that the Borrower shall not be entitled to more than the aforementioned thirty (30) day period to cure a default under
         Section 5.09 of this Agreement;

                  (e) CROSS-DEFAULTS. With respect to any Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries (but excluding Indebtedness evidenced by the Notes) which is outstanding in a principal amount of at least $5,000,000 individually or when aggregated with all such Indebtedness of the Borrower, the Parent or any of their respective Subsidiaries any of the following:

                           (i) any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof,

                           (ii) such Person shall fail to pay any principal of or premium or interest of any of such Indebtedness (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or

                           (iii) any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to permit the holders of such Indebtedness to accelerate the maturity of such Indebtedness;

                  (f) INSOLVENCY. The Borrower, the Parent or any of their respective Material Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, the Parent or any of their respective Material Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against the Borrower, the Parent or any of their respective Material Subsidiaries, either such proceeding shall remain undismissed for a period of 60 days or any of the actions sought in such proceeding shall occur; or the Borrower, the Parent or any of their respective Material Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this paragraph (f);

                  (g) JUDGMENTS. Any judgment or order for the payment of money in excess of $2,500,000 or the Dollar Equivalent thereof (reduced for purposes of this paragraph for the amount in respect of such judgment or order that a reputable insurer has acknowledged being payable under any valid and enforceable insurance policy) shall be rendered against the Borrower, the Parent or any of their respective Subsidiaries which, within 30 days from the date such judgment is entered, shall not have been discharged or execution thereof stayed pending appeal;

                  (h) ERISA. (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is likely to result in the termination of such Plan for purposes of Title IV of ERISA, unless such Reportable Event, proceedings or appointment are being contested by the Borrower in good faith and by appropriate proceedings, (iv) any Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower or any member of a Controlled Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan or the insolvency (within the meaning of Section 4245 of ERISA) or reorganization (within the meaning of Section 4241 of ERISA) of a Multiemployer Plan, unless such liability is being contested by the Borrower in good faith and by appropriate proceedings, or (vi) any other event or condition shall occur or exist, with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could subject the Borrower or any Guarantor to any tax, penalty or other liabilities in the aggregate exceeding $10,000,000;

                  (i) GUARANTY. Any provision of any Guaranty shall for any reason cease to be valid and binding on any Guarantor or any Guarantor shall so state in writing;

                  (j) ENVIRONMENTAL INDEMNITY. Any Environmental Indemnity shall for any reason cease to be valid and binding on any Person party thereto or any such Person shall so state in writing;

                  (k) PARENT COMMON STOCK; REPAYMENT EVENT The Parent at any time hereafter fails to (i) cause the Parent common stock to be duly listed on the New York Stock Exchange, Inc. and (ii) file timely all reports required to be filed by the Parent with the New York Stock Exchange, Inc. and the Securities and Exchange Commission and, with respect to a failure under clause (ii), such failure remains uncured on the date which is the earlier of (A) the date 30 days following the initial occurrence of such failure and (B) the date specified by the New York Stock Exchange, Inc. or the Securities and Exchange Commission as the date such failure needs to be cured by. Upon the receipt by the Parent of any Net Cash Proceeds from a Repayment Event, (a) the Parent fails to immediately make a capital contribution or advance to the Borrower or a Subsidiary of the Borrower in the aggregate amount of such Net Cash Proceeds, or otherwise apply the Net Cash Proceeds from such Repayment Event in accordance with the provisions of this Agreement or (b) the Borrower fails to apply such Net Cash Proceeds in accordance with the provisions of this Agreement;

                  (l) CHANGE IN OWNERSHIP OR MANAGEMENT. Any of the following occur without the written consent of the Required Lenders:
         (i) a Change in Control occurs for either the Parent or the Borrower;
         (ii) the Parent and any wholly-owned Subsidiary of the Parent collectively owns less than 70% of the legal or beneficial interest in the Borrower; (iii) unless a Specified Change of Control Event shall have occurred, the Parent and MHC shall cease to have at least 4 of the same individuals serving on their respective Boards of Directors; or
         (iv) unless a Specified Change of Control Event shall have occurred, the Parent and MHC shall cease to have at least 2 of the same individuals serving as a Responsible Officer of the Parent and MHC, and, within 120 days following such occurrence for any reason, another person acceptable to the Required Lenders in their sole discretion is not employed as one of such Responsible Officers by the Parent and MHC;

                  (m) PERMITTED PROPERTY AGREEMENTS. Any of the following occur: (i) sufficient Permitted Property Agreements shall for any reason cease to be valid and binding on MHC, MHC OP or other Person party thereto, or MHC, MHC OP or such other Person party thereto shall so state in writing, that it could reasonably be expected to cause a Material Adverse Change; or (ii) a default by the Parent, the Borrower or any of their respective Subsidiaries shall occur under sufficient Permitted Property Agreements that such default could reasonably be expected to cause a Material Adverse Change; or

                  (n) LETTERS. Any provision of the Equity Inns Letter or the MHC Letter shall for any reason cease to be valid and binding on any Person, or any Person shall so state in writing.

         Section 8.02 OPTIONAL ACCELERATION OF MATURITY; OTHER ACTIONS. If any Event of Default (other than an Event of Default pursuant to paragraph (f) of Section 8.01) shall have occurred and be continuing, then, and in any such event,

                  (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances and the obligation of Issuing Bank to issue, increase, or extend Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon, the Letter of Credit Obligations, and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Notes, all such interest, all such Letter of Credit Obligations and all such amounts shall become and be forthwith due and payable in full, without presentment, demand, protest or further notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower,

                  (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time, and

                  (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Credit Documents for the ratable benefit of the Lenders by appropriate proceedings.

         Section 8.03 AUTOMATIC ACCELERATION OF MATURITY. If any Event of Default pursuant to paragraph (f) of Section 8.01 shall occur,

                  (a) the obligation of each Lender to make Advances and the obligation of Issuing Bank to issue, increase, or extend Letters of Credit shall immediately and automatically be terminated and the Notes, all interest on the Notes, all Letter of Credit Obligations, and all other amounts payable under this Agreement shall immediately and automatically become and be due and payable in full, without presentment, demand, protest or any notice of any kind (including, without limitation, any notice of intent to accelerate or notice of acceleration), all of which are hereby expressly waived by the Borrower and

                  (b) to the extent permitted by law or court order, the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations to the extent the Letter of Credit Obligations are not otherwise paid at such time.

         Section 8.04      CASH COLLATERAL ACCOUNT.

                  (a) PLEDGE. The Borrower hereby pledges, and grants to the Administrative Agent for the benefit of the Lenders, a security interest in all funds held in the Cash

         Collateral Account maintained with the Administrative Agent from time to time, and all proceeds thereof, as security for the payment of the Obligations, including without limitation all Letter of Credit Obligations owing to any Issuing Bank or any other Lender due and to become due from the Borrower to any Issuing Bank or any other Lender under this Agreement in connection with the Letters of Credit and the Borrower agrees to execute all cash management or cash collateral agreements and UCC-1 Financing Statements requested by the Administrative Agent as needed or desirable for the Administrative Agent to have an Acceptable Lien in the Cash Collateral Account.

                  (b) APPLICATION AGAINST LETTER OF CREDIT OBLIGATIONS. The Administrative Agent may, at any time or from time to time, apply funds then held in the Cash Collateral Account to the payment of any Letter of Credit Obligations owing to any Issuing Bank, in such order as the Administrative Agent may elect, as shall have become or shall become due and payable by the Borrower to any Issuing Bank under this Agreement in connection with the Letters of Credit.

                  (c) DUTY OF CARE. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and the Administrative Agent shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

         Section 8.05 NON-EXCLUSIVITY OF REMEDIES. No remedy conferred upon the Administrative Agent or the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

         Section 8.06      RIGHT OF SET-OFF.

                  (a) Upon (i) the occurrence and during the continuance of any Event of Default pursuant to paragraph (f) of Section 8.01 or (ii) the making of the request or the granting of the consent, if any, specified by Section 8.02 to authorize the Administrative Agent to declare the Notes and any other amount payable hereunder due and payable pursuant to the provisions of Section 8.02 or the automatic acceleration of the Notes and all amounts payable under this Agreement pursuant to Section 8.03, each Lender and Affiliate thereof is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or any Affiliate thereof to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Note held by such Lender, and the other Credit Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement, such Note, or such other Credit Documents, and although such obligations may be unmatured. Each Lender agrees to promptly notify the Borrower after any such set-off and application made by such Lender or its Affiliate, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to any other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

                  (b) The Borrower waives any right of set-off, defense or counterclaim the Borrower has or may have against any Lender to apply any amounts owed the Borrower by such Lender or any Affiliate thereof against the Obligations hereunder.

                                   ARTICLE IX
                       AGENCY AND ISSUING BANK PROVISIONS

         Section 9.01 AUTHORIZATION AND ACTION. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to the Administrative Agent by the terms hereof and of the other Credit Documents, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement or any other Credit Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; PROVIDED, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Credit Document, or applicable law. The functions of the Administrative Agent are administerial in nature and in no event shall the Administrative Agent have a fiduciary or trustee relation in respect of any Lender by reason of this Agreement or any other Credit Document. Within five (5) Business Days of the Administrative Agent receiving actual knowledge (without any duty to investigate) of a Default, the Administrative Agent will provide written notice of such Default to the Lenders.

         Section 9.02 ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken (including such Person's own negligence) by it or them under or in connection with this Agreement or the other Credit Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Credit Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Credit

Document on the part of the Borrower, the Parent or their respective Subsidiaries or to inspect the property (including the books and records) of the Borrower, the Parent or their respective Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Credit Document other than with respect to the Administrative Agent's execution of the documents to which the Administrative Agent is a party; and (f) shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

         Section 9.03 EACH AGENT AND ITS AFFILIATES. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity as a Lender. The Administrative Agent, the Lenders and their respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an Administrative Agent hereunder or the Lenders were not Lenders hereunder and without any duty to account therefor to the Lenders.

         Section 9.04 LENDER CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the financial statements referred to in Section 4.07 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         Section 9.05 INDEMNIFICATION. The Lenders severally agree to indemnify the Administrative Agent, the Alternate Currency Swing Line Lender, and Issuing Bank (to the extent not reimbursed by the Borrower), according to their respective Pro Rata Shares from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent, the Alternate Currency Swing Line Lender, or such Issuing Bank in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent, the Alternate Currency Swing Line Lender, or such Issuing Bank under this Agreement or any other Credit Document (including the Administrative Agent's, the Alternate Currency Swing Line Lender's, or such Issuing Bank's own negligence), PROVIDED that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's, the Alternate Currency Swing Line Lender's, or such Issuing Bank's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its Pro Rata Share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Credit Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrower.

         Section 9.06 SUCCESSOR AGENT, THE ALTERNATE CURRENCY SWING LINE LENDER AND ISSUING BANKS. The Administrative Agent, the Alternate Currency Swing Line Lender or any Issuing Bank may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank. If no successor Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank shall have been so appointed, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's, Alternate Currency Swing Line Lender's or Issuing Bank's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, then the retiring Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, as applicable, may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, which shall be a commercial bank meeting the financial requirements of an Eligible Assignee and, in the case of the Alternate Currency Swing Line Lender or an Issuing Bank, a Lender. Upon the acceptance of any appointment as Administrative Agent, the Alternate Currency Swing Line Lender or Issuing Bank by a successor Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, such successor Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, as applicable, and the retiring Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank shall be discharged from its duties and obligations under this Agreement and the other Credit Documents, except that the retiring Issuing Bank shall remain an Issuing Bank with respect to any Letters of Credit issued by such Issuing Bank and outstanding on the effective date of its resignation or removal and the provisions affecting such Issuing Bank with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Bank until the termination of all such Letters of Credit. After any retiring Administrative Agent's, Alternate Currency Swing Line Lender's or Issuing Bank's resignation or removal hereunder as Administrative Agent, Alternate Currency Swing Line Lender or Issuing Bank, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was such Administrative Agent, the Alternate Currency Swing Line Lender or Issuing Bank under this Agreement and the other Credit Documents. At the time of any replacement of the Alternate Currency Swing Line Lender, the replacement Alternate Currency Swing Line Lender shall purchase from the retiring Alternate Currency Swing Line Lender all outstanding Alternate Currency Swing Line Advances, together with the accrued interest thereon.

         Section 9.07 JOINT LEAD ARRANGERS, BOOK RUNNERS, CO-SYNDICATION AGENTS AND DOCUMENTATION AGENT. Under the Credit Documents SG Cowen shall be named Joint Lead Arranger and Book Runner; SSB shall be named Joint Lead Arranger, Book Runner and Co-Syndication Agent; Lehman Brothers, Inc. shall be named Joint Lead Arranger, Book Runner and Co-Syndication Agent; Credit Lyonnais New York Branch shall be named Documentation Agent, but such Persons in such capacities shall have no right or duty to act as agent on behalf of the Lenders.

                                    ARTICLE X
                                  MISCELLANEOUS

         Section 10.01     AMENDMENTS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement, the Notes, or any other Credit Document, nor consent to any departure by the Borrower or any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, as specified in the particular provisions of the Credit Documents, and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; PROVIDED, however, that no amendment shall increase the Commitment of any Lender without the prior written consent of such Lender, and no amendment, waiver or consent shall, unless in writing and signed by all the Lenders whose Commitments or Advances are directly modified thereby, do any of the following: (i) increase the aggregate Commitments of the Lenders except as permitted by Section 2.01(c), (ii) reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder or under any other Credit Document or otherwise release the Borrower from any Obligations, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, (iv) amend this Section 10.01, (v) amend the definition of "Required Lenders", (vi) release the Parent or any Subsidiary of the Parent or the Borrower having Property or annual revenues in excess of $7,500,000 from its obligations under the Guaranty except as contemplated by the provisions of Section 5.09,, (vii) release all or substantially all of the Collateral or (viii) release as Collateral all or substantially all of the Ownership Interests in any Subsidiary of the Parent or the Borrower having Property or annual revenues in excess of $7,500,000 except as contemplated by the provisions of Section 5.09; and PROVIDED, FURTHER, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, or any Issuing Bank in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or such Issuing Bank, as the case may be, under this Agreement or any other Credit Document. In addition, the definition of "Revolving Required Lenders" cannot be amended without the unanimous written consent of all Lenders holding Revolving Commitments. In addition, no amendment, waiver or consent shall, unless in writing and signed by the Alternate Currency Swing Line Lender, amend, modify or waive any provision pertaining to the Alternate Currency Swing Line Lender, Alternate Currency Swing Line Commitment or the Alternate Currency Swing Line Advances, or otherwise affect any right or duty of the Alternate Currency Swing Line Lender.

                  (b) In addition, none of the following decisions shall be made without the prior written consent of the Required Lenders:

                           (i) release any Guarantor (except the Parent or any Subsidiary of the Parent or the Borrower having Property or annual revenues in excess of $7,500,000) from its obligations under any of the Guaranties except as contemplated by the provisions of Section 5.09, PROVIDED that the Administrative Agent can, if no Default then exists, release any Subsidiary of the Borrower which no longer is a party to any Permitted Property Agreement or any Permitted Housing Agreement or no longer owns any Investments or other Property;

                           (ii) release any material Collateral from its Lien securing the Obligations except as contemplated by the provisions of Sections 10.01(a)(vii), 10.01(a)(viii) and 5.09;

                           (iii) any determination (A) to make a Borrowing after the occurrence and during the continuance of an Event of Default or (B) to waive or modify a material condition precedent to the funding of an Advance or the issuance of a Letter of Credit;

                           (iv) any (A) determination to send notice to the Borrower of, or otherwise declare, an Event of Default pursuant to Section 8.01 of this Agreement, (B) determination to accelerate the Obligations pursuant to Section 8.02 of this Agreement, (C) exercise of remedies under any Credit Document,
                  (D) material decision regarding the operation, maintenance, sale or other disposition of any Property after the foreclosure upon such Property, PROVIDED that Administrative Agent shall be able to take any action it determines necessary to preserve or maintain any such Property and provided further that if the Required Lenders cannot agree on the sale or disposition of such Property, the Administrative Agent shall not sell or dispose of such Property, but shall continue to hold such Property for the benefit of the Lenders;

                           (v) any waiver or any amendment to the financial covenants contained in Article VII of this Agreement or any definitions used therein;

                           (vi) any amendment of any of the definitions that are used in the definition of "Leverage Ratio" or "Senior Leverage Ratio;"

                           (vii) any other material waiver or modification of the Credit Documents not referred to in this Section 10.01, PROVIDED that if within ten (10) Business Days of the Administrative Agent's approval of a non-material waiver or modification of the Credit Documents the Required Lenders object in writing to such waiver or modification, then such waiver or modification shall then not be effective and shall be subject to the written consent of the Required Lenders; and

                           (viii) any amendment of any other provision of a Credit Document which expressly requires the consent of the Required Lenders.

                  (c) Any amendment to a covenant of the Parent or any of its Subsidiaries or amendment to a definition shall require the Borrower's written consent.

                  (d) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement which requires unanimous consent of the Lenders or of a Class of the Lenders, the consent of 51% or more of the Non-Defaulting Lenders entitled to vote on such proposed change, waiver, discharge or termination is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described below, to replace each such non-consenting Lender or Lenders with one or more Eligible Assignees pursuant to Section 2.15 so long as at the time of such replacement, each such Eligible Assignee consents to the proposed change, waiver, discharge or termination, PROVIDED FURTHER, that in any event the Borrower shall not have the right to replace a Lender solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) to increase any of such Lender's Commitments.

                  (e) Notwithstanding the foregoing, the Administrative Agent and the Borrower (without the consent of any other Lender, the Issuing Bank or the Alternate Currency Swing Line Lender) may enter into amendments of any Credit Document solely with respect to corrections of formal defects not having any economic impact.

         Section 10.02 NOTICES, ETC. All notices and other communications shall be in writing (including telecopy or telex) and mailed, telecopied, telexed, hand delivered or delivered by a nationally recognized overnight courier, (a) if to the Borrower, at its address at 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attn: Mr. John Emery; (b) if to any Lender, at its Applicable Lending Office; (c) if to the Administrative Agent or the Issuing Bank, at its address at 4900 Trammell Crow Center, 2001 Ross Avenue, Dallas, Texas 75201, Attention: Thomas K. Day, Managing Director (telecopy: (214) 979-2727; telephone: (214) 979-2774); or, (d) as to each party, at such other address or teletransmission number as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered or delivered by overnight courier, be effective three days after deposited in the mails, when telecopy transmission is completed, when confirmed by telex answer-back or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II or Article IX shall not be effective until received by the Administrative Agent.

         Section 10.03 NO WAIVER; REMEDIES. No failure on the part of any Lender, any Agent, or any Issuing Bank to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the other Credit Documents are cumulative and not exclusive of any remedies provided by law.

         Section 10.04 COSTS AND EXPENSES. The Borrower agrees to pay on demand all out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, due diligence, administration, modification and amendment of this Agreement, the Notes and the other Credit Documents and syndication of the Obligations including, without limitation, (a) the reasonable fees and out-of-pocket expenses of Bracewell & Patterson, L.L.P., counsel for the Administrative Agent, and (b) all reasonable out-of-pocket costs and expenses, if any, of the Administrative Agent, Issuing Bank, and each Lender (including, without limitation, reasonable counsel fees and expenses of the Administrative Agent, such Issuing Bank, and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and the other Credit Documents, and (d) to the extent not included in the foregoing, the costs of any local counsel, travel expenses, Appraisals, Engineering Reports, Environmental Reports, Title Policies, mortgage and intangible taxes (if any), and any title or Uniform Commercial Code search costs, any flood plain search costs, insurance consultant costs and other costs usual and customary in connection with a credit facility of this type.

         Section 10.05 BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, Issuing Bank, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

         Section 10.06     LENDER ASSIGNMENTS AND PARTICIPATIONS.

                  (a) ASSIGNMENTS. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); PROVIDED, HOWEVER, that:

                           (i) each such assignment shall be of a constant, and not a varying, percentage of all of such Lender's rights and obligations under this Agreement for a particular Class and shall involve a ratable assignment of such Lender's Commitment and Advances for a particular Class,

                           (ii) the amount of the resulting Commitments and Advances of the assigning Lender (unless it is assigning all its Commitments and Advances) and the assignee Lender pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $5,000,000 in total [provided that with respect to assignments of Term Advances by an Approved Fund to a Related Fund only, the amount of the resulting Term Advances for the assigning Approved Fund and the assignee Related Fund may be for less than $5,000,000 if
                  (A) the amount of the resulting Term Advances for the assigning Approved Fund and the assignee Related Fund are not less than $1,000,000, (B) the amount of the aggregate resulting Term

                  Advances for the assigning Approved Fund and its Related Funds are not less than $5,000,000 and (C) such Approved Fund and all of its Related Funds shall only be entitled collectively to one notice for all purposes under the Credit Documents], shall in no event be less than $1,000,000 for each Class assigned and shall be an integral multiple of $1,000,000,

                           (iii) each such assignment shall be to an Eligible Assignee,

                           (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment,

                           (v) the Administrative Agent (and in the case of assignments of all or a portion of a Lender's Revolving Commitments, the Issuing Bank for each Letter of Credit issued after the date of this Agreement and the Alternate Currency Swing Line Lender) shall consent to such assignment, which consent shall not be unreasonably withheld or delayed, and

                           (vi) each Eligible Assignee (other than an Eligible Assignee which is an Affiliate of the assigning Lender) shall pay to the Administrative Agent a $3,500 administrative fee; PROVIDED that, in the case of contemporaneous assignments by a Lender to more than one Related Fund (which Related Funds are not then Lenders hereunder), only a single $3,500 such fee shall be payable for all such contemporaneous assignments.

         Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof or earlier such earlier date as agreed to by the Administrative Agent, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and
         (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto). Notwithstanding anything herein to the contrary,
         (i) any Lender may assign or pledge, as collateral or otherwise, any of its rights under the Credit Documents to any Federal Reserve Bank and
         (ii) any Lender that is an Approved Fund or Related Fund may, without the consent of the Administrative Agent or the Borrower, pledge all or any portion of its Advances and Notes to any trustee for, or any other representative of, holders of obligations owed, or securities issued, by such Approved Fund or Related Fund, as security for such obligations or securities; PROVIDED that (A) any foreclosure or similar action by such trustee or representative shall be subject to the provisions of this Section 10.06(a) concerning assignments, including without limitation the requirement that any assignee of such Notes and Advances must qualify as an Eligible Assignee and

         (B) such Lender shall not require such trustee's or representative's consent to any matter under this Agreement, except (1) for a change in the principal amount of any Note which has been so pledged, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement or (2) as otherwise consented to by the Administrative Agent.

                  (b) TERM OF ASSIGNMENTS. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the Guarantors or the performance or observance by the Borrower or the Guarantors of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in Sections 4.06 and 5.05, if applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

                  (c) THE REGISTER. The Administrative Agent shall maintain at its address referred to in Section 10.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) PROCEDURES. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit C,
         (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such Eligible Assignee in amount equal to, respectively, the Commitments and the outstanding Advances assumed by it pursuant to such Assignment and Acceptance, and if the assigning Lender has retained any Commitments hereunder, a new Note or Notes payable to the order of such Lender in an amount equal to, respectively, the Commitments and the outstanding Advances retained by it hereunder. Such new Notes shall be dated the date of the original Notes executed pursuant to this Agreement and shall otherwise be in substantially the form of the attached Exhibits A-1, A-2, A-3, or A-4, as applicable.

                  (e) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); PROVIDED, HOWEVER, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of any Note in which the participant has an interest, reductions in fees or interest, or extending the Maturity Date except as permitted in this Agreement, and (vi) such Lender shall give prompt notice to the Borrower of each such participation sold by such Lender. The Borrower hereby agrees that participants shall have the same rights under Sections 2.08, 2.09, 2.11(c), and 10.07 hereof as the Lender to the extent of their respective participations.

                  (f) CONFIDENTIALITY. Each Lender agrees to preserve the confidentiality of any confidential information relating to the Parent, the Borrower and their respective Subsidiaries received by Lender; provided that each Lender may furnish any such confidential information in the possession of such Lender from time to time to (i) assignees and participants (including prospective assignees and participants), (ii) its attorneys, accountants, regulators, the National Association of Insurance Commissioners, governmental authorities and any self-governing organization to which is a member, (iii) any direct or indirect contractual counterparty to such Lender in swap agreements or such contractual counterparty's professional advisor and (iv) the Related Funds, Affiliates, directors, partners, officers, employees of such Person or its Affiliates or Related Funds; PROVIDED that, prior to any such disclosure, such Person shall agree in writing to preserve the confidentiality of any confidential information relating to the Borrower and its Subsidiaries received by it from or on behalf of such Lender.

         Section 10.07 INDEMNIFICATION. The Borrower shall indemnify the Administrative Agent, the Lenders (including any lender which was a Lender hereunder prior to any full assignment of its Commitment), any assignees and participants permitted hereunder, the Issuing Banks, and each affiliate thereof and their respective directors, officers, employees and agents from, and discharge, release, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from (i) any actual or proposed use by the Borrower or any Affiliate of the Borrower of the proceeds of any Advance, (ii) any breach by the Borrower or any Guarantor of any provision of this Agreement or any other Credit Document, (iii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, or (iv) any Environmental Claim or requirement of Environmental Laws concerning or relating to the present or previously-owned or operated properties, or the operations or business, of the Borrower or any of its Subsidiaries, and the Borrower shall reimburse the Administrative Agent, Issuing Bank, and each Lender, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any reasonable out-of-pocket expenses (including legal fees) incurred in connection with any such investigation, litigation or other proceeding; and expressly including any such losses, liabilities, claims, damages, or expense incurred by reason of such indemnified Person's own negligence, but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

         Section 10.08 EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

         Section 10.09 SURVIVAL OF REPRESENTATIONS, INDEMNIFICATIONS, ETC. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Credit Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.08, 2.09, 2.11(c), 9.05 and 10.07 shall survive any termination of this Agreement and repayment in full of the Obligations.

         Section 10.10 SEVERABILITY. In case one or more provisions of this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

         Section 10.11 USURY NOT INTENDED. It is the intent of the Borrower and each Lender in the execution and performance of this Agreement and the other Credit Documents to contract in strict compliance with applicable usury laws, including conflicts of law concepts, governing the Advances of each Lender including such applicable laws of the State of New York and the United States of America from time to time in effect. In furtherance thereof, the Lenders and the Borrower stipulate and agree that none of the terms and provisions contained in this Agreement or the other Credit Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Agreement; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Advances, include amounts which by applicable law are deemed interest which would exceed the Maximum Rate, then such excess shall be deemed to be a mistake and each Lender receiving same shall credit the same on the principal of its Notes (or if such Notes shall have been paid in full, refund said excess to the Borrower). In the event that the maturity of the Notes is accelerated by reason of any election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the Maximum Rate and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the applicable Notes (or, if the applicable Notes shall have been paid in full, refunded to the Borrower). In determining whether or not the interest paid or payable under any specific contingencies exceeds the Maximum Rate, the Borrower and the Lenders shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal parts during the period of the full stated term of the Notes all amounts considered to be interest under applicable law at any time contracted for, charged, received or reserved in connection with the Obligations. The provisions of this Section shall control over all other provisions of this Agreement or the other Credit Documents which may be in apparent conflict herewith.

         Section 10.12 GOVERNING LAW. THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED, AND ANY DISPUTE BETWEEN THE BORROWER, THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY INDEMNITEE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS, AND WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK; PROVIDED THAT THE PERFECTION OF THE LIENS OF THE ADMINISTRATIVE AGENT ON THE COLLATERAL AND THE EXERCISE OF REMEDIES AGAINST THE COLLATERAL SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE APPLICABLE JURISDICTION.

         Section 10.13     CONSENT TO JURISDICTION; SERVICE OF PROCESS; JURY
TRIAL.

                  (A) EXCLUSIVE JURISDICTION. EXCEPT AS PROVIDED IN SUBSECTION (B), EACH OF THE PARTIES HERETO AGREES THAT ALL DISPUTES AMONG THEM ARISING OUT OF, CONNECTED WITH,

         RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS WHETHER ARISING IN CONTRACT, TORT, EQUITY, OR OTHERWISE, SHALL BE RESOLVED EXCLUSIVELY BY STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, BUT THE PARTIES HERETO ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK, NEW YORK. EACH OF THE PARTIES HERETO WAIVES IN ALL DISPUTES BROUGHT PURSUANT TO THIS SUBSECTION (A) ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.

                  (B) OTHER JURISDICTIONS. THE BORROWER AGREES THAT ANY AGENT, ANY LENDER OR ANY INDEMNITEE SHALL HAVE THE RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION TO ENABLE SUCH PERSON TO (1) OBTAIN PERSONAL JURISDICTION OVER THE BORROWER OR (2) ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PERSON. THE BORROWER AGREES THAT IT WILL NOT ASSERT ANY PERMISSIVE COUNTERCLAIMS IN ANY PROCEEDING BROUGHT BY SUCH PERSON TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH SUCH PERSON HAS COMMENCED A PROCEEDING DESCRIBED IN THIS SUBSECTION (B).

                  (C) SERVICE OF PROCESS. THE BORROWER WAIVES PERSONAL SERVICE OF ANY PROCESS UPON IT AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY WRITS, PROCESS OR SUMMONSES IN ANY SUIT, ACTION OR PROCEEDING BY THE MAILING THEREOF BY ANY AGENT OR THE LENDERS BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER ADDRESSED AS PROVIDED HEREIN. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF ANY AGENT OR THE LENDERS TO SERVE ANY SUCH WRITS, PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH IN ANY JURISDICTION SET FORTH ABOVE.

                  (D) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN

         RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH. EACH OF THE PARTIES HERETO AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

                  (E) WAIVER OF BOND. THE BORROWER WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF ANY PARTY HERETO IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO REALIZE ON THE COLLATERAL ENFORCE ANY JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF SUCH PARTY, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER, PRELIMINARY OR PERMANENT INJUNCTION, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT.

                  (F) ADVICE OF COUNSEL. EACH OF THE PARTIES REPRESENTS TO EACH OTHER PARTY HERETO THAT IT HAS DISCUSSED THIS AGREEMENT AND, SPECIFICALLY, THE PROVISIONS OF THIS SECTION 10.13 AND SECTION 10.20, WITH ITS COUNSEL.

         Section 10.14 KNOWLEDGE OF BORROWER. For purposes of this Agreement, "knowledge of the Borrower" means the actual knowledge of any of the executive officers and all other Responsible Officers of the Parent.

         Section 10.15 LENDERS NOT IN CONTROL. None of the covenants or other provisions contained in the Credit Documents shall or shall be deemed to, give the Lenders the rights or power to exercise control over the affairs and/or management of the Borrower, any of its Subsidiaries or any Guarantor, the power of the Lenders being limited to the right to exercise the remedies provided in the Credit Documents; PROVIDED, however, that if any Lender becomes the owner of any Ownership Interests in any Person, whether through foreclosure or otherwise, such Lender shall be entitled (subject to requirements of law) to exercise such legal rights as it may have by being owner of such Ownership Interests in such Person.

         Section 10.16 HEADINGS DESCRIPTIVE. The headings of the several Sections and paragraphs of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         Section 10.17 TIME IS OF THE ESSENCE. Time is of the essence under the Credit Documents.

         Section 10.18 LENDER INTEREST RATE AGREEMENTS. As more fully set forth in the Guaranty and the Security Agreement, if any Lender enters into an Interest Rate Agreement with the Borrower or the Parent, the obligations of such Person to such Lender under such Interest Rate Agreement shall (a) be pari passu with the Obligations and (b) be secured by the Collateral pursuant to the Security Agreement.

         Section 10.19 JUDGMENT CURRENCY. The obligations of the Borrowers hereunder and under the Notes to make payments in Dollars, in Euros, or in Pounds (the "OBLIGATION CURRENCY") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency except to the extent to which such tender or recovery shall result in the effective receipt by the Lenders or the Alternate Currency Swing Line Lender, as applicable, of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes, and accordingly such obligations of the Borrowers shall be enforceable as an alternate or additional cause of action for the purpose of recovery in the Obligation Currency of the amount (if any) by which such effective receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and under the Notes and shall not be affected by judgment being obtained for any other sums due under this Agreement and the Notes.

         Section 10.20 NO CONSEQUENTIAL DAMAGES. NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, EACH PERSON PARTY HERETO FOR ITSELF AND ON BEHALF OF ITS AFFILIATES AGREES THAT THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY ANY PERSON OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT SHALL BE LIMITED TO THE ACTUAL DAMAGES SUFFERED OR INCURRED AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ITS REPRESENTATIONS, WARRANTIES OR OBLGIATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT AND IN NO EVENT SHALL THE BREACHING PARTY BE LIABLE TO ANY NON-BREACHING PARTY FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES (INCLUDING, WITHOUT LIMITATION, ANY DAMAGES ON ACCOUNT OF LOST PROFITS OR OPPORTUNITIES OR LOST OR DELAYED PRODUCTION) SUFFERED OR INCURRED BY THE NON-BREACHING PARTY AS A RESULT OF THE BREACH BY THE BREACHING PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT

         EXECUTED as of the date first referenced above.


                                   BORROWER:

                                   MERISTAR H & R OPERATING COMPANY, L.P.

                                   By:  Interstate Hotels & Resorts, Inc. (fka
                                        MeriStar Hotels & Resorts, Inc.), its
                                        general partner

                                        By: /s/ John Emery
                                            -----------------------------------
                                        Name: John Emery
                                            -----------------------------------
                                        Title: President & COO
                                            -----------------------------------

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT


                                   SOCIETE GENERALE, individually as a Lender and as Administrative Agent, the Issuing Bank and the Alternate Currency Swing Line Lender

                                   By:  /s/ Thomas K. Day
                                        ---------------------------------------
                                                Thomas K. Day
                                                Managing Director

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT


                                   CITICORP REAL ESTATE, INC.


                                   By:  /s/ Michael S. Chlopak
                                        ---------------------------------------
                                   Name:  Michael S. Chlopak
                                        ---------------------------------------
                                   Title: Vice President
                                        ---------------------------------------

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT


                                   LEHMAN COMMERCIAL PAPER INC.


                                   By:  /s/ Francis X. Gilhool
                                        ---------------------------------------
                                   Name:  Francis X. Gilhool
                                        ---------------------------------------
                                   Title: Authorized Signatory
                                        ---------------------------------------

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT



                                   CREDIT LYONNAIS NEW YORK BRANCH, individually as a Lender and as Documentation Agent


                                   By:  /s/ David Bowers
                                        ---------------------------------------
                                   Name:  David Bowers
                                        ---------------------------------------
                                   Title: Vice President
                                        ---------------------------------------

                SIGNATURE PAGE OF SENIOR SECURED CREDIT AGREEMENT


                                   THE BANK OF NOVA SCOTIA, ACTING THROUGH ITS
                                   NEW YORK AGENCY


                                   By:  /s/ Bruce Ferguson
                                        ---------------------------------------
                                   Name:  Bruce G. Ferguson
                                        ---------------------------------------
                                   Title: Managing Director
                                        ---------------------------------------